AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 1, 1999

                                                  REGISTRATION NO. 333-83635
=============================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                ------------

                        AMENDMENT NO. 1 TO FORM S-3
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        PSE&G TRANSITION FUNDING LLC
                           (Issuer of Securities)
     (Exact name as specified in registrant's Certificate of Formation)

                 DELAWARE                                 22-3672053
     -------------------------------                 -------------------
     (State or other jurisdiction of                  (I.R.S. Employer
      incorporation or organization)                 Identification No.)

                        PSE&G TRANSITION FUNDING LLC
                               80 PARK PLAZA
                                 SUITE [ ]
                          NEWARK, NEW JERSEY 07102
                               (973) 430-7000
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


            JAMES T. FORAN                           ROBERT E. BUSCH
   VICE PRESIDENT AND GENERAL COUNSEL       SENIOR VICE PRESIDENT AND CHIEF
         80 PARK PLAZA, T-5B                        FINANCIAL OFFICER
       NEWARK, NEW JERSEY 07102                    80 PARK PLAZA, T-8E
            (973) 430-6131                       NEWARK, NEW JERSEY 07102
                                                      (973) 430-7761

         (Name, address, including zip code, and telephone number, including area code, of agents for service)

                                -----------

                                 Copies to:

          CHRISTOPHER J. KELL                           ERIC D. TASHMAN
 SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP              BROWN & WOOD LLP
           919 THIRD AVENUE                         555 CALIFORNIA STREET
       NEW YORK, NEW YORK 10022               SAN FRANCISCO, CALIFORNIA 94104
            (212) 735-2160                               (415) 772-1200


      Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

      If the only Securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: |_|


      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|



                                  CALCULATION OF REGISTRATION FEE
============================================================================================
      TITLE OF                         PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
  SECURITIES TO BE       AMOUNT TO      OFFERING PRICE         AGGREGATE        REGISTRATION
     REGISTERED        BE REGISTERED      PER UNIT(1)       OFFERING PRICE(1)       FEE
--------------------------------------------------------------------------------------------
  Transition Bonds      $ 1,000,000           ___%             $                   $278
--------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON ANY DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON A DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

=============================================================================


[FLAG]
The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.




                Subject to Completion.  Dated [         ], 1999.
          Prospectus Supplement to Prospectus dated [         ], 1999.


               $_________ TRANSITION BONDS, SERIES 1999-____
                        PSE&G TRANSITION FUNDING LLC
                       Issuer of the Transition Bonds

                  PUBLIC SERVICE ELECTRIC AND GAS COMPANY
                            Seller and Servicer



                                                                                              Expected
                                                                  Underwriting                 Final       Final
                              Principal   Interest                Discounts and   Net          Payment    Maturity
                              Amount:     Rate:      Price:       Commissions:    Proceeds:     Date:      Date:
                              ---------   ---------------------   -------------   ---------   ---------   --------
Class A-1 Transition Bonds

Class A-2 Transition Bonds

Class A-3 Transition Bonds

Class A-4 Transition Bonds

Class A-5 Transition Bonds

Class A-6 Transition Bonds

Class A-7 Transition Bonds

Class A-8 Transition Bonds


The total price to the public is $_______, the total amount of the underwriting discount is $______. The total amount of proceeds plus accrued interest and before deduction of expenses is $______.



Consider carefully the risk factors beginning on page _____ of the accompanying prospectus before buying the transition bonds.

The transition bonds represent obligations of PSE&G Transition Funding LLC only, which is the issuer, and are backed only by the assets of the issuer. Neither PSE&G, its parent, Public Service Enterprise Group Incorporated, nor any of their respective affiliates, other than the issuer, are liable for payments on the transition bonds.

There currently is no secondary market for the transition bonds, and there is no assurance that one will develop. Additional information is contained in the prospectus. Prospective investors are urged to read both this prospectus supplement and the prospectus in full. Sales of the transition bonds may not be consummated unless the purchaser has received both this prospectus supplement and the prospectus.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed on the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.


                              LEHMAN BROTHERS
                              October __, 1999




                             TABLE OF CONTENTS

                           PROSPECTUS SUPPLEMENT

                                                                        PAGE

WHERE TO FIND INFORMATION IN THESE DOCUMENTS............................S-4
INTRODUCTION............................................................S-5
      The Collateral....................................................S-6
      Payment Sources...................................................S-6
THE SERIES 1999-__ TRANSITION BONDS.....................................S-7
      Principal Payments................................................S-8
      Interest Payments.................................................S-9
      Optional Redemption..............................................S-10
CREDIT ENHANCEMENT.....................................................S-10
      Periodic Adjustment of the Transition Bond Charge................S-10
      Collection Account and Subaccounts...............................S-11
DESCRIPTION OF BONDABLE TRANSITION PROPERTY............................S-13
THE TRANSITION BOND CHARGE.............................................S-14
UNDERWRITING THE SERIES 1999-__ TRANSITION BONDS.......................S-15
      The Underwriters' Sales Price for the Transition Bonds...........S-16
      No Assurance as to Resale Price or Resale Liquidity
         for the Transition Bonds......................................S-16
      Various Types of Underwriter Transactions Which May
         Affect the Price of the Transition Bonds......................S-16
RATINGS FOR THE SERIES 1999-__ TRANSITION BONDS........................S-17
IMPORTANT NOTICE
ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS............................1
SUMMARY OF TERMS..........................................................2
      The Collateral......................................................5
      Payment Sources.....................................................5
      Priority of Distributions...........................................6
      Credit Enhancement and Accounts.....................................7
      State Pledge........................................................9
      Payments of Interest and Principal.................................11
      Optional Redemption................................................11
      Payment Dates and Record Dates.....................................11
      Material Income Tax Considerations.................................11
      ERISA Considerations...............................................11
REPORTS TO HOLDERS OF THE TRANSITION BONDS...............................12



                 WHERE TO FIND INFORMATION IN THESE DOCUMENTS

      This prospectus supplement and the attached prospectus provide information about the issuer and PSE&G, including terms and conditions that apply to the transition bonds. The specific terms of this series of transition bonds, the series 1999-_ transition bonds, are contained in this prospectus supplement. The terms that apply to all series of transition bonds appear in the prospectus which follows this prospectus supplement. You should read both of these documents in full before buying the transition bonds.

      We have included cross-references to captions in these materials where you can find further related discussions. Cross references may be contained in the introductory sections which will direct you elsewhere in this prospectus supplement or the attached prospectus for more detailed description of a particular topic. You can also find references to key topics in the Table of Contents on the previous page.

      You should rely only on information on the transition bonds provided in this prospectus supplement and the attached prospectus. We have not authorized anyone to provide you with different information.



                                INTRODUCTION

THE ISSUER:                   PSE&G Transition Funding LLC, a Delaware
                              limited liability company

ISSUER'S ADDRESS:             80 Park Plaza, Suite [   ], Newark,
                              New Jersey 07102

ISSUER'S TELEPHONE NUMBER:    (973) 430-7000

SELLER OF THE PROPERTY TO     Public Service Electric and Gas Company
THE ISSUER:                   (PSE&G), an operating electric and gas public
                              utility, incorporated under the laws of the State of New Jersey in 1924. PSE&G serves approximately 1.9 million electric customers and 1.6 million gas customers in New Jersey.

SELLER'S ADDRESS:             80 Park Plaza, Newark, New Jersey 07102

SELLER'S TELEPHONE NUMBER:    (973) 430-7000

SERVICER OF THE PROPERTY:     PSE&G

TRUSTEE:                      The Bank of New York

MINIMUM DENOMINATION:         $1,000 (except for one bond of each class of a
                              smaller denomination)


THE COLLATERAL

      The transition bonds will be secured by bondable transition property, a property right created under New Jersey state legislation. In general terms, the bondable transition property represents the irrevocable right to recover, through a transition bond charge payable by PSE&G's retail electric customers of electricity within PSE&G's service territory who access PSE&G's transmission and distribution system, an amount sufficient to pay:

      o the interest, fees, expenses, costs, charges, credit enhancement and premiums, if any, associated with the transition bonds, and

      o     the principal amount of the transition bonds.

      The proceeds of the transition bonds will be used to pay a portion of PSE&G's stranded costs. Stranded costs are the amount determined by the BPU by which an electric utility's net electric generation related costs which traditionally would be recoverable under a regulated environment exceed those costs recoverable in a competitive electric supply market. The bondable transition property is described in more detail under "THE SALE AGREEMENT -- PSE&G'S SALE AND ASSIGNMENT OF BONDABLE TRANSITION PROPERTY" in the prospectus.

      In connection with the issuance of the transition bonds, PSE&G will sell its bondable transition property to the issuer. PSE&G, as servicer of the bondable transition property, will collect the transition bond charge from customers on behalf the issuer. Third party suppliers of electricity to PSE&G's customers may be allowed to collect the transition bond charge from customers and pay the billed amounts to PSE&G, as servicer. Since the amount of transition bond charge collections will depend on the amount of electricity consumed by customers within PSE&G's service territory, they may vary substantially from year to year. See "THE SELLER AND SERVICER OF THE BONDABLE TRANSITION PROPERTY" in the prospectus.

PAYMENT SOURCES

      On each payment date, the trustee will pay amounts scheduled to be paid on transition bonds from amounts available for withdrawal from trust accounts held by the trustee or paid pursuant to contracts pledged to secure one or more series of transition bonds, including collections received from the servicer with respect to the transition bond charge during the prior three months. All series of transition bonds, including the series 1999-__ transition bonds, will be payable from the same bondable transition property. If another series of bonds is issued, the principal source of repayment for that series will also be the transition bond charge collected by the servicer. The issuance of other series of transition bonds is not expected to adversely affect the sufficiency of transition bond charge collections for payments on the series 1999-__ transition bonds. This is because the transition bond charge and adjustments thereof are generally based on the total principal amount of all transition bonds outstanding. Moreover, any additional series of transition bonds will be issued only if it will not result in the downgrading or withdrawal of any rating by a rating agency on any outstanding bonds. See "The Indenture" in the prospectus.


                    THE SERIES 1999-__ TRANSITION BONDS

      The transition bonds will be issued under and secured pursuant to the indenture between the issuer and the trustee, as supplemented for each series of transition bonds.


      The series 1999-__ transition bonds will be issued in minimum denominations of $1,000 and in integral multiples of $1.00 above that amount, with an exception for one transition bond in each class which may have a smaller denomination. The series 1999-__ transition bonds will consist of eight classes, in the initial principal amounts, bearing the interest rates and having the expected final payment dates and final maturity dates set forth below:

                                    TABLE 1



            Initial Class                      Expected Final       Final
 Class    Principal Balance   Interest Rate     Payment Date    Maturity Date
 -----    -----------------   -------------    --------------   -------------
                                                  _________       _________
    A-1     $                   [      %]         (       )       (       )
             -----------         ------            -------         -------

                                                  _________       _________
    A-2     $                   [      %]         (       )       (       )
             -----------         ------            -------         -------

                                                  _________       _________
    A-3     $                   [      %]         (       )       (       )
             -----------         ------            -------         -------

                                                  _________       _________
    A-4     $                   [      %]         (       )       (       )
             -----------         ------            -------         -------

                                                  _________       _________
    A-5     $                   [      %]         (       )       (       )
             -----------         ------            -------         -------

                                                  _________       _________
    A-6     $                   [      %]         (       )       (       )
             -----------         ------            -------         -------

                                                  _________       _________
    A-7     $                   [      %]         (       )       (       )
             -----------         ------            -------         -------

                                                  _________       _________
    A-8     $                   [      %]         (       )       (       )
             -----------         ------            -------         -------

The expected final payment date for each class of the series 1999-__ transition bonds is the date on which there is expected to be no further outstanding principal balance of that class in accordance with the expected amortization schedule for that class. The final maturity date for each class of the series 1999-__ transition bonds is the date on which the issuer is required to pay any outstanding principal balance of that class.


PRINCIPAL PAYMENTS


      On each payment date, the issuer will distribute principal of the series 1999-__ transition bonds to the series 1999-__ transition bondholders, in accordance with the expected amortization schedule and to the extent funds are available, in the following order:

      (1) to the holders of the class series 1999-[__] transition bonds, until the principal balance of that class has been reduced to zero;


      (2)   [Add other classes]


The issuer will not, however, pay principal on a payment date of any class of series 1999-__ transition bonds if making such payment would reduce the principal balance of a class to an amount lower than that specified in the expected amortization schedule for that class on that payment date. The entire unpaid principal amount of each class of series 1999-__ transition bonds will be due and payable on the final maturity date for the class. If an event of default under the indenture has occurred and is continuing, the trustee may declare the unpaid principal amount of all outstanding transition bonds together with accrued interest to be due and payable. If there is a shortfall in the amount necessary to make principal payments that are due and payable, including upon an acceleration following an event of default, the trustee will distribute principal pro rata to each series and class of transition bonds based on the outstanding principal amount of that series or class.

      The following table sets forth the principal balance from the issuance date to the expected final payment date that is scheduled to remain outstanding for each class of the series 1999-__ transition bonds. The table reflects the principal balance for each class at each payment date after principal payments scheduled to be made on that date. In establishing the Expected Amortization Schedule, it has been assumed, among other things, that:

      1.    the series 1999-__ transition bonds are issued on ________;

      2. payments on the series 1999-__ transition bonds are made on each payment date, commencing on ________;

      3. the annual servicing fee for the series 1999-__ transition bonds equals [0.05%] of the initial outstanding principal balance of the series 1999-__ transition bonds;

      4. there are no net earnings on amounts on deposit in the collection account;

      5. operating expenses, including all fees, costs and charges of the issuer and the trustee, are paid in the amount of $_____ in the aggregate for all series on each payment date and that these amounts are payable in arrears; and


      6. all transition bond charge collections are received in accordance with PSE&G's forecasts and deposited in the collection account.



                                           TABLE 2
                                EXPECTED AMORTIZATION SCHEDULE


              Class     Class    Class      Class    Class     Class     Class    Class
 Payment       A-1       A-2      A-3        A-4       A-5       A-6       A-7      A-8
  Dates      Balance   Balance   Balance   Balance   Balance   Balance   Balance  Balance



      There can be no assurance that the principal balance of any class of the series 1999-__ transition bonds will be reduced at the rate indicated in the foregoing table. The actual rates of reduction in class principal balances may be slower but, except in the case of optional redemption or acceleration due to an event of default, not faster than those indicated in Table 2. The series 1999-__ transition bonds will not be in default if not paid as specified above in Table 2 unless the final outstanding principal balance of any class is not paid on the final maturity date of that class.


INTEREST PAYMENTS


      Interest on each class of series 1999-__ transition bonds will accrue from the date of issuance until the first payment date, and thereafter from payment date to payment date until the transition bonds have been paid in full, at the interest rate indicated in Table 1. The issuer is required to pay interest quarterly on March 15, June 15, September 15, and December 15 for each year, beginning March 15, 2000, or, if such day is not a business day, the following business day. Each such day is referred to as a payment date.

      On each payment date, the issuer will pay interest on each class of the series 1999-__ transition bonds as follows:

      o if there has been a payment default, any unpaid interest payable but unpaid on any prior payment dates, together with interest on any such unpaid interest; and

      o accrued interest on the principal balance of each class of series 1999-__ transition bonds as of the close of business on the preceding payment date, or the date of the original issuance of the class of series 1999-__ transition bonds, as applicable, after giving effect to all payments of principal made on the preceding payment date.

The issuer will pay interest on the series 1999-__ transition bonds prior to paying principal of the transition bonds. See "THE TRANSITION BONDS--PAYMENTS OF INTEREST ANd PRINCIPAL ON THE TRANSITION BONDS" in the prospectus. If there is a shortfall in the amounts necessary to make interest payments, the trustee will distribute interest pro rata to each series and class of transition bonds based on the outstanding principal amount of that series or class and the applicable interest rate. The issuer will calculate interest on the basis of a 360-day year of twelve 30-day months. Interest on each class of transition bonds will accrue from its issuance date at the interest rate set forth above in Table 1.

      Interest on the series 1999-__ transition bonds, class ___ will be calculated as follows:


   [To be provided at issuance for any class with a floating interest rate]

OPTIONAL REDEMPTION


      The issuer may redeem all of the outstanding series 1999-__ transition bonds, at its option, on any payment date if the outstanding principal balance of the series 1999-__ transition bonds (after giving effect to payments scheduled to be made on that payment date) is less than 5% of the initial principal balance of the series 1999-__ transition bonds. In the case of redemption, the issuer will pay the outstanding principal amount of the series 1999-__ transition bonds and interest accrued and unpaid up to the redemption date. The trustee will give notice of the redemption to transition bondholders not less than five days nor more than 45 days prior to the redemption date. The series 1999-__ transition bonds will not be redeemed before the expected final payment date in any other circumstances other than in the case of acceleration due to an event of default.


                             CREDIT ENHANCEMENT


      Credit enhancement for the series 1999-__ transition bonds is intended to protect you against losses or delays in scheduled payments on your transition bonds.


PERIODIC ADJUSTMENT OF THE TRANSITION BOND CHARGE


      Credit enhancement for the transition bonds includes mandatory periodic adjustments by the New Jersey Board of Public Utilities, referred to as the BPU, to the transition bond charge to be billed to customers, upon the petition by PSE&G, as servicer. PSE&G, as servicer, will petition for an adjustment annually through December 1, 2012 and quarterly commencing on October 15, 2013. The periodic adjustments will be designed to ensure, among other things, sufficient funds for timely payments of principal and interest on the transition bonds in accordance with the expected amortization schedule set forth in Table 2 above. See "THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE - THE BPU'S TRANSITION BOND CHARGE ADJUSTMENT PROCESS" in the prospectus. The adjustments will be made if there are excess collections or if the transition bond charge does not produce sufficient revenues:


            (1)   to make timely payments on the transition bonds;

            (2)   to pay transaction fees and expenses; and


            (3) to fund any of the subaccounts, including the capital subaccount and overcollateralization subaccount, to their required levels.


COLLECTION ACCOUNT AND SUBACCOUNTS


      The trustee will establish a collection account to hold the capital contribution from PSE&G to the issuer and the amounts remitted by the servicer from time to time. The collection account will contain the funds securing the transition bonds. The collection account will consist of subaccounts including the following:


      o      the general subaccount;


      o      one or more series subaccounts;


      o      the capital subaccount;

      o      the overcollateralization subaccount; and

      o      the reserve subaccount.

Withdrawals from and deposits to these subaccounts will be made as described under "THE INDENTURE--THE COLLECTION ACCOUNT FOR THE TRANSITION BONDS" and "--HOW FUNDS in THE COLLECTION ACCOUNT WILL BE ALLOCATED" in the prospectus.


      The General Subaccount. Transition bond charge collections remitted by the servicer to the trustee will be deposited into the general subaccount. On the business day preceding each payment date, the trustee will allocate amounts in the general subaccount to make the allocations described under "THE INDENTURE - HOW FUNDS IN THE COLLECTION ACCOUNT WILL BE ALLOCATED" in the prospectus.

      The Series Subaccount. Upon the issuance of each series of transition bonds, a series subaccount will be established with respect to that series. On the business day preceding each payment date, the trustee will allocate from amounts on deposit in the general subaccount to the series subaccount for each series an amount sufficient to pay, to the extent available:

      1.    interest payable on that series on that payment date;

      2. the principal of that series payable as a result of an acceleration following the occurrence of an event of default, the principal of that series payable on the final maturity date of that series, or the principal payable on a redemption date;

      3. principal scheduled to be paid on that series on the next payment date, excluding amounts provided for in clause 2 above;

On the business day preceding each payment date, allocations will be made to each series subaccount as described under "THE INDENTURE - HOW FUNDS IN THE COLLECTION ACCOUNT WILL BE ALLOCATED" in the prospectus. On each payment date, the trustee will withdraw funds from the series subaccount to make payments on the related series of transition bonds.

      The Capital Subaccount. Upon the issuance of the transition bonds, PSE&G will deposit $ in the capital subaccount, which represents the required capital amount for the series. If amounts available in the general subaccount, the reserve subaccount and the overcollateralization subaccount are not sufficient on any payment date to make scheduled payments to the transition bondholders and to pay the expenses, fees and charges specified in the indenture, the trustee will draw on amounts in the capital subaccount to make those payments. The required capital amount has been set at a level sufficient to obtain the ratings on the transition bonds described below under "RATINGS FOR THE SERIES 1999-__ TRANSITION BONDS."

      The Overcollateralization Subaccount. The overcollateralization amount for the series 1999-__ transition bonds million which represents [ ]% of the initial outstanding balance of that series. The trustee will deposit in the overcollateralization subaccount transition bond charge collections up to an amount which is referred to as the scheduled overcollateralization level. The scheduled overcollateralization level for each payment date is set forth below. The overcollateralization levels have been set at amounts sufficient to obtain the ratings on the series 1999-__ transition bonds which are described below under "RATINGS FOR THE SERIES 1999-__ TRANSITION BONDS". The required overcollateralization amount will not be less 0.5% of the original principal amount of the transition bonds. See also "THE TRANSITION BONDS--CREDIT ENHANCEMENT FOR THE TRANSITION BONDs" in the prospectus.


                                  TABLE 3

                   SCHEDULED OVERCOLLATERALIZATION LEVELS


                  Required Over-                            Required Over-
                  Collateralization                         Collateralization
Payment Date      Level                    Payment Date     Level



      If amounts available in the general subaccount and the reserve subaccount are not sufficient on any payment date to make scheduled payments to the transition bondholders and to pay the expenses, fees and charges specified in the indenture, the trustee will draw on amounts in the overcollateralization subaccount to make those payments.


      The Reserve Subaccount. The reserve subaccount will be funded with any transition bond charge collections and earnings on amounts in the collection account, other than the capital subaccount, in excess of the amount necessary to pay on any payment date:


      1. expenses of the trustee and the servicer and other fees, costs and charges,

      2. scheduled principal of and interest on the transition bonds payable on that payment date,

      3.    any amount required to replenish the capital subaccount, and


      4. the amounts required to fund the overcollateralization subaccount to the required level.

The transition bond charge will be adjusted periodically to eliminate any amounts on deposit in the reserve subaccount.

      On any payment date, if amounts available in the general subaccount are not sufficient to make scheduled payments to the transition bondholders, the trustee will draw on any amounts in the reserve subaccount to make those payments.


                  DESCRIPTION OF BONDABLE TRANSITION PROPERTY

      Bondable transition property is a property right created by New Jersey state legislation. Bondable transition property represents the irrevocable right of an electric public utility to charge, collect and receive, and be paid from collections of, transition bond charges, in amounts sufficient to recover the following, referred to as bondable stranded costs:

      1. the stranded costs of an electric utility approved by the BPU for recovery through the issuance of transition bonds;

      2. the costs of retiring existing debt or equity capital of the electric utility, including accrued interest and premiums, and other related fees, costs and charges, approved by the BPU; and

      3. the costs incurred to issue, service or refinance the transition bonds, including accrued interest and acquisition or redemption premium, and other financing costs and related fees, costs and charges, including but not limited to credit enhancements, service charges, overcollateralization, interest rate caps, swaps or collars, yield maintenance, maturity guarantees and other hedging agreements or to sell or transfer the bondable transition property, or to assign, sell or otherwise transfer bondable transition property, approved by the BPU.

It also includes the right of an electric public utility to obtain periodic adjustments of the transition bond charge and all revenues, collections, payments, money and proceeds with respect to the foregoing.



                         THE TRANSITION BOND CHARGE

      The bondable stranded costs authorized in the BPU financing order are to be recovered from customers of PSE&G through the transition bond charge. PSE&G, in its capacity as servicer of the bondable transition property under the servicing agreement, will bill the transition bond charge to each customer.


      PSE&G Will Assess the Transition Bond Charge on Customers. PSE&G, in its capacity as servicer of the bondable transition property under the servicing agreement, will assess the transition bond charge on the bills of each customer. A customer is a person that is an end user of electricity, is connected to any part of PSE&G's transmission and distribution system and is located within PSE&G's service territory. Each customer who accesses PSE&G's transmission and distribution must pay the transition bond charge, even if that customer elects to purchase electricity from another supplier. In certain limited circumstances, customers who self-generate may avoid the transition bond charge, as described under "THE COMPETITION ACT - PSE&G AND OTHER UTILITIES MAY SECURITIZE STRANDED COSTS - Customers Cannot Avoid Paying the Transition Bond Charge". The transition bond charge is assessed as a uniform per kilowatt-hour charge against all customers of all classes, the amount of the charge depending on the amount of electricity delivered to the customer through PSE&G's distribution system. Any third party supplier of electricity to PSE&G's customers must pay PSE&G the transition bond charge billed by such third party supplier to PSE&G's customers.

      PSE&G Will Calculate the Transition Bond Charge. PSE&G, as servicer, will calculate the transition bond charge based on the total amount required to be billed to customers to generate transition bond charge collections sufficient to ensure timely payment of principal of and interest on the transition bonds and the other amounts required to be paid by the issuer. The charge will be reflected in each customer's bill. Transition bond charge collections will vary from projections because total electricity consumption revenues are affected by changes in usage, number of customers, rates of delinquencies and write-offs or other factors. See Tables 1 through 9 under "THE SELLER AND SERVICER OF THE BONDABLE TRANSITION PROPERTY" in the prospectus. PSE&G, as servicer, is required to seek adjustments to the transition bond charge on each calculation date as described under "THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE" in the prospectus, in order to adjust for such variations on each calculation date.

      The BPU's Transition Bond Charge Adjustment Process. Transition bond charge collections are intended to be neither more nor less than the amount necessary to pay the principal of the transition bonds of each series in accordance with the expected amortization schedule, to pay interest on each series, to pay related expenses and to fund or replenish the subaccounts. There is no limit on the number of transition bond charge adjustments. Furthermore, the BPU is obliged to continue to approve transition bond adjustments calculated in accordance with the formula until there are no transition bonds outstanding and all fees and expenses of the issuer have been paid. In order to enhance the likelihood of a proper amount of transition bond charge collections, the servicing agreement requires the servicer to petition the BPU to approve adjustments to the transition bond charge annually through December 1, 2012, and quarterly commencing on October 1, 2013 for so long as the transition bonds are outstanding. The adjustments will conform the transition bond charge to the schedule of expected payments of principal of and interest on the transition bonds and will be in an amount required to ensure receipt of revenues sufficient to provide for the full recovery of bondable stranded costs. Each periodic adjustment will become effective on an interim basis 30 days after filing, and final after 60 days, in each case, absent a determination by the BPU of manifest error.

      There will be a single per kilowatt hour transition bond charge for all customers of all classes. Initially, PSE&G estimates that the transition bond charge will be approximately $0.007497 per kilowatt hour for all customers of all classes, beginning on the issuance date for the transition bonds. See "THE COMPETITION ACT" and "THE BPU FINANCING ORDER AND THE TRANSMISSION BOND CHARGE" in the prospectus.


              UNDERWRITING THE SERIES 1999-__ TRANSITION BONDS


      Subject to the terms and conditions set forth in the underwriting agreement among the issuer, PSE&G and the underwriters for whom Lehman Brothers is acting as the representative, the issuer has agreed to sell to the underwriters, and the underwriters have severally agreed to purchase, the principal amount of transition bonds set forth opposite each underwriter's name below:


            NAME                          CLASS                TOTAL

Lehman Brothers Inc.



      Under the underwriting agreement, the underwriters will take and pay for all of the transition bonds offered hereby, if any are taken.

THE UNDERWRITERS' SALES PRICE FOR THE TRANSITION BONDS.

      Series 1999-__ transition bonds sold by the underwriters to the public will be initially offered at the initial public offering prices set forth on the cover of this prospectus supplement. The underwriters propose initially to offer the transition bonds to dealers at the initial public offering prices, less a selling concession not to exceed the percentage set forth below, and the underwriters may allow and dealers may reallow a discount not to exceed the percentage set forth below.


                                                 SELLING         REALLOWANCE
CLASS                                           CONCESSION         DISCOUNT
Class [   ].................................
[Add other classes].........................

      After the initial public offering, the public offering prices, selling concessions and reallowance discounts may change.

NO ASSURANCE AS TO RESALE PRICE OR RESALE LIQUIDITY FOR THE TRANSITION BONDS.

      The series 1999-__ transition bonds are a new issue of securities with no established trading market. They will not be listed on any securities exchange. The issuer has been advised by the underwriters that they intend to make a market in the transition bonds but they are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the transition bonds.

VARIOUS TYPES OF UNDERWRITER TRANSACTIONS WHICH MAY AFFECT THE PRICE OF THE TRANSITION BONDS.

      The underwriters may engage in overallotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the transition bonds in accordance with Regulation M under the Exchange Act. Overallotment transactions involve syndicate sales in excess of the offering size, which create a syndicate short position. Stabilizing transactions are bids to purchase the transition bonds which are permitted, so long as the stabilizing bids do not exceed a specified maximum price. Syndicate covering transactions involve purchases of the transition bonds in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the transition bonds originally sold by the syndicate member are purchased in a syndicate covering transaction. These overallotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the transition bonds to be higher than they would otherwise be. None of the seller, the issuer or the trustee or any of the underwriters represent that the underwriters will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice at any time.

      In the ordinary course of business, each underwriter and its affiliates have engaged and may engage in transactions with the issuer and its affiliates, including PSE&G. In addition, each underwriter may from time to time take positions in the transition bonds.

      Under the terms of the underwriting agreement, the issuer and PSE&G have agreed to reimburse the underwriters for some expenses. The issuer and the seller have agreed to indemnify the underwriters against some liabilities, including liabilities under the Securities Act.



              RATINGS FOR THE SERIES 1999-__ TRANSITION BONDS

      It is a condition of any underwriter's obligation to purchase the series 1999-_ transition bonds that the series 1999-_ transition bonds be rated "__" by S&P, "__" by Moody's , "__" by Fitch IBCA and "__" by Duff & Phelps.


      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agency. No person is obligated to maintain the rating on the transition bonds, and, accordingly, there can be no assurance that the ratings assigned to any class of the transition bonds upon initial issuance will not be revised or withdrawn by a rating agency at any time thereafter. If a rating of any class of the transition bonds is revised or withdrawn, the liquidity of that class may be adversely affected. In general, ratings address credit risk and do not represent any assessment of any particular rate of principal payments on the transition bonds other than payment in full of each class of the transition bonds by the applicable final maturity date.







[FLAG]
The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



PROSPECTUS


                Subject to Completion.  Dated [           ], 1999.



                        PSE&G TRANSITION FUNDING LLC
                       Issuer of the Transition Bonds

                              TRANSITION BONDS

                  PUBLIC SERVICE ELECTRIC AND GAS COMPANY
                            Seller and Servicer


        Consider carefully the risk factors beginning on page _____ of this prospectus before buying the transition bonds.

The transition bonds represent obligations of PSE&G Transition Funding LLC only, which is the issuer, and are backed only by the assets of the issuer. Neither PSE&G, its parent, Public Service Enterprise Group Incorporated, nor any of their respective affiliates, other than the issuer, are liable for payments on the transition bonds.


There currently is no secondary market for the transition bonds, and there is no assurance that one will develop.


This prospectus, together with the applicable prospectus supplement, constitutes a summary of material terms of the offering of a series of transition bonds. Prospective investors are urged to read both this prospectus and the prospectus supplement in full. Sales of the transition bonds may not be consummated unless the purchaser has received both this prospectus and the prospectus supplement.


NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, NOR HAVE THEY DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                              October __, 1999




                             TABLE OF CONTENTS


IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS.............1
SUMMARY OF TERMS............................................................2
   The Collateral...........................................................5
   Payment Sources..........................................................5
   Priority of Distributions................................................6
   Credit Enhancement and Accounts..........................................7
   State Pledge.............................................................9
   Payments of Interest and Principal......................................11
   Optional Redemption.....................................................11
   Payment Dates and Record Dates..........................................11
   Material Income Tax Considerations......................................11
ERISA Considerations.......................................................11
REPORTS TO HOLDERS OF THE TRANSITION BONDS.................................12
RISK FACTORS...............................................................13
   The Competition Act May Be Overturned by the Federal
      Government Without Full Compensation.................................15
   Future State Legislative Action May Invalidate the
      Transition Bonds or Their Underlying Assets..........................15
SERVICING RISKS............................................................17
   Inability to Terminate Service to Certain Delinquent
      Customers in Winter..................................................22
   The Risks Associated With Potential Bankruptcy Proceedings..............22
   Other Risks Associated With An Investment In The Transition
      Bonds................................................................25
FORWARD-LOOKING STATEMENTS.................................................26
PUBLIC SERVICE ELECTRIC AND GAS COMPANY....................................27
THE COMPETITION ACT........................................................29
   Recovery of Stranded Costs is Allowed for PSE&G and Other
      New Jersey Utilities.................................................29
   PSE&G and Other Utilities May Securitize Stranded Costs.................30
PSE&G'S RESTRUCTURING......................................................33
THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE.....................35
   The BPU Financing Order.................................................35
   The BPU's Transition Bond Charge Adjustment Process.....................37
THE SELLER AND SERVICER OF THE BONDABLE TRANSITION PROPERTY................38
   PSE&G ..................................................................38
   Public Service Enterprise Group Incorporated............................39
   PSE&G's Customer Classes................................................39
   Percentage Concentration Within PSE&G's Large Commercial
      and Industrial Customers.............................................42
   How PSE&G Forecasts the Number of Customers and the Amount
      of Electricity Usage.................................................42
   Forecast Variances......................................................43
   Variance For the Amount of Electricity Consumed (gWh)...................43
   Credit Policy; Billing; Collections and Write-Offs;
      Termination of Service...............................................43
   Loss and Delinquency Experience.........................................45
   How PSE&G Will Apply Partial Payments by its Customers..................48
   PSE&G's Efforts to Deal With the Year 2000 Computer Issue...............48
PSE&G TRANSITION FUNDING LLC, THE ISSUER...................................50
INFORMATION AVAILABLE TO THE TRANSITION BONDHOLDERS........................53
THE TRANSITION BONDS.......................................................54
   General Terms of the Transition Bonds...................................54
   Payments of Interest and Principal on the Transition Bonds..............55
   Redemption of the Transition Bonds......................................56
   Credit Enhancement for the Transition Bonds.............................56
   Transition Bonds Will Be Issued in Book-Entry Form......................57
   Certificated Transition Bonds...........................................61
WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS FOR THE
   TRANSITION BONDS........................................................62
THE SALE AGREEMENT.........................................................63
   PSE&G's Sale and Assignment of Bondable Transition Property.............63
   PSE&G's Representations and Warranties..................................64
   PSE&G's Obligation to Indemnify the Issuer and the Trustee
      and to Take Legal Action.............................................69
   Successors to PSE&G.....................................................70
THE SERVICING AGREEMENT....................................................70
   PSE&G's Servicing Procedures............................................70
   The BPU's Transition Bond Charge Adjustment Process.....................73
   PSE&G's Transition Bond Charge Collections..............................73
   PSE&G's Compensation for Its Role as Servicer and Its
      Release of Other Parties.............................................74
   PSE&G's Duties as Servicer..............................................74
   PSE&G's Representations and Warranties as Servicer......................75
   PSE&G, as Servicer, Will Indemnify the Issuer and Other
      Related Entities.....................................................76
   PSE&G, as Servicer, Will Provide Statements to the Issuer
      and to the Trustee...................................................76
   PSE&G to Provide Compliance Reports Concerning the
      Servicing Agreement..................................................77
   Matters Regarding PSE&G as Servicer.....................................77
   Events Constituting a Default by PSE&G in Its Role as Servicer..........79
   The Trustee's Rights if PSE&G Defaults as Servicer......................79
   The Obligations of a Servicer That Succeeds PSE&G.......................80
THE INDENTURE..............................................................80
   The Security for the Transition Bonds...................................80
   Transition Bonds May Be Issued in Various Series or Classes.............81
   The Collection Account for the Transition Bonds.........................83
   How Funds in the Collection Account Will Be Allocated...................87
   Reports to Holders of the Transition Bonds..............................90
   The Issuer and the Trustee May Modify the Indenture.....................91
   What Constitutes an Event of Default on the Transition Bonds............94
   Covenants of the Issuer.................................................97
   Access to the List of Holders of the Transition Bonds...................99
   The Issuer Must File an Annual Compliance Statement.....................99
   The Trustee Must Provide a Report to All Transition Bondholders.........99
   What Will Trigger Satisfaction and Discharge of the Indenture..........100
   The Issuer's Legal Defeasance and Covenant Defeasance Options..........100
   The Trustee............................................................102
HOW A BANKRUPTCY OF THE SELLER OR
SERVICER MAY AFFECT YOUR INVESTMENT.......................................102
MATERIAL INCOME TAX MATTERS FOR THE TRANSITION BONDS......................106
   Income Tax Status of the Transition Bonds..............................106
   General................................................................106
   Taxation of Non-U.S. Holders...........................................108
   Backup Withholding.....................................................110
   Material State of New Jersey Tax Matters...............................110
ERISA CONSIDERATIONS......................................................110
   Plan Asset Issues For an Investment in the Transition Bonds............111
   Prohibited Transaction Exemptions......................................111
   Special Considerations Applicable to Insurance Company
      General Accounts....................................................113
   General Investment Considerations For Prospective Plan
      Investors in the Transition Bonds...................................114
PLAN OF DISTRIBUTION FOR THE TRANSITION BONDS.............................114
RATINGS FOR THE TRANSITION BONDS..........................................115
VARIOUS LEGAL MATTERS RELATING TO THE TRANSITION BONDS....................116



                              IMPORTANT NOTICE
               ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS


      You should rely only on information related to the transition bonds provided in this prospectus and in the related prospectus supplement. No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this prospectus and the prospectus supplement and, if given or made, the information or representations must not be relied upon as having been authorized by the issuer, PSE&G, the underwriters or any dealer, salesperson or other person. This prospectus and the related prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make any similar offer or solicitation.


      We include cross-references to sections where you can find additional information. Check the Table of Contents to locate these sections.


                              SUMMARY OF TERMS

      This summary contains a brief description of the transition bonds that applies to all series of transition bonds issued under this prospectus. Information that relates to a specific series of transition bonds can be found in the prospectus supplement related to that series. You will find a detailed description of the terms of the offering of the transition bonds in "THE TRANSITION BONDS" in this prospectus.


CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 13 OF THIS PROSPECTUS.



The Issuer:                 PSE&G Transition Funding LLC, a Delaware
                            limited liability company, wholly owned by PSE&G. The issuer was formed solely to purchase bondable transition property and to issue one or more series of transition bonds secured by the bondable transition property.

Issuer's Address:           80 Park Plaza, T-6, Newark, New Jersey 07102

Issuer's Telephone Number:  (973) 430-6564


Seller of the Bondable      PSE&G, an operating electric and gas utility,
Transition Property to      incorporated under the laws of the State of New
the Issuer:                 Jersey in 1924. As of July 1, 1999, PSE&G
                            served approximately 1.9 million electric customers and 1.6 million gas customers, covering areas in which approximately 5.5 million people reside. Approximately 70% of the State's population resides in PSE&G's service territory which encompasses approximately 2,600 square miles, including New Jersey's six largest cities.


Seller's Address:           80 Park Plaza, Newark, New Jersey 07102

Seller's Telephone Number:  (973) 430-7000

Servicer of the Bondable    PSE&G, acting as servicer, and any successor
Transition Property:        servicer, will service the transition bond
                            charge pursuant to a servicing agreement with the issuer.


                            PSE&G will be entitled to an annual servicing fee of 0.05% of the initial principal balance of the transition bonds which will be payable on a monthly basis from the transition bond charge collections. If PSE&G is replaced by a successor servicer, the successor servicer may be paid an annual fee of up to 1.25% of the initial principal balance of the transition bonds.

Trustee:                    The Bank of New York


The Assets of the Issuer:   The issuer will own:

                            o    the bondable transition property
                                 transferred to the issuer (See "THE SALE
                                 AGREEMENT --PSE&G'S SALe AND ASSIGNMENT OF
                                 BONDABLE TRANSITION Property" in this
                                 prospectus);

                            o    trust accounts held by the trustee; and

                            o other credit enhancement acquired or held to ensure payment of the transition bonds.


Transaction Overview:       New Jersey state law permits electric public
                            utilities, such as PSE&G, to recover the costs of generation-related investments and other obligations that cannot be recouped through market-based rates in a competitive electricity generation market. These costs are commonly known as stranded costs. A public utility may recover stranded costs through an irrevocable non-bypassable charge called a transition bond charge that is assessed on all retail electric customers. New Jersey law permits special purpose entities formed by electric public utilities to issue debt securities secured by the right to receive revenues arising from the transition bond charge. This right creates the bondable transition property. See "THE
                            TRANSITION BONDS" in the prospectus. The following sets forth the primary steps of the transaction underlying the offering of the transition bonds:


                            o    PSE&G will sell the bondable transition
                                 property to the issuer in exchange for the net proceeds from the sale of the transition bonds.

                            o    The issuer, whose primary asset is the
                                 bondable transition property, will sell
                                 the transition bonds to the underwriters named in the prospectus supplement.

                            o    PSE&G will act as the servicer of the
                                 bondable transition property and as the
                                 administrator of the issuer.


                            The transition bonds and the bondable
                            transition property securing the transition bonds are not an obligation of PSE&G or any of its affiliates, other than the issuer. The transition bonds and the bondable transition property are also not an obligation of the State of New Jersey or any governmental agency, authority or instrumentality of the State.



                         PARTIES TO THE TRANSACTION


                             [GRAPHIC OMITTED]



THE COLLATERAL


      The transition bonds will be secured by bondable transition property, a property right created under the Competition Act and the BPU financing order. The Competition Act is The New Jersey Electric Discount and Energy Competition Act, enacted in February 1999. The State of New Jersey Board of Public Utilities, referred to as the BPU, issued to PSE&G on September 17, 1999 an order providing, among other things, for the issuance of transition bonds. This order is referred to as the BPU financing order. In general terms, the bondable transition property represents the irrevocable right to recover, through a non-bypassable transition bond charge payable by all of PSE&G's retail electric customers within its service territory who access PSE&G's transmission and distribution system,

o     the principal amount of and interest on the transition bonds, and


o the expenses, fees, charges and credit enhancement associated with the transition bonds.


      PSE&G will sell bondable transition property to the issuer. The bondable transition property is described in more detail under "THE SALE AGREEMENT --PSE&G'S SALE ANd ASSIGNMENT OF BONDABLE TRANSITION PROPERTY" in this prospectus. PSE&G, as servicer of the bondable transition property, will collect the transition bond charge from customers within its service territory on behalf of the issuer. Third party suppliers of electricity to PSE&G's customers may be allowed to collect the transition bond charge from customers within PSE&G's service territory. The third party suppliers will be required to pay the transition bond charge to the servicer. See "THE SELLER AND SERVICER OF THE BONDABLE TRANSITION PROPERTY" in this prospectus.


      The net proceeds from the transition bonds will be used to repay to PSE&G a portion of its stranded costs. Stranded costs are the amount determined by the BPU by which an electric utility's net electric generation related costs which traditionally would be recoverable under a regulated environment exceed those costs recoverable in a competitive electric generation market.

PAYMENT SOURCES

      On each payment date, the trustee will pay amounts due on the transition bonds from


o transition bond charge collections remitted by the servicer to the issuer during the prior quarter;

o      any third party credit enhancement; and


o amounts available from trust accounts held by the trustee. These accounts are described in greater detail under "THE INDENTURE--THE COLLECTION ACCOUNT FOR THE TRANSITIOn BONDS" in this prospectus.

PRIORITY OF DISTRIBUTIONS


      The trustee will apply transition bond charge collections remitted by the servicer together with all investment earnings on the trust accounts, to the extent funds are available in the collection account, in the following order of priority:

(a) Except as provided in (b) below, to the payment of the servicing fee, monthly on the date specified for the payment of the monthly servicing fee. So long as PSE&G is the servicer, the monthly servicing fee will be a fixed fee equal to one twelfth of 0.05% of the original principal amount of each series of transition bonds.


(b)  On each payment date specified in the related prospectus supplement,

      (1) payment of the trustee's fee, which will be a fixed fee in an amount specified in the indenture, plus all expenses of the trustee and indemnities payable to the trustee;


      (2) payment of the monthly servicing fee, as described in (a) above;

      (3) payment of the administration fee in an amount specified in the administration agreement between the issuer and PSE&G and payment of the fees of the independent managers of the issuer;

      (4) payment of current operating expenses of the issuer, (up to an aggregate of $_______ for such payment date for all series);

      (5) payment of the interest then due on the transition bonds and any previously accrued but unpaid interest;

      (6) payment of the principal then due on the transition bonds as follows:

            o any principal due and unpaid on any transition bonds, or, on the final maturity date of any transition bonds, the outstanding principal amount of such transition bonds; plus


            o the unpaid principal amount of any transition bonds called for redemption; plus


            o the unpaid principal amount of the transition bonds upon an acceleration following an event of default;


      (7) payment of the principal then scheduled to be paid on the transition bonds;


      (8)   payment of any amounts payable under any hedge agreement;

      (9) payment of any remaining unpaid operating expenses and indemnity amounts;

      (10) replenishment of each capital subaccount, pro rata, up to the required capital amount;

      (11) funding of each overcollateralization subaccount, pro rata, up to the required levels;

      (12) release to the issuer of an amount equal to investment earnings since the previous payment date on amounts in the capital subaccount;

      (13)  allocation of the remainder, if any, to the reserve subaccount.

See also "THE INDENTURE-HOW FUNDS IN THE COLLECTION ACCOUNT WILL BE ALLOCATED" in this prospectus. A diagram depicting how the transition bond charge will be allocated may be found on page 10 of this prospectus.


CREDIT ENHANCEMENT AND ACCOUNTS


      Unless otherwise specified in any prospectus supplement, the primary form of credit enhancement for the transition bonds will be mandatory periodic adjustments to the transition bond charge. The BPU is required to make periodic adjustments to the transition bond charge upon petition by PSE&G, as servicer, or the issuer, to ensure receipt of revenues sufficient to cover all ongoing transaction costs, including

      o     expected principal amortization of the transition bonds;

      o     interest on the transition bonds; and

      o other ongoinG transaction costs and expenses as specified in items (1) through (11) above.

      o for each series of transition bonds, amortization of each class of such series according to the expected amortization schedule;

      o for each series of transition bonds, the amount in the overcollateralization subaccount for such series equaling the required overcollateralization amount for such series;

      o for each series of transition bonds, the capital subaccount for such series equaling the required capital level for such series; and

      o the reserve subaccount equaling zero, by the earlier of (1) the payment date immediately preceding the next adjustment and (2) the expected final payment date.

      The servicer will petition the BPU to approve such adjustments to make up for any shortfall or excess in transition bond charge collections. In this way, the transition bond charge collections will be designed to cover the expected amortization schedule of payments of principal of the transition bonds, interest on the transition bonds and other fees, costs and expenses. The adjustments must be made annually through January 1, 2013 and quarterly commencing on November 1, 2013. Expressed generally, the most likely primary causes of a shortfall or excess in transition bond charge collections include the following situations:

      o the actual electric consumption by PSE&G's customers varies from PSE&G's forecasts;

      o the actual rate of collection of billed electric charges varies from PSE&G's expected rate of collection.

See "RISK FACTORS-SERVICING RISKS" in this prospectus. The transition bond charge collections will fund the collection account and various subaccounts as set forth below.


Collection Account - Under the indenture, the trustee will hold a single collection account, divided into various subaccounts, some of which may be series specific and some of which may be held for all series of transition bonds. The primary subaccounts for credit enhancement purposes are:

      (1) Capital Subaccount - An amount specified in the prospectus supplement for each series of transition bonds will be deposited into such series' capital subaccount on the date of issuance of that series. Any shortfall in the capital subaccount for an existing series will be replenished by adjustments to the transition bond charge.

      (2) Overcollateralization Subaccount - The prospectus supplement for each series of transition bonds will specify a funding level for such series' overcollateralization subaccount. That amount will be funded over the term of the transition bonds.


      (3) Reserve Subaccount - Any excess amount of transition bond charge collections and investment earnings, other than earnings on the capital subaccount, after payments have been made on a payment date, will be held in the reserve subaccount for all series of transition bonds.

      Each of the capital subaccount and the overcollateralization subaccount for each series will be available to make payments for such series on each payment date and other amounts allocable to such series through item (b)(7) above under "Priority of Distributions" for such series. The reserve subaccount will be available to make payments for all series on each payment date and other amounts through item (b)(8) above and for items (10) and (11) for all series. To the extent that amounts on deposit in the reserve subaccount are needed for more than one series, but are insufficient, the amounts on deposit will be allocated to each series, in proportion to the outstanding principal amount of such series.

      Additional forms of credit enhancement, if any, for each series will be specified in the related prospectus supplement. It is not anticipated that there will be any additional third party credit enhancement, such as letters of credit or insurance, for any series. Credit enhancement for the transition bonds is intended to protect you against losses or delays in scheduled payments on your transition bonds.


STATE PLEDGE

      Under the Competition Act, the State of New Jersey pledges and agrees with the holders of the transition bonds and with the issuer not to limit, alter or impair the bondable transition property or the other rights vested in an electric public utility or an assignee or pledgee of the utility or any financing entity, such as the issuer, or vested in the holders of any transition bonds pursuant to the bondable stranded cost rate order until the transition bonds are fully paid and discharged. In addition, the State will not in any way limit, alter, impair or reduce the value or amount of the bondable transition property approved by a bondable stranded cost rate order except as contemplated by the periodic adjustments to the transition bond charge.


      The State of New Jersey may not be required to adhere to its pledge if its actions to the contrary were a reasonable exercise of the State of New Jersey's sovereign powers and of a character appropriate to the public purpose so as to justify such action. However, there is no existing case law addressing such exercise of the State of New Jersey's sovereign powers with respect to transition bonds. Alternatively, the State of New Jersey may not be required to adhere to its pledge if it paid just compensation to transition bondholders. There is also no existing case law addressing the issue of just compensation in the context of transition bonds.



                             [GRAPHIC OMITTED]


PAYMENTS OF INTEREST AND PRINCIPAL

      Interest on each class of transition bonds will accrue at the interest rate specified in the related prospectus supplement. On each payment date, the trustee will distribute interest accrued on each class of transition bonds and the scheduled principal payment for such class, if any, to the extent funds are available therefor, until the outstanding principal balance of such class has been reduced to zero.

      Failure to pay the entire outstanding amount of the transition bonds of any class or series by the expected final payment date will not result in a default with respect to that class or series until the final maturity date for the class or series. The expected final payment date and the final maturity date of each series and class of transition bonds are specified in the related prospectus supplement.

OPTIONAL REDEMPTION

      Provisions for optional redemption of the transition bonds, if any, are specified in the related prospectus supplement.

PAYMENT DATES AND RECORD DATES

      The payment dates and record dates for each series of transition bonds are specified in the related prospectus supplement.


MATERIAL INCOME TAX CONSIDERATIONS

      In the opinion of Skadden, Arps, Slate, Meagher & Flom, for federal income tax purposes, and in the opinion of [ ] for New Jersey state income tax purposes, the transition bonds will constitute obligations of PSE&G.

      The issuer and PSE&G have received a private letter ruling from the Internal Revenue Service regarding the federal income tax aspects of the transactions described above. Tax counsel have relied on that ruling in rendering their opinion that transition bonds will be treated as debt of PSE&G. If you purchase a transition bond, you agree to treat it as debt of PSE&G for tax purposes.

ERISA CONSIDERATIONS

      Pension plans and other investors subject to ERISA may acquire the transition bonds subject to specified conditions. The acquisition and holding of the transition bonds could be treated as an indirect prohibited transaction under ERISA. Accordingly, by purchasing the transition bonds, each investor purchasing on behalf of a pension plan will be deemed to certify that the purchase and subsequent holding of the transition bonds would be exempt from the prohibited transaction rules of ERISA. For further information regarding the application of ERISA, see "ERISA CONSIDERATIONS" in the prospectus.


                 REPORTS TO HOLDERS OF THE TRANSITION BONDS

      With respect to each series of transition bonds, on or prior to each payment date, the trustee will deliver a statement prepared by the trustee to each transition bondholder of that series. This statement will include, to the extent applicable, the following information, as well as any other information so specified in the related supplemental indenture, as to the transition bonds of that series with respect to that payment date or the period since the previous payment date:

      1. the amount to be paid to transition bondholders of that series and class as principal;

      2. the amount to be paid to transition bondholders of that series and class as interest;

      3. the projected transition bond balance and the actual transition bond balance for that series and class as of that payment date;

      4. the amount on deposit in the overcollateralization subaccount and the scheduled overcollateralization level, as of that payment date;

      5. the amount on deposit in the capital subaccount as of that payment date; and

      6. the amount, if any, on deposit in the reserve subaccount as of that payment date.



                                RISK FACTORS

      You should consider the following risk factors in deciding whether to purchase transition bonds.

TRANSITION BONDHOLDERS MAY EXPERIENCE PAYMENT DELAYS OR LOSSES AS A RESULT OF THE LIMITED SOURCES OF PAYMENT FOR THE TRANSITION BONDS AND LIMITED CREDIT ENHANCEMENT

      You may suffer payment delays or losses on your transition bonds if the assets of the issuer are insufficient to pay the principal amount of the transition bonds in full. The only source of funds for payments on the transition bonds will be the assets of the issuer. These assets are limited to:


      o the bondable transition property including the right to collect the transition bond charge and to adjust the transition bond charge at least annually;

      o     the funds on deposit in the trust accounts held by the trustee;
            and


      o     contractual rights under various contracts.

      The transition bonds will not be insured or guaranteed by PSE&G, including in its capacity as servicer, or by its parent, Public Service Enterprise Group Incorporated, any of its affiliates, the trustee or any other person or entity. Furthermore, it is not anticipated that the transition bonds will have the benefit of any liquidity facility or of any third-party credit enhancement, such as letters of credit or insurance. Thus, you must rely for payment of the transition bonds solely upon collections of the transition bond charge, funds on deposit in the trust accounts held by the trustee and any other credit enhancement described in the related prospectus supplement. See "PSE&G TRANSITION FUNDING LLC, THE ISSUER" in this prospectus.



       JUDICIAL, LEGISLATIVE OR REGULATORY ACTION THAT MAY ADVERSELY
                           AFFECT YOUR INVESTMENT

THE LAW WHICH UNDERPINS THE TRANSITION BONDS MAY BE INVALIDATED

      The bondable transition property is the creation of the Competition Act and a financing order issued by the BPU pursuant to the Competition Act. The Competition Act was adopted in February 1999. PSE&G is the first utility to issue transition bonds pursuant to the Competition Act. A court decision or a federal or state law might seek to overturn either the Competition Act or the BPU financing order. Because the transition bonds are a creation of statute, any alteration affecting the validity of the relevant underlying legislative provisions would directly impact the transition bonds. For example, the provisions which create bondable transition property as existing property may be invalidated. This would eliminate the validity of the assets securing the transition bonds. As another example, the provisions which allow for the transition bond charge adjustment process may be invalidated. This would prevent the servicer from ensuring that the issuer has sufficient funds for the scheduled payments on the transition bonds. Similar legislation in other states has been challenged but not overturned.

      There is uncertainty associated with investing in bonds payable from an asset which depends for its existence on recently enacted legislation because of an absence of any judicial or regulatory experience implementing and interpreting the legislation. Since the enactment of the Competition Act in February 1999, there has been no lawsuit which has challenged its validity or the validity of the BPU financing order. A future lawsuit may yet be filed and may be successful. However, certain of the interested parties have resolved some of the issues which could arise under the Competition Act to their satisfaction by entering into a "stipulation" filed with the BPU. See "PSE&G'S RESTRUCTURING."

      If a court were to determine that the relevant provisions of the Competition Act or the BPU financing order are unlawful, invalid or unenforceable in whole or in part, it could adversely affect the validity of the transition bonds, the bondable transition property or the issuer's ability to make distributions on the transition bonds, and may not trigger any requirement for PSE&G to indemnify you. In that case, you could suffer a loss on your investment in the transition bonds.

      Electricity generation deregulation laws similar to the Competition Act have been enacted in other states, including Pennsylvania, California, Illinois, Massachusetts and Montana. The validity of similar legislation in other states has been upheld in those states where judicial challenges were made. While the issuer is not aware of any significant challenges to similar legislation currently pending in other states, a court might yet overturn a similar statute in another state in response to a future claim. Such a decision would not automatically invalidate the Competition Act or the related BPU financing order, but it might give rise to a challenge to the Competition Act. Therefore, legal activity in other states may indirectly affect the value of your investment.

      In Pennsylvania, three lawsuits have challenged the validity of state legislation similar to the Competition Act. Two of these alleged that the legislation was not validly enacted by the Pennsylvania legislature. A Pennsylvania court has rejected these claims. The court's decisions in those cases have not been appealed and the period for filing appeals has lapsed. The third law suit asserted that the legislative provisions that allowed for the recovery of transition bond charge violated the Commerce Clause of the U.S. Constitution. The Pennsylvania courts rejected that claim, and a petition that the U.S. Supreme Court review the case was denied.

      In California, a consumer advocacy group and others filed a petition to the California Supreme Court asking that the court suspend the implementation of the state's Public Utility Commission's decision, which, among other items, allowed for the recovery of a utility's stranded costs. The Supreme Court denied this petition. Various consumer groups then filed a voter initiative which, among other items, would have prohibited the collection of customer charges to pay for interest and principal for debt instruments which were backed by the recovery of a utility's stranded costs. In November of 1998, approximately 73% of the total votes cast were voted against the proposition. Although consumer groups have recently issued press releases threatening legal action, no other legal action has taken place which threaten the recovery of stranded costs in California.

      In Massachusetts, a consumer advocacy group filed a voter initiative which would have repealed the Commonwealth of Massachusetts' electricity deregulation law. This law includes a provision allowing utilities to recover stranded costs from consumers. In November of 1998, approximately 65% of the total votes cast were voted to keep the deregulation law. No other legal action has taken place which threatens the recovery of stranded costs in Massachusetts.

      In Illinois and Montana, there has been no legal activity which challenged the recovery of stranded costs.

THE COMPETITION ACT MAY BE OVERTURNED BY THE FEDERAL GOVERNMENT WITHOUT FULL COMPENSATION

      At least one bill was introduced in the 105th Congress prohibiting the recovery of stranded costs, and this prohibition could negate the existence of bondable transition property. The 105th Congress adjourned without taking any further action on that bill. As of the date hereof, no member of Congress had introduced a bill in the 106th Congress that would affect the existence or value of PSE&G's bondable transition property or the imposition of the transition bond charge. No prediction can be made as to whether any future bills, that prohibit the recovery of stranded costs, or securitized financing for the recovery of these costs, will become law or, if they become law, what their final form or effect will be. There is no assurance that the courts would consider this preemption a "taking" from the transition bondholders. Moreover, even if this preemption of the Competition Act and/or the BPU financing order by the federal government were considered a "taking" under the U.S. Constitution for which the government had to pay the estimated market value of the transferred bondable transition property at the time of the taking, there is no assurance that this compensation would be sufficient to pay the full amount of principal of and interest on the transition bonds or to pay such amounts on a timely basis.

FUTURE STATE LEGISLATIVE ACTION MAY INVALIDATE THE TRANSITION BONDS OR THEIR UNDERLYING ASSETS

      Unlike California, Massachusetts and some other states, the citizens of the State of New Jersey do not have the constitutional right to adopt or revise laws by initiative or referendum. Thus the Competition Act cannot be amended or repealed by the electorate.


      Under the Competition Act, the State of New Jersey has pledged not to diminish the value of the transition bond property. For a description of this pledge, see "THE COMPETITION ACT-PSE&G AND OTHER UTILITIES MAY SECURITIZE STRANDED COSTS" in this prospectus. Despite this pledge, the legislature of the State of New Jersey may attempt in the future to repeal or amend the Competition Act in a manner which might limit or alter the bondable transition property so as to reduce its value.


      In the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to PSE&G, under the contract clauses of the United States and New Jersey constitutions, the State of New Jersey could not repeal or amend the Competition Act or take any other action that substantially impairs the rights of the transition bondholders, unless this action is a reasonable exercise of the State of New Jersey's sovereign powers and of a character appropriate to the public purpose justifying this action. To date, no cases addressing these issues in the context of transition bonds have been decided. There have been cases in which courts have applied the contract clause of the United States Constitution and parallel state constitutional provisions to strike down legislation, reducing or eliminating taxes or public charges which supported bonds issued by public instrumentalities, or otherwise reducing or eliminating the security for the bonds. Based upon case law, in the opinion of Skadden, Arps, Slate, Meagher & Flom LLP it would appear unlikely that the State of New Jersey could limit, alter, impair or reduce the value or amount of the bondable transition property which would substantially impair the rights of transition bondholders, unless the action is reasonable and appropriate to further a legitimate public purpose.

      Moreover, in the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, under the taking clauses of the United States and New Jersey Constitutions, the State of New Jersey could not repeal or amend the Competition Act (by way of legislative process) or take any action in contravention of its pledge and agreement (described above) without paying just compensation to the transition bondholders, as determined by a court of competent jurisdiction, if doing so would constitute a permanent appropriation of the property interest of transition bondholders in the bondable transition property and deprive the transition bondholders of their reasonable expectations arising from their investments in the transition bonds. There is no assurance, however, that, even if a court were to award just compensation, it would be sufficient to pay the full amount of principal of and interest on the transition bonds.

      There can be no assurance that a repeal of or amendment to the Competition Act will not be sought or adopted or that any action by the State of New Jersey may not occur, any of which might constitute a violation of the State of New Jersey's pledge and agreement with the transition bondholders. In any event, costly and time-consuming litigation might ensue. Any litigation might adversely affect the price and liquidity of the transition bonds and the dates of payments of interest on and principal thereof and, accordingly, the weighted average lives thereof. Moreover, given the lack of judicial precedent directly on point, and the novelty of the security for the transition bondholders, the outcome of any litigation cannot be predicted with certainty, and accordingly, transition bondholders could incur a loss of their investment.


      PSE&G will not indemnify you for any changes in the law that may affect the value of your transition bonds.


THE BPU MAY TAKE ACTION WHICH REDUCES THE VALUE OF THE TRANSITION BONDS

      Pursuant to the Competition Act, the BPU financing order issued to PSE&G is irrevocable upon issuance and the BPU may not directly or indirectly, by any subsequent action, rescind or amend the BPU financing order or reduce or impair the amount of bondable stranded costs authorized under the BPU financing order. The BPU nevertheless might attempt to revise or rescind any of its regulations or orders in ways that ultimately have an adverse impact upon the bondable transition property or the transition bond charge. Apart from the terms of the BPU financing order, the BPU retains the power to adopt, revise or rescind rules or regulations affecting PSE&G or a successor electric public utility. Any new or amended regulations or orders by the BPU, for example, could affect the ability of the servicer to collect the transition bond charge on a full and timely basis. PSE&G has agreed to take legal or administrative actions, including instituting and provoking legal actions, as may be reasonably necessary to block or overturn any attempts to cause a repeal, modification or supplement to the Competition Act, the BPU financing order or the bondable transition property. PSE&G has also agreed to resist proceedings of third parties, which, if successful, would result in a breach of its representations concerning the bondable transition property, the BPU financing order or the Competition Act. See "THE SALE AGREEMENT" in this prospectus. However, there is no assurance that PSE&G would be able to take this action or that any action PSE&G is able to take would be successful. Future BPU regulations or orders may affect the rating of the transition bonds, their price or the rate of transition bond charge collections and, accordingly, the amortization of transition bonds and their weighted average lives. As a result, transition bondholders could suffer a loss of their investment.

      PSE&G, as servicer, is required to file with the BPU, on behalf of the issuer, periodic adjustments of the transition bond charge. These adjustments are intended to provide, among other things, for timely payment of the transition bonds. The BPU may challenge PSE&G's calculation of its proposed adjustments which may cause delay or refuse to permit an adjustment to take effect on the grounds that the adjustment contains a manifest error. Under the BPU financing order, manifest error means an arithmetic error evident on the face of the filing. Any such delay in the implementation of the adjustment could cause a delay in the payments on the transition bonds.


                              SERVICING RISKS

INACCURATE FORECASTING OR UNANTICIPATED DELINQUENCIES COULD RESULT IN INSUFFICIENT FUNDS TO MAKE SCHEDULED PAYMENTS ON THE TRANSITION BONDS.

      Because the transition bond charge is assessed based on kilowatt hours of electricity consumed by customers, a shortfall of payments arising from the transition bond charge could result if the servicer inaccurately forecasts electricity consumption or underestimates customer delinquencies or charge-offs when setting the transition bond charge. A shortfall in transition bond charge collections could result in shortfalls in payments of interest on the transition bonds and of principal of the transition bonds not being paid according to the expected amortization schedule, lengthening the weighted average life of the transition bonds, or payments of principal and interest not being made at all.


      Inaccurate forecasting of electricity consumption by the servicer could result from, among other things:

      o warmer winters or cooler summers, resulting in less electricity consumption than forecasted;

      o general economic conditions being worse than expected, causing customers to migrate from PSE&G's service territory or reduce their electricity consumption;

      o the occurrence of a natural disaster, such as a hurricane or blizzard, unexpectedly disrupting electrical service and reducing consumption;

      o problems with energy generation, transmission or distribution resulting from a change in the market structure of the electric industry;

      o large customers ceasing business or departing PSE&G's service territory;


      o customers consuming less electricity because of economic or operational difficulties associated with the year 2000;


      o customers consuming less electricity because of increased conservation efforts; or

      o large customers switching to self-generation of electric power without being required to pay transition bond charges under the Competition Act. See "THE COMPETITION ACT."

      Inaccurate forecasting of delinquencies or charge-offs by the servicer could result from, among things:

      o unexpected deterioration of the economy or the occurrence of a natural disaster, causing greater charge-offs than expected or forcing PSE&G's or a successor electric public utility to grant additional payment relief to more customers;


      o unexpected increase in delinquencies due to consumers' financial hardship associated with the year 2000;


      o a change in law that makes it more difficult for PSE&G's or a successor electric public utility to disconnect nonpaying customers, or that requires PSE&G's or a successor distribution company to apply more lenient credit standards in accepting customers; or


      o the introduction into the energy markets of less creditworthy third party energy suppliers who collect payments arising from the transition bond charge, but who fail to remit customer charges in a timely manner. See "--IT MAY BE MORe DIFFICULT TO COLLECT THE TRANSITION BOND CHARGE FROM THIRD PARTIES THAN FROM PSE&G'S RETAIL CUSTOMERS."

UNCERTAINTIES ASSOCIATED WITH COLLECTING THE TRANSITION BOND CHARGE AND UNPREDICTABILITY OF A DEREGULATED ELECTRICITY MARKET

      PSE&G had not previously calculated a transition bond charge for customers, nor made all of the associated calculations and predictions which are inherent in such calculation, before the calculations required in connection with the BPU financing order and its initial issuance of transition bonds. The predictions are based on primarily historical performance of customer and energy usage and collection of payments for which PSE&G has records available. These usage and collection records, however, do not reflect customers' payment patterns or energy usage in a competitive market as competition is being introduced now in New Jersey for the first time. These records also do not reflect any experience with consolidated billing by third party suppliers. Because that kind of billing is new in New Jersey, there are potentially unforeseen factors in that billing which may impact on collection of payments. Therefore, the records which PSE&G has to date may have limited value in calculating the initial transition bond charge and the proposed transaction bond charge adjustments. Furthermore, the servicer does not have any experience administering the transition bond charge on behalf of an independent issuer. Risks are associated with the servicer's inexperience in calculating, billing and collecting the transition bond charge and in managing customer payments on behalf of the issuer.

YOUR INVESTMENT RELIES ON PSE&G CONTINUING TO ACT AS SERVICER OF THE BONDABLE TRANSITION PROPERTY

      PSE&G, as servicer, will be responsible for billing and collecting the transition bond charge and for filing with the BPU to adjust this charge. If PSE&G ceased servicing the bondable transition property, it might be hard to find a successor servicer. Upon a servicer default based upon the commencement of a case by or against the servicer under the United States Bankruptcy Code or similar laws, the trustee and the issuer may be prevented from effecting a transfer of servicing. Upon a servicer default because of a failure to make required remittances, the issuer or the trustee would have the right to apply to the BPU for sequestration and payment of revenues arising from the bondable transition property. However federal bankruptcy law may prevent the BPU from issuing or enforcing this order. In either case of a servicer default, payments on the transition bonds may be suspended. See "RISK FACTORS--THE RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY PROCEEDINGS" in this prospectus.

BILLING AND COLLECTION PRACTICES MAY REDUCE THE AMOUNT OF FUNDS AVAILABLE FOR PAYMENTS ON THE TRANSITION BONDS

      The methodology of determining the amount of the transition bond charge the issuer may impose on each customer is specified in the BPU financing order. Thus, PSE&G cannot change this methodology. However, PSE&G, as servicer, may set its own billing and collection arrangements with each customer. For example, to recover part of an outstanding electricity bill, PSE&G may agree to extend a customer's payment schedule or to write off the remaining portion of the bill. Also, PSE&G, or a successor to PSE&G as servicer, may change billing and collection practices. Any change to billing and collection practices may have an adverse or unforeseen impact on the timing and amount of customer payments and may reduce the amount of transition bond charge collections and thereby limit the issuer's ability to make scheduled payments on the transition bonds. See "THE SELLER AND SERVICER OF THE BONDABLE TRANSITION PROPERTY--HOW PSE&G FORECASTS THE NUMBER OF CUSTOMERS AND THE AMOUNT OF ELECTRICITY USAGE" in this prospectus. Similarly, the BPU may require changes to these practices. Any changes in billing and collection regulation might adversely affect the billing terms and the terms of remittances by third party suppliers to the servicer or make it more difficult for the servicer to collect the transition bond charge. These changes may adversely affect the value of the transition bonds and their amortization and, accordingly, their weighted average lives. See "THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE" in this prospectus.

IT MAY BE DIFFICULT TO COLLECT THE TRANSITION BOND CHARGE FROM THIRD PARTIES WHO PROVIDE ELECTRICITY TO PSE&G'S CUSTOMERS

      In the future, customers may pay the transition bond charge to third parties who supply them with electric power. These third parties are obliged to forward the charge to PSE&G, as servicer. These entities must pay PSE&G the transition bond charge even if they do not collect the charge from retail customers. PSE&G will have limited rights to collect the transition bond charge directly from those customers who receive their electricity bills from a third party. If many customers within PSE&G's service territory elect to receive their electricity bills from third parties, the issuer may have to rely on a relatively small number of entities for the collection of the bulk of the transition bond charge. Third parties might use more permissive standards in bill collection and credit appraisal than PSE&G uses towards its retail customers or might be less effective in billing and collecting. As a result, those entities may not be as successful in collecting the transition bond charge as PSE&G anticipated when setting the transition bond charge. A default by a third party which collects from a large number of retail customers would have a greater impact than a default by a single retail customer and therefore have a greater impact on transition bond charge collections and, in turn, on the issuer's ability to make timely payments on the transition bonds.

      Neither the seller nor the servicer will pay any shortfalls resulting from the failure of any third party supplier to forward transition bond charge collections to PSE&G, as servicer. There can be no assurance that third party suppliers will use the same customer credit standards as the servicer. It is possible that third party suppliers may have a higher rate of delinquencies and write-offs than PSE&G. There can be no assurance that the servicer will be able to mitigate credit risks relating to these third party suppliers to the same extent to which it mitigates the risks relating to its customers. The adjustment mechanism, the deposits required from certain customers as a prerequisite to service and any other credit enhancement will be available to compensate for a failure by a third party collector to pay the transition bond charge over to the issuer. However, the amount of credit enhancement funds may not be sufficient to prevent a delay in payments on the transition bonds.

PSE&G'S CUSTOMER PAYMENTS MAY DECLINE DUE TO CONFUSION

      The transition bond charge is being introduced to customers for the first time. Any change in customer billing and payment arrangements may result in customer confusion and the misdirection or delay of payments, which could have the effect of causing delays in transition bond charge collections. Any problems arising from new and untested systems or any lack of experience on the part of the third party suppliers or other third parties with customer billing and collections could also cause delays in billing and collecting the transition bond charge. These delays could result in shortfalls in transition bond charge collections and, therefore, reduce the ability of the issuer to make timely payments on the transition bonds.

POTENTIAL DELAYS IN PAYMENTS ON TRANSITION BONDS DUE TO POTENTIAL COMPUTER PROGRAM PROBLEMS ASSOCIATED WITH THE YEAR 2000

      Principal and interest payments on the transition bonds could be delayed if PSE&G, in its capacity as servicer, the trustee or a third party, such as DTC, CEDEL or Euroclear, on whom transition bond payments depend, experiences problems in its computer programs or in the computer programs relating to the year 2000 of those vendors on whom they rely. Many existing computer programs use only two digits to identify a year. These programs could fail or produce erroneous results during the transition from the year 1999 to the year 2000 and afterwards. PSE&G has evaluated the impact of preparing its systems for the year 2000. It has identified areas of potential impact and is implementing conversion efforts. As of June 30, 1999, 99% of PSE&G's critical systems were year 2000 ready, with the exception of certain nuclear facilities. All critical systems are expected to be year 2000 ready by the end of November, 1999.

      PSE&G, or a third party on whom PSE&G relies for collection of the transition bond charge, may not have a computer system that is year 2000 compliant by January 1, 2000. If this occurs, PSE&G's ability to service the bondable transition property may be materially and adversely affected. If DTC, CEDEL or Euroclear experiences problems with its computer programs, whether due to its own malfunctioning or that of associated parties, the issuer's ability to make scheduled payments on the transition bonds may be adversely affected. The operation of the automated programs of such clearing-houses is crucial to timely payments on the transition bonds. In addition, the trustee may not have a computer system that is year 2000 compliant by January 1, 2000. If this occurs, the trustee's ability to make distributions on the transition bonds may be materially and adversely affected. See "THE SELLER AND SERVICER OF THE BONDABLE TRANSITION PROPERTY--PSE&G'S EFFORTS TO DEAL WITH THE YEAR 2000 COMPUTER ISSUE" and "THE TRANSITION BONDS--TRANSITION BONDS WILL BE ISSUED In BOOK-ENTRY FORM" in this prospectus.

      PSE&G's customers may not all be year 2000 compliant by January 1, 2000. Some customers may experience financial difficulty because of operational problems, whether stemming from their own systems or those of their customers and service providers. Such difficulties may lead to increased delinquencies and even to a reduction of the customer sales base.


INABILITY TO TERMINATE SERVICE TO CERTAIN DELINQUENT CUSTOMERS IN WINTER


      A winter moratorium prevents PSE&G from terminating service to certain delinquent residential customers without special approval from the BPU from November 15 of each year until at least March 15 of the following year. As a result, PSE&G must provide service to such customers during this period without recouping the transition bond charge from such customers. This reduces the amount of transition bond charge collections available for payments on the transition bonds, although the expected associated reduction in payments would be factored into the transition bond charge adjustment. See "THE SELLER AND SERVICER OF THE BONDABLE TRANSITION PROPERTY--CREDIT POLICY; BILLING; COLLECTIONS; TERMINATION OF SERVICE" in this prospectus.


         THE RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY PROCEEDINGS


PSE&G WILL COMMINGLE THE TRANSITION BOND CHARGE WITH OTHER REVENUES WHICH MAY OBSTRUCT ACCESS TO THE ISSUER'S FUNDS IN CASE OF BANKRUPTCY OF PSE&G


      PSE&G will not segregate the transition bond charge from the other funds it collects from its customers. The transition bond charge will be segregated only after PSE&G pays them to the trustee. PSE&G will be permitted to remit collections on a monthly basis only if:

      o at any time PSE&G has the requisite credit ratings from the rating agencies or

      o PSE&G provides credit enhancement satisfactory to the rating agencies to assure remittance by PSE&G to the trustee of the transition bond charge it collects.

      Otherwise, PSE&G will be required to remit collections within two business days of receipt. Despite these requirements, PSE&G might fail to pay the full amount of the transition bond charges to the trustee or might fail to do so on a timely basis. This failure could materially reduce the value of your investment.


      The Competition Act provides that the rights of the issuer to the bondable transition property are not affected by the commingling of these funds with PSE&G's other funds. In a bankruptcy of PSE&G, however, a bankruptcy court might rule that federal bankruptcy law takes precedence over the Competition Act and does not recognize the right of the issuer to collections of the transition bond charge that are commingled with other funds of PSE&G as of the date of bankruptcy. If so, the collections of the transition bond charge held by PSE&G as of the date of bankruptcy would not be available to pay amounts owing on the transition bonds. In this case, the issuer would have a general unsecured claim against PSE&G for those amounts. This scenario could cause material delays in payment or an inability of the issuer to gain access to the funds required for scheduled payments on the transition bonds.


BANKRUPTCY OF PSE&G COULD RESULT IN LOSSES OR DELAYS IN PAYMENTS ON THE TRANSITION BONDS


      The Competition Act and the BPU financing order provide that as a matter of New Jersey state law


      o bondable transition property constitutes presently existing property of PSE&G for all purposes;

      o PSE&G may sell, assign and otherwise transfer that property and PSE&G or the issuer may pledge or grant a security interest in the property as collateral for transition bonds; and

      o a transfer of the bondable transition property from PSE&G to the issuer is a sale or other absolute transfer of the bondable transition property, not a pledge of the bondable transition property to secure a financing by PSE&G.

See "THE COMPETITION ACT" in this prospectus. These three provisions are important to maintaining payments on the transition bonds in accordance with their terms during any bankruptcy of PSE&G. In addition, the transaction has been structured with the objective of keeping the issuer separate from PSE&G in the event of a bankruptcy of PSE&G.

      A bankruptcy court generally follows state property law on issues such as those addressed by the three provisions described above. However, a bankruptcy court has authority not to follow state law if it determines that the state law is contrary to a paramount federal bankruptcy policy or interest. If a bankruptcy court in a PSE&G bankruptcy refused to enforce one or more of the state property law provisions described above for this reason, the effect of this decision on you as a transition bondholder would be similar to the treatment you would receive in a PSE&G bankruptcy if the transition bonds had been issued directly by PSE&G. A decision by the bankruptcy court that, despite the separateness of PSE&G and the issuer, the two companies should be consolidated, would have a similar effect on you as a transition bondholder. That treatment could cause material delays in payment of, or losses on, your transition bonds and could materially reduce the value of your investment. For example:

      o the trustee could be prevented from exercising any remedies against PSE&G on your behalf, from recovering funds to repay the transition bonds or from replacing PSE&G as servicer, without permission from the bankruptcy court;

      o the bankruptcy court could order the trustee to exchange the bondable transition property for other property, which might be of lower value;

      o tax or other government liens on PSE&G's property that arose after the transfer of the bondable transition property to the issuer might nevertheless have priority over the trustee's lien and might be paid from transition bond charge collections before payments on the transition bonds;

      o the trustee's lien might not be properly perfected in bondable transition property collections that were commingled with other funds PSE&G collects from its customers as of the date of PSE&G's bankruptcy, or might not be properly perfected in all of the bondable transition property, and the lien could therefore be set aside in the bankruptcy, with the result that the transition bonds would represent only general unsecured claims against PSE&G;

      o the bankruptcy court might rule that the transition bond charge collected by the issuer should be used to pay a portion of the cost of providing electric service; or

      o the bankruptcy court might rule that the remedy provisions of the bondable transition property sale agreement are unenforceable, leaving the issuer with a claim of actual damages against PSE&G, which may be difficult to prove.

A BPU SEQUESTRATION ORDER FOR BONDABLE TRANSITION PROPERTY IN CASE OF DEFAULT MIGHT NOT BE ENFORCEABLE IN BANKRUPTCY


      If PSE&G defaults on its obligations as servicer, the Competition Act allows the BPU or any court of competent jurisdiction to order the sequestration and payment of all transition bond charge collections to the transition bondholders. The Competition Act states that this BPU or court order would be effective even if made while PSE&G or its successor is in bankruptcy. However, federal bankruptcy law may prevent the BPU from issuing or enforcing this order. The indenture requires the trustee to request an order from the bankruptcy court to permit the BPU to issue and enforce the order. However, the bankruptcy court may deny the request. In this scenario, the issuer would lose access to the transition bond charge collections and thereby lose its source of funds for scheduled payments on the transition bonds.


     OTHER RISKS ASSOCIATED WITH AN INVESTMENT IN THE TRANSITION BONDS

ABSENCE OF SECONDARY MARKET FOR TRANSITION BONDS COULD LIMIT YOUR ABILITY TO RESELL TRANSITION BONDS

      The underwriters for the transition bonds may assist in resales of the transition bonds but they are not required to do so. A secondary market for the transition bonds may not develop. If it does develop, it may not continue or it may not be sufficiently liquid to allow you to resell any of your transition bonds.


THE ISSUER MAY ISSUE ADDITIONAL SERIES OF TRANSITION BONDS WHOSE HOLDERS HAVE CONFLICTING INTERESTS


      The issuer may issue other series of transition bonds without your prior review or approval. These series may include terms and provisions which would be unique to that particular series. A new series of transition bonds may not be issued if it would result in the credit ratings on any outstanding series of transition bonds being reduced or withdrawn. See "THE TRANSITION BONDS" and "THE INDENTURE" in this prospectus. In addition, some matters may require the vote of the holders of all series and classes of transition bonds. Your interests in these votes may conflict with the interests of the transition bondholders of another series or of another class. Thus, these votes could result in an outcome that is materially unfavorable to you.


THE RATINGS HAVE A LIMITED FUNCTION AND THEY ARE NO INDICATION OF THE EXPECTED RATE OF PAYMENT OF PRINCIPAL ON THE TRANSITION BONDS


      The transition bonds will be rated by one or more established rating agencies. The ratings merely analyze the probability that the issuer will repay the total principal amount of the transition bonds at final maturity and will make timely interest payments. The ratings do not assess the speed at which the issuer will repay the principal of the transition bonds. Thus, the issuer may repay the principal of your transition bonds earlier or later than you expect, which may materially reduce the value of your investment. A rating is not a recommendation to buy, sell or hold transition bonds. The rating may change at any time. A rating agency has the authority to revise or withdraw its bond rating based solely upon its own judgment. See "RATINGS FOR THE TRANSITION BONDS" in this prospectus.

PSE&G'S OBLIGATION TO INDEMNIFY THE ISSUER FOR A BREACH OF A REPRESENTATION OR WARRANTY MAY NOT BE SUFFICIENT TO PROTECT YOUR INVESTMENT


      If PSE&G breaches a representation or warranty in the sale agreement, it is obligated to indemnify the issuer and the trustee for any liabilities, obligation, claims, actions, suit or payments resulting from that breach, as well as any reasonable costs and expenses incurred. In addition, PSE&G is obligated to indemnify the issuer and the trustee for principal and interest on the transition bonds not paid when scheduled to be paid in accordance with their terms and the amount of any deposits to the issuer required to have been made which are not made when so required as a result of a breach of a representation or warranty. However, the amount of any indemnification paid by the servicer or the seller may not be sufficient for you to recover all of your loss on the transition bonds. See "THE SALE AGREEMENT - PSE&G'S OBLIGATION TO INDEMNIFY THE ISSUER AND THE TRUSTEE AND TO TAKE LEGAL ACTION" in this prospectus.



                         FORWARD-LOOKING STATEMENTS

      Some statements contained in this prospectus and the related prospectus supplement concerning expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts, are forward-looking statements within the meaning of the federal securities laws. Although PSE&G and the issuer believe that the expectations and the underlying assumptions reflected in these statements are reasonable, there can be no assurance that these expectations will prove to have been correct. The forward-looking statements involve a number of risks and uncertainties and actual results may differ materially from the results discussed in the forward-looking statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements:


      o     state and federal legal or regulatory developments;

      o     national or regional economic conditions;

      o     market demand and prices for energy;

      o     weather variations affecting customer energy usage;

      o     the effect of continued electric industry restructuring;

      o     operating performance of PSE&G's facilities;

      o the payment patterns of customers including the rate of delinquencies and the accuracy of the collections curve; and

      o system conditions (including actual results in achieving year 2000 compliance by PSE&G, its subsidiaries, affiliates, customers, vendors and others).


Any forward-looking statements should be considered in light of these important factors and in conjunction with PSE&G's other documents on file with the SEC.

      New factors that could cause actual results to differ materially from those described in forward-looking statements emerge from time to time. It is not possible for PSE&G or the issuer to predict all of these factors, or the extent to which any factor or combination of factors may cause actual results to differ from those contained in any forward-looking statement. Any forward-looking statement speaks only as of the date on which the statement is made and neither PSE&G nor the issuer undertakes any obligation to update the information contained in the statement to reflect subsequent developments or information.


                  PUBLIC SERVICE ELECTRIC AND GAS COMPANY


      PSE&G, a wholly-owned subsidiary of Public Service Enterprise Group Incorporated ("Enterprise"), is an operating electric and gas public utility incorporated under the laws of the State of New Jersey. Enterprise is an exempt public utility holding company under the Public Utility Holding Company Act of 1935. PSE&G supplies electric and gas service in areas of New Jersey, including its principal cities, where approximately
5.5 million people or about 70% of the State's population reside. This area covers approximately 2,600 square miles and contains residential areas and a diversified mix of commerce and industry. While PSE&G believes that it has all the franchises and consents necessary for its electric and gas transmission and distribution operations in the territory it serves, such franchises are not exclusive. As of March 31, 1999, PSE&G's assets comprised approximately 82% of Enterprise's consolidated assets.

      The electric utility industry is undergoing fundamental restructuring. Through the enactment of the Competition Act, the New Jersey Legislature endeavours to lower energy costs and to allow New Jersey energy customers to choose their electric power supplier. The Competition Act deregulates the electric power generation market in order to promote efficient energy service to consumers and to diversify the sources of supply of electricity in the State. Therefore, the traditional retail monopoly for electric power generation will be eliminated and competition will be introduced to the electricity generation market. To this end, the BPU is authorized to order electric utilities to separate their generation facilities into a separate competitive business segment in order for the generation of electricity to be subject to competition in a separate market. Customers' bills will be unbundled into separate line items for electric distribution, transmission and generation services, among others. In a competitive electric generation market, the traditional electric utility rate regulation will be replaced by a combination of modified regulation and some competition.

      In order to maintain the financial integrity of electric utilities in the transition to competition, the Competition Act provides each electric utility the opportunity to recover certain stranded costs associated with generation-related assets through a transition bond charge and other limited charges. PSE&G will recover the stranded costs related to the newly introduced competition in electric power generation and other reasonably incurred costs which are nonrecoverable in competitive markets, to the extent permitted by the BPU. PSE&G'S fossil and nuclear fueled electric generation plants which produce electric power and current are referred to as generation related facilities. The high voltage electric lines and related step up and step down transformers and substations which transmit electric power and current at higher voltages and usually over longer distances than distribution facilities are referred to as transmission facilities . The lower voltage electric lines, transformers and substations which interconnect with the high voltage transmission lines and distribute the power and current to the end-use customers at lower voltage levels consistent with the customers use are referred to as distribution facilities." See "THE COMPETITION ACT" in this prospectus.

      In compliance with the Competition Act, in the fourth quarter of 1999, PSE&G expects to sell all of its generation-related assets and transfer all of its electric trading and wholesale electric marketing business to PSEG Power, a Delaware limited liability company formed in 1999 as a wholly owned direct subsidiary of Enterprise.

      Where to Find Information About PSE&G. PSE&G files periodic reports with the SEC as required by the Exchange Act. Reports filed with the SEC are available for inspection without charge at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of periodic reports and exhibits thereto may be obtained at the above locations at prescribed rates. Information filed with the SEC can also be inspected at the SEC site on the World Wide Web at http://www.sec.gov PSE&G also provides information through its website at http://www.pseg.com

      How the Issuer Will Use the Proceeds of the Transition Bonds. The issuer will use the entire net proceeds from the sale of the transition bonds (estimated at $___) to purchase bondable transition property from PSE&G as described under "THE SALE AGREEMENT" in this prospectus. As required by the Competition Act, the BPU financing order issued by the BPU on September 17, 1999 and the BPU restructuring order issued by the BPU on August 24, 1999, referred to as the BPU restructuring order, PSE&G will apply the proceeds from the sale to the retirement of outstanding debt and equity securities in a manner which will not substantially alter PSE&G's overall capital structure. PSE&G expects that approximately $650 to $950 million of the net proceeds will be applied to the redemption or purchase of outstanding first mortgage bonds of PSE&G, although the amount and timing of debt retirement has not been determined. The balance of the net proceeds after retirement of debt will be used to reduce a combination of outstanding common and preferred stock of PSE&G. PSE&G will make the final decisions with respect to the use of proceeds on the basis of market conditions and other factors existing at the relevant time.




                            THE COMPETITION ACT


      The New Jersey Electric Discount and Energy Competition Act, referred to as the Competition Act, signed into law in February 1999, provides, among other things, for the restructuring of the electric utility industry in New Jersey. The Competition Act requires the unbundling of electric services into separate generation, transmission and distribution services with open retail competition for generation services. While electric utilities will continue to provide transmission and distribution services, the Competition Act authorizes third party electric power suppliers licensed by the BPU, referred to as third party suppliers, to provide electric generation services to retail customers. Under the Competition Act, third party suppliers are subject to some limited financial and other requirements and some customer protection requirements, but are generally not regulated by the BPU. Electric distribution and transmission services will remain regulated.

      Even with the enactment of the Competition Act, the BPU will continue to regulate aspects of the electric industry in New Jersey with respect to electric distribution companies. The BPU will also establish guidelines governing customer billing and collection and metering and disclosure requirements applicable to third party suppliers participating in the new market in New Jersey.


RECOVERY OF STRANDED COSTS IS ALLOWED FOR PSE&G AND OTHER NEW JERSEY UTILITIES


      The Competition Act allows utilities an opportunity to recover their stranded costs. Stranded costs means the amount by which the net cost of the electric public utility's electric generating assets or electric power purchase contracts, as determined by the BPU, exceeds the market value of those assets or contracts in a competitive supply marketplace and the costs of buydowns or buyouts of power purchase contracts. The Competition Act also permits the recovery of restructuring related costs which the BPU approves as appropriate for recovery. As a mechanism to recover these stranded costs, the Competition Act provides for the imposition and collection of a transition bond charge on customers' bills. Because the transition bond charge is a usage based charge based on access to the utility's transmission and distribution system, the customers will be assessed regardless of whether the customers purchase electricity from the utility or a third party supplier.

      The BPU restructuring order authorizes PSE&G to recover $2.940 billion of its net of tax stranded costs, of which $2.4 billion may be recovered through securitization pursuant to the BPU financing order. The BPU financing order authorizes PSE&G to recover up to $125 million of additional related costs through securitization. The restructuring order also authorizes the recovery of $540 million net of tax of generation related stranded costs which will not be securitized. The stranded costs which will not be securitized will be recovered through a non-bypassable market transition charge imposed by PSE&G as of August 1, 1999 on principally the same customer base from which PSE&G will collect the transition bond charge. The Competition Act permits PSE&G to seek recovery of additional stranded costs through either an additional market transition charge or an additional securitized transition bond charge, authorized by the BPU. PSE&G does not, however, anticipate applying for recovery of additional stranded costs at this time. Moreover, the Competition Act requires the BPU to review periodically any market transition charge used to recover stranded costs. This is to ensure that the utility imposing the charge will not collect charges which exceed its actual stranded costs. Any periodic review of market transition charges will not affect transition bond charges servicing transition bonds. See "PSE&G'S RESTRUCTURING" in this prospectus.


PSE&G AND OTHER UTILITIES MAY SECURITIZE STRANDED COSTS

      The Recovery of Stranded Costs May be Facilitated by the Issuance of Transition Bonds. The Competition Act authorizes the BPU to issue "bondable stranded cost rate orders" approving, among other things, the issuance of transition bonds to recover bondable stranded costs and related expenses of an electric public utility. A utility, a finance subsidiary of a utility or a third-party assignee of a utility may issue transition bonds. Under the Competition Act, proceeds of transition bonds are required to be used to reduce the utility's stranded costs through the retirement of its debt or equity, or both. Transition bonds are secured by and payable from bondable transition property and may have an expected amortization schedule of up to 15 years. The BPU financing order allows the final legal maturity of the transition bonds issued by the issuer to extend to 17 years from date of issuance of the transition bonds.

      The Competition Act contains a number of provisions designed to facilitate the securitization of stranded costs and related expenses.


      A Bondable Stranded Cost Rate Order is Irrevocable. Under the Competition Act, bondable transition property is created by the issuance by the BPU of a bondable stranded cost rate order, such as the BPU financing order. The Competition Act provides that each bondable stranded cost rate order, including the BPU financing order, will become irrevocable upon issuance and effectiveness of the order. Upon the transfer of the bondable transition property to an assignee, such as the issuer, and the receipt of consideration for the sale of the transition bonds, the bondable stranded cost rate order, the transition bond charge and the bondable transition property become a vested, presently existing property right, vested ab initio in the assignee.


      Under the Competition Act, neither the BPU nor any other governmental entity has the authority, directly or indirectly, legally or equitably, to rescind, alter, repeal, modify or amend a bondable stranded cost rate order, to revalue, re-evaluate or revise the amount of bondable stranded costs, to determine that the transition bond charge or the revenues required to recover bondable stranded costs are unjust or unreasonable, or in any way to reduce or impair the value of bondable transition property, nor will the amount of revenues from the transition bond charge be subject to reduction, impairment, postponement or termination. In addition, under the Competition Act, the State of New Jersey pledges and agrees with the holders of the transition bonds, and with any assignee or financing entity, such as the issuer, not to limit, alter or impair the bondable transition property or the other rights vested in an electric public utility or any assignee or pledgee of the utility or any financing entity or vested in the holders of any transition bonds pursuant to the bondable stranded cost rate order until the transition bonds are fully paid and discharged. In addition, the State pledges and agrees in the Competition Act that it will not in any way limit, alter, impair or reduce the value or amount of the bondable transition property approved by the bondable stranded cost rate order except as contemplated by the periodic adjustments to the transition bond charge authorized by the Competition Act. See "--The Transition Bond Charge is Adjusted Periodically" below. See also "--JUDICIAL, LEGISLATIVE Or REGULATORY ACTION THAT MAY ADVERSELY AFFECT YOUR INVESTMENT" in this prospectus. A bondable stranded cost rate order does not constitute a debt or liability of the State, nor does it constitute a pledge of the full faith and credit of the State. The issuance of transition bonds does not, directly, indirectly or contingently, obligate the State to levy or pledge any form of taxation or make any appropriation for their payment.

      The Transition Bond Charge is Adjusted Periodically. The Competition Act requires each bondable stranded costs order to provide for mandatory adjustment of the transition bond charge, at least once a year, upon petition of the electric public utility or its assignee or financing party. Such adjustments are formula-based to ensure receipt of revenues sufficient to provide for the full recovery of bondable stranded costs, including, without limitation, the timely payment of the principal of, and interest and acquisition or redemption premium on, the transition bonds in accordance with the expected amortization schedule. PSE&G agrees in the servicing agreement to file with the BPU each proposed adjustment calculated in accordance with the formula.

      Customers Cannot Avoid Paying the Transition Bond Charge. The Competition Act provides that transition bond charge is "non-bypassable" which means that the charge will be payable by retail consumers of electricity within the utility's service territory who access a utility's transmission and distribution system, even if those customers elect to purchase electricity from a third party supplier. Also, if on-site generation facilities that are connected to the utility's transmission and distribution system produce power that is delivered to off-site retail customers in New Jersey, the transition bond charge will apply to the sale or delivery of that power. However, if consumers self-generate and are not connected to the utility's transmission and distribution system, they will not be obligated to pay the transition bond charge. If power from on-site facilities is consumed by on-site consumers that are connected to the utility's transmission and distribution system, the transition bond charge will also not apply to that power unless the new on-site generation facilities in the aggregate reduce the utility's energy distribution to 92.5% or below of its 1999 energy distribution. In that case, the transition bond charge will be imposed on those on-site customers.


      The Competition Act Provides a Procedure for Perfecting a Transfer of Bondable Transition Property and for Perfecting the Transition Bonds' Lien on Bondable Transition Property. The Competition Act provides procedures for assuring that the transfer of the bondable transition property from PSE&G to the issuer will be perfected under New Jersey law and that the security interest granted by the issuer to the trustee in the bondable transition property will be perfected under New Jersey law. The Competition Act provides that a transfer of bondable transition property will be perfected against any third party when:

      o the BPU has issued its bondable stranded cost rate order with respect to such bondable transaction property,

      o the agreement to transfer the property has been executed and delivered by the electric public utility or its assignee, and

      o a financing statement with respect to the transfer has been filed in accordance with the New Jersey Uniform Commercial Code.

The Competition Act provides that security interests in the bondable transition property are perfected by means of a separate filing under the Uniform Commercial Code of New Jersey. Upon perfection, a security interest under the Uniform Commercial Code attaches to bondable transition property, whether or not the revenues or proceeds thereof have accrued. The Competition Act provides that priority of security interests in bondable transition property will not be defeated or adversely affected by:

      o commingling of revenues received from transition bond charge collections with other funds of the utility or its assignee or

      o the periodic adjustment of the transition bond charge under the Competition Act.


      The Competition Act Characterizes the Transfer of Bondable Transition Property as a Sale or Other Absolute Transfer. The Competition Act provides that a transfer by the utility or an assignee of bondable transition property will be treated as a sale or other absolute transfer of the transferor's right, title and interest and not as a borrowing secured by the bondable transition property, if the parties expressly state in governing documents that a transfer is to be a sale or other absolute transfer. The characterization of the transfer as a sale is not affected or impaired by the fact that:

            (a) the assignor retains or acquires a pari passu equity interest in the bondable transition property or the fact that only a portion of the bondable transition property is transferred;

            (b) the assignor retains or acquires a subordinated equity interest or other credit enhancement provisions or terms commensurate with market practices;

            (c) the electric public utility acts as collector or servicer of the related transition bond charge;

            (d) the assignor retains bare legal title to the bondable transition property for servicing or supervising services and collections relating to the bondable transition property; or

            (e) the transfer is treated as a financing for Federal, state or local tax purposes or financial accounting purposes.

See "RISK FACTORS--THE RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY
PROCEEDINGs" in this prospectus.


                           PSE&G'S RESTRUCTURING


      The Stipulation and Restructuring Order. On March 17, 1999, PSE&G and a number of other parties filed a stipulation with the BPU, detailing a proposal for PSE&G's implementation of full customer choice under the Competition Act. The parties to the stipulation agreed, among other things, not to oppose a financing order to be issued by the BPU or the sale of transition bonds to implement securitization in any judicial or regulatory forum. An alternative joint proposal was submitted by the Division of the Ratepayer Advocate in opposition to the stipulation. The BPU found the stipulation, subject to certain modifications, to be a reasonable framework for resolution of the proceedings and issued its summary order, dated April 21, 1999. Its final restructuring order was issued on August 24, 1999 and is referred to as the restructuring order.

      The restructuring order authorizes PSE&G to recover a total of $2.940 billion of its net of tax stranded costs, comprised from the following components. The BPU authorized the recovery of PSE&G's bondable stranded costs in an amount of $2.525 billion through the issuance of $2.525 billion in transition bonds, backed by the collection of a transition bond charge designed to recover $2.400 billion net of tax stranded costs plus $125 million in transaction costs and related expenses of the financing. The BPU also authorized the recovery of $540 million of unsecuritized generation-related net of tax stranded costs on a present-value basis though a market transition charge. In addition, the BPU authorized the recovery of federal and state taxes associated with the collection of the transition bond charge through a market transition charge.

      PSE&G Unbundled its Electric Rates. PSE&G unbundled its retail electric rates on August 1, 1999. As a result customers' bills were divided into separate line items for distribution charges, transmission charges, generation services, the market transition charge, the transition bond charge and the societal benefits charge. If a customer chooses a third party supplier for generation services, the customer may receive separate billings for those services directly from the third party supplier or it may receive combined billings for all charges, either from PSE&G or from the third party supplier pursuant to an agreement between PSE&G and the third party supplier. If the third party supplier bills the combined charges, it must remit to PSE&G the amount it bills to customers on behalf of PSE&G. See "THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE - THE BPU FINANCING ORDER - PSE&G Must Allow Other Entities to Provide Metering and Billing Services". PSE&G has not as yet entered into any arrangements with third party suppliers for billings and collections.

      PSE&G May Collect a Societal Benefits Charge. Under the Competition Act an electric public utility is permitted, with BPU approval, to collect a non-bypassable societal benefits charge from all of its retail customers to recover

      o     nuclear plant decommissioning costs,

      o     demand side management program costs,

      o     customer education program costs,

      o     certain environmental remediation costs and

      o previously approved social programs cost such as programs to assist customers unable to pay their utility bills in full and on time.

The BPU restructuring order provided that PSE&G may impose a societal benefits charge commencing August 1, 1999.

      PSE&G Must Reduce its Electric Rates. Pursuant to the stipulation and the BPU restructuring order, PSE&G's current rates for generating, transmitting and distributing electric power to its customers were reduced on August 1, 1999 by 5% from prior rates which includes a 1% reduction due to the savings from securitization. The second rate reduction, which will take place at the time the transition bonds are sold, will provide an additional reduction of 2%, so that customers receive the full benefit of the securitization. A further rate reduction of an additional 2% will take place on August 1, 2001, bringing the total estimated reduction to 9% from current rates. In the event that the securitization has not occurred by August 1, 2001, this reduction would be reduced by 2%. The final rate reduction of 4.9% will take place on August 1, 2002 and will result in an overall rate reduction from the rates in effect prior toAugust 1, 1999 of 13.9% (10% from the rates as of April 30, 1997), regardless of the amount of reduction achieved from securitization. PSE&G's rates will not be subject to any legislative cap after July 31, 2003, although rates will continue to be subject to BPU approval.

      Pursuant to the Competition Act and the BPU restructuring order, customers may choose to purchase power from alternative third party suppliers and later return to PSE&G as their supplier of basic generation service until July 31, 2002. Pursuant to the BPU restructuring order PSE&G is also authorized to transfer its generation assets to a separate corporate entity as a "related competitive business segment of a common public utility holding company". Any third party supplier will be required to provide the servicer with total monthly kilowatt hour usage information for each customer in a timely manner for the servicer to fulfill its obligations.


           THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE

THE BPU FINANCING ORDER


      PSE&G's Petition and the BPU Financing Order. On June 8, 1999, PSE&G filed a petition with the BPU requesting the issuance by the BPU of a bondable stranded cost rate order under the Competition Act to allow PSE&G to recover up to $2.4 billion of its bondable stranded costs, plus $125 million of associated transaction costs and the cost of retiring equity and debt securities of PSE&G. These costs are recoverable through the issuance of up to $2.525 billion of transition bonds and the imposition of a transition bond charge. In response to the petition the BPU issued its financing order, on September 17, 1999, referred to as the BPU financing order.

      The BPU Authorized PSE&G to Issue Transition Bonds. Consistent with the restructuring order, the BPU financing order authorizes the issuance of transition bonds in an aggregate principal amount not to exceed $2.525 billion, secured by bondable transition property. The transition bonds may have a final legal maturity not later than 17 years from the date of issuance.

      The final structure, pricing and other terms of the transition bonds will be subject to approval of the BPU board or its designee. This approval will be obtained prior to the sale of the transition bonds. The BPU financing order permits PSE&G to enter into a hedge agreement to protect PSE&G's customers against interest rate exposure in connection with the sale of transition bonds.


      The BPU Authorized PSE&G to Impose the Transition Bond Charge. Under the BPU financing order, the BPU authorizes PSE&G to impose, meter, charge, bill, collect and receive from customers, the transition bond charge in an amount sufficient to recover the principal amount of transition bonds in accordance with a scheduled amortization and interest thereon, plus an amount sufficient to provide for any credit enhancement, to fund any reserves, and to pay acquisition or redemption premiums, if any, servicing fees and other expenses relating to the transition bonds.

      The BPU also grants PSE&G, as servicer, the authority to make "non-routine" filings for adjustments. This would permit filings to be made to accommodate changes in the formula specified in the BPU financing order for the mandatory periodic adjustments which PSE&G deems appropriate to remedy a significant and recurring variance between actual and expected transition bond charge collections. Any such filing is required to be made at least 90 days prior to the proposed effective date and would be subject to BPU approval.


      The transition bond charge will be a single per kilowatt hour charge assessed against all customers, regardless of customer class, on a monthly basis as part of their regular monthly billings. PSE&G will set the initial per kilowatt hour transition bond charge, based upon the formula approved in the BPU financing order. The transition bond charge and the charge for related federal and state taxes associated with the collection of the transition bond charge are intended to provide an approximately level combined charge throughout the term of the transition bonds. The transition bond charge and the related charge for taxes will be reflected in each customer's bill in a single line item with an explanation in the bill that the line item includes the transition bond charge.


      The transition bond charge for each series of transition bonds will be assessed on all customer bills and will be pro-rated in the case of the first bill after issuance of a series of transition bonds to account for any partial month since the date of issuance. For instance, if a particular series issuance date is August 15, bills that include current charges for services provided before August 15 will not be assessed the transition bond charge for the period prior to August 15, with respect to that series. Upon each adjustment of the transition bond charge or issuance of additional series of transition bonds, the adjusted transition bond charge will be assessed in the same manner.

      The initial transition bond charge will be calculated on the basis of:


      o     the issuance of $2,525 million of transition bonds,

      o the projected total payments required in relation to the transition bonds during the period commencing on the date of issuance of the transition bonds and ending December 31, 2000, and

      o the estimated amount of kwh of electricity delivered, billed and collected during that period.

      The periodic adjustments to the transition bond charge are designed to ensure that transition bond charge collections are not more or less than the amount necessary to meet all of the required payments in relation to the transition bonds and related costs and expenses and to maintain the required balances in the overcollateralization subaccount and the capital subaccount. In requesting periodic adjustments, the servicer is required to take into account updated projections of consumption levels and timing of collections and any amounts held in the reserve subaccount.

      PSE&G Must Allow Other Entities to Provide Metering and Billing Services. Under the Competition Act, the BPU may establish specific standards for metering, billing and other activities by third party suppliers participating in the new market in New Jersey. In order to qualify to serve as a third party supplier, an electric supplier must maintain at least a "BBB" or the equivalent long term unsecured credit rating from Moody's Investors Service or Standard & Poor's Ratings Services, or lodge with the servicer a cash deposit or comparable security equal to two months' maximum estimated collections of all charges payable to PSE&G. The BPU financing order allows qualified third party suppliers, approved by the BPU, to bill and collect the transition bond charge on behalf of the issuer. In doing so, third-party suppliers must comply with all applicable BPU billing and collection requirements. Third party suppliers must also agree to remit the full amount of all charges it bills to customers for the electric generation, transmission and distribution services PSE&G or its successor provides, together with the transition bond charge, regardless of whether such payments are received from the customers, within 15 days of PSE&G's or its successor's bill for such charges. If a third party supplier fails to remit charges within a further 7 days, PSE&G, as servicer, or its successor may assume responsibility for billing or transfer responsibility to another qualified third party supplier. While a third party supplier collecting the transition bond charge may request termination of service to delinquent customers, only PSE&G or a successor electric public utility, may disconnect or reconnect a customer's distribution service.


      The BPU May Designate a Replacement Servicer. The Competition Act provides that in the event of a default by the electric public utility in respect of charging, collecting and receiving revenues derived from the transition bond charge and upon the application of the secured party, such as the trustee, or an assignee, such as the issuer, the BPU or any court of competent jurisdiction will by order designate a trustee or other entity to act in place of the electric public utility to impose, meter, charge, bill, collect and receive the transition bond charge. The BPU may, in its discretion establish criteria for the selection of any entity that may become a servicer of bondable transition property upon the default or other material adverse change in the financial condition of the electric public utility. The appointment of a successor servicer must not result in the downgrade or withdrawal of a rating on any outstanding transition bonds.

THE BPU'S TRANSITION BOND CHARGE ADJUSTMENT PROCESS


      The servicing agreement requires the servicer to seek adjustments to the transition bond charge in order to enhance the likelihood that actual transition bond charge collections, net of any amounts on deposit in the reserve subaccount, are neither more nor less than the amount necessary to amortize the transition bonds of each series in accordance with the related amortization schedule, to pay interest, to fund the overcollateralization subaccount to the amount required to be on deposit in the overcollateralization account, to replenish any shortfalls in the capital subaccount, and to pay the trustee's fee, the servicing fee and the other expenses and costs included in bondable stranded costs. These adjustments are formula based, incorporating actual transition bond charge collections, as well as updated assumptions by the servicer as to projected future usage of electricity by customers, expected delinquencies and write-offs and future expenses relating to bondable transition property and the transition bonds, and the issuance of any additional series of transition bonds. They are designed to achieve each of the above goals by the payment date immediately preceding the next date on which the transition bond charge is adjusted or the expected final payment date, as applicable, taking into account any amounts on deposit in the reserve subaccount. If at the time of issuance of a series, the servicer determines any additional adjustments are required, the dates for these adjustments will be specified in the prospectus supplement for the series.

      The Schedule for Making Adjustments to the Transition Bond Charge. The servicer will file an adjustment request to the transition bond charge with the BPU on December 1 of each year and on any additional date or dates specified in the prospectus supplement for any series of transition bonds. Each proposed adjustment will become effective on an interim basis 30 days after filing, and final after 60 days, in each case, absent a determination by the BPU of manifest error. Each adjustment will be effective on an interim basis on January 1 of the following year and will be effective on a final basis 30 days thereafter. In the case of a finding of manifest error by the BPU, the proposed adjustment will not become effective until the error is corrected to the satisfaction of the BPU. The date on which an adjustment request is filed is referred to as a calculation date.


      The BPU Authorized PSE&G to Sell Bondable Transition Property to the Issuer. Under the BPU financing order, the BPU authorized PSE&G to assign, sell, transfer or pledge bondable transition property to the issuer.


        THE SELLER AND SERVICER OF THE BONDABLE TRANSITION PROPERTY

PSE&G


      PSE&G is an operating electric and gas public utility, incorporated under the laws of the State of New Jersey in 1924. The equity of PSE&G is held by Enterprise. PSE&G is engaged principally in the generation, transmission, distribution and sale of electric energy service and in the transmission, distribution and sale of gas service in New Jersey. PSE&G supplies electric and gas service in areas of New Jersey in which approximately 5.5 million people reside, servicing approximately 70% of the State's population. PSE&G's electric and gas service area is a corridor of approximately 2,600 square miles running diagonally across New Jersey from Bergen County in the northeast to an area below the City of Camden in the southwest. The greater portion of this area is served with both electricity and gas, but some parts are served with electricity only and other parts with gas only. This heavily populated, commercialized and industrialized territory encompasses most of New Jersey's largest municipalities, including its six largest cities, Newark, Jersey City, Paterson, Elizabeth, Trenton and Camden, in addition to approximately 300 suburban and rural communities. This service territory contains residential areas and a diversified mix of commerce and industry, including major facilities of many corporations of national prominence. PSE&G believes that it has all the franchises and consents necessary for its electric and gas distribution operations in the territory it serves.


      PSE&G reported net income of $604 million on revenue of $5,590 million for the year ended December 31, 1998 as compared with net income of $528 million on revenue of $5,855 for the year ended December 31, 1997. For the year ended December 31, 1998 approximately 72% and 28% of revenues were derived from electricity and gas, respectively, of which 36% was derived from residential customers, 37% was derived from commercial customers, 16% was derived from industrial customers and 10% was derived from other customers.

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

      Enterprise, a holding company formed in 1985, has two principal, direct, wholly owned subsidiaries, PSE&G and PSEG Energy Holdings Inc. The assets of PSE&G comprise approximately 82% of Enterprise's consolidated assets, and the financial condition and results of operation of PSE&G are principal factors affecting the financial condition and results of operations of Enterprise. PSEG Energy Holdings Inc., formerly Enterprise Diversified Holdings Incorporated, is the parent of Enterprise's non-utility businesses.

PSE&G'S CUSTOMER CLASSES

      PSE&G's customer base is divided into three classes of business: residential, commercial, and industrial. Several rate classes are included within each category differentiated by type and level of service.



ELECTRIC REVENUE, NUMBER OF CUSTOMERS AND CONSUMPTION

      The following table shows the amount of billed electric revenue per customer class for the past five and a half years and the percentage of each customer class of the total billed revenue. The figures for 1999 are based on the six month period from January to June.



                                                             TABLE 1

                                                      BILLED REVENUE ($000)
               1994      %         1995        %       1996        %        1997       %       1998       %        1999       %

Residential  $1,198,007  32.50%  $1,258,773  32.70%  $1,255,691  32.80%  $1,228,098  32.90%  $1,266,508  33.40%   $583,916  32.00%
Commercial   $1,796,557  48.80%  $1,892,093  49.20%  $1,904,274  49.70%  $1,856,899  49.80%  $1,904,794  50.20%   $938,509  51.40%
Industrial     $689,600  18.70%    $696,947  18.10%    $670,884  17.50%    $643,650  17.30%    $625,974  16.50%   $302,995  16.60%
Total        $3,684,164 100.00%  $3,847,814 100.00%  $3,830,849 100.00%  $3,728,646 100.00%  $3,797,277 100.00% $1,825,419 100.00%

      The following table shows the average number of customers in each customer class for the past five and a half years and the percentage each customer class bears to the total number of customers. The figures for 1999 are based on the six month period from January to June.

                                                             TABLE 2

                                           AVERAGE NUMBER OF CUSTOMERS (Customer Bills)
               1994        %       1995        %       1996        %       1997       %       1998       %        1999        %

Residential  1,666,598    86.50% 1,677,780    86.50% 1,683,208    86.50% 1,686,444   86.40%  1,701,066  86.30%  1,711,159   86.30%
Commercial     250,312    13.00%   252,574    13.00%   253,611    13.00%   257,013   13.20%    260,957  13.20%    262,381   13.20%
Industrial       9,630     0.50%     9,522     0.50%     9,300     0.50%     9,170    0.50%      9,101   0.50%      9,025    0.50%
Total        1,926,540   100.00% 1,939,876   100.00% 1,946,119   100.00% 1,952,627  100.00%  1,971,124 100.00%  1,982,565  100.00%

      The following table shows the total billed electric consumption in MWh for the past five and a half years for each customer class and the percentage each customer class bears to the total consumption. The figures for 1999 are based on the six month period from January to June.

                                                             TABLE 3

                                                BILLED ELECTRIC CONSUMPTION (MWh)
                1994       %        1995       %        1996      %        1997      %        1998       %       1999          %

Residential   10,708,914  27.50% 10,755,485   27.80% 10,736,855  28.00% 10,710,735  28.10% 11,091,537   28.40%  5,168,811   27.30%
Commercial    19,007,330  48.80% 18,968,792   49.10% 18,990,242  49.50% 18,923,234  49.70% 19,509,283   50.00%  9,664,448   51.19%
Industrial     9,243,537  23.70%  8,934,958   23.10%  8,625,133  22.50%  8,444,973  22.20%  8,440,088   21.60%  4,096,857   21.60%
Total         38,959,781 100.00% 38,659,236  100.00% 38,352,230 100.00% 38,078,943 100.00% 39,040,908  100.00% 18,930,116  100.00%



PERCENTAGE CONCENTRATION WITHIN PSE&G'S LARGE COMMERCIAL AND INDUSTRIAL
CUSTOMERS

      For the period ended December 1998, the ten largest single site electric customers represented approximately 5.6% of PSE&G's kWh sales and the ten largest multi-site electric customers represented approximately 6.9% of PSE&G's kWh sales. In both cases the customers are in the large commercial and industrial customer class. There are no material concentrations in the residential class.

HOW PSE&G FORECASTS THE NUMBER OF CUSTOMERS AND THE AMOUNT OF ELECTRICITY
USAGE


      Accurate projections of the number of customers, usage and retail electric revenue are important in setting, maintaining and adjusting the transition bond charge. The transition bond charge must be sufficient to recover interest on and principal of the transition bonds, to maintain the scheduled overcollateralization level, to replenish any withdrawals from the capital subaccount and to pay the trustee's fee, the servicing fee and the other expenses and costs included in bondable stranded costs. See "THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE--THE BPU'S TRANSITION BOND CHARGE ADJUSTMENT PROCESS" AND "RISK FACTORS--SERVICING RISKS" in this prospectus.


      The energy forecast process starts with a set of assumptions, including economic, demographic, price, marketing, major customers, demand-side management, private plant/co-generation and technology impact assumptions.


      The residential energy forecast is primarily based on a forecast of New Jersey household growth. The use per customer forecast is developed using variables representing growth in the number of air conditioners, New Jersey income per household, energy efficiency improvements and PSE&G average electric price.

      The commercial energy forecast is developed by reference to total personal income and non-manufacturing employment for New Jersey, PSE&G's average electric price, a forecast of floor space and the total number of buildings for New Jersey.


      The specific economic and demographic variables on which the industrial energy forecast are based include manufacturing employment, the industrial production index and employee productivity for New Jersey, the average PSE&G electric and gas price and industrial fuel oil prices. Natural gas and or fuel oil prices are used as a proxy for competitive energy prices. The largest industrial customers are forecast individually. The industrial forecast is further adjusted to account for major known activities in the industrial market such as maintenance shutdowns, co-generation and private plant installations and significant changes in operating characteristics.


      The short-term and long-term forecasting models have been reviewed by the BPU and by BPU hired auditors. All classes of business forecasts assume normal weather and include the effects of demand side management programs.



FORECAST VARIANCES


      The table below compares actual usage in gWh for a particular year to the related forecast prepared during the previous year. For example, the annual 1994 variance is based on a forecast prepared in 1993. There can be no assurance that the future variance between actual and expected consumption will be similar to the historical experience set forth below. The figures for 1999 are based on the six month period from January to June.

                                    TABLE 4
             VARIANCE FOR THE AMOUNT OF ELECTRICITY CONSUMED (GWH)


                   1994      1995       1996       1997      1998       1999

FORECAST          37,570    38,201     37,804     38,217    38,716     18,838
ACTUAL            38,211    38,316     38,439     38,627    39,130     18,912
VARIANCE-%        1.7061     0.301     1.6797     1.0728    1.0693       0.39

      If actual consumption of electricity is higher than the forecast, there will most likely be an excess of transition bond charge collections. Similarly, if actual consumption of electricity is lower than the forecast, there will most likely be insufficient transition bond charge collections.

CREDIT POLICY; BILLING; COLLECTIONS AND WRITE-OFFS; TERMINATION OF SERVICE


   Credit Policy


      PSE&G is required under New Jersey law to provide service to all customers. PSE&G relies on the information provided by the customer and its customer information system to determine whether PSE&G has previously served a customer. Certain accounts are secured with deposits or guarantees as a precautionary measure. The amount of the deposit reflects the estimated use over a two-month period, which is the average time period required to take collection action on past-due billings. Since the vast majority of customers pay their bills within the allotted time, PSE&G does not require deposits from all new customers.

      PSE&G has developed certain criteria for establishing credit. PSE&G uses a positive identification and credit scoring system to determine creditworthiness of its new customers. This system has proven to be an effective method for reducing PSE&G's delinquencies. If a deposit is required to establish credit, industrial and commercial customers must deposit cash equal to twice the maximum monthly bills, by a satisfactory guarantor, or otherwise establishing credit to the satisfaction of PSE&G. In general, residential customers may establish credit by depositing cash equal to twice the average monthly bill. Deposits may not be required if the applicant has previously been a customer of PSE&G and has paid all bills for service for a period of 12 consecutive months ending immediately before the applicant ceased PSE&G service, or if the customer provides a letter of credit from its previous utility showing no delinquencies in the past 12 months.


   Billing Process


      PSE&G bills its customers once every 27 to 33 days and distributes approximately an equal number of bills each business day. For the year ending 1998, PSE&G mailed out an average of 105,000 bills on each business day to its customers. For accounts with potential billing error exceptions, reports are generated for manual review. This review examines accounts that have abnormally high or low bills, potential meter-reading errors and possible meter malfunctions.

   Collection and Write-Off Policy

      PSE&G receives approximately 87% of its total bill payments via U.S. mail. Approximately 9% of bill payments are received at local offices and other third party pay offices. PSE&G receives the remainder of payments via electronic payment and field collection. Bills are due on presentation, and are considered delinquent 19 days after billing. Customers are notified of a delinquent account in the following monthly bill. The same delinquency policy will apply to the transition bond charge. Timing and collection follow-up is based on customer type.

      For residential customers, a past due reminder notice is sent with the monthly bill if payment of the previous month's bill has not been received. If payment is not received by the time of the third month's bill, a shut-off notice is included in that monthly bill. A telephone contact is attempted ten business days after the shut-off notice is issued. Service is terminated if payment is not made by the due date of the third bill. Once service is terminated, the customer may be required to pay an amount up to the total amount past due and to come to a deferred arrangement on any balance not paid in order to resume service.

      For industrial and commercial customers, a shut-off notice is sent with the monthly bill if payment of the previous month's bill has not been received. A telephone contact is attempted ten workdays after the shut-off notice is issued. Service is terminated if payment is not made by the due date on the second bill. Once service is terminated, the customer may be required to pay an amount up to the total amount past due and to come to a deferred arrangement on any balance not paid in order to resume service.


      If service is terminated for a customer of any class, a charge of $20 for gas and $15 for electric is required for service restoration. For both industrial and commercial customers, a final bill including all unpaid amounts is issued after service termination. Unpaid final bills are written off approximately 80 days after the final bill is issued.

      PSE&G may change its credit, billing, collections and termination/restoration of service policies and procedures from time to time. It is expected that any such changes would be designed to enhance PSE&G's ability to bill and collect customer charges on a timely basis. Under the servicing agreement, any changes to customary billing and practices instituted by PSE&G will apply to collections of the transition bond charge so long as PSE&G is the servicer.


      Termination of Service for Certain Residential Customers in the Winter. The winter termination program is part of the New Jersey Administrative Code and prevents discontinuance of electric and gas service to qualified residential customers from November 15 through March 15. The BPU has reserved the option of extending the program to the end of March, if abnormally bad weather is forecasted.

      The program provides for the requirement of good-faith payments according to a 12-month system budget plan. The regulation also provides for restoration of service for customers eligible to participate in the program who had service shut off for non-payment prior to November 15, if up to 25% of the outstanding balance is paid. Residential customers who qualify for the program and who do not meet the requirement for good-faith payments, may have service discontinued if PSE&G successfully petitions the BPU for non-restoration. The program requires that a BPU-approved fact sheet accompany each discontinuance notice to residential customers during the program period. The fact sheet is distributed as a bill insert since discontinuance notices are issued on the customer's bill.


LOSS AND DELINQUENCY EXPERIENCE


      The following tables set forth information relating to the total billed revenues and write-off experience for the past several years. Such historical information is presented herein because PSE&G's actual experience with respect to write-offs and delinquencies may affect the timing of transition bond charge collections. PSE&G does not expect, but cannot assure, that the delinquency or write-off experience with respect to transition bond charge collections will differ substantially from the rates indicated. Write-off and delinquency data is affected by factors such as the overall economy, weather and changes in collection practices. The net write-offs and delinquency experience is expected, but can not be assured, to be similar to PSE&G's previous experience. For example, changes in the retail electric market, including but not limited to the introduction of third party suppliers who may be permitted to provide consolidated billing to PSE&G's customers, could mean that delinquency and write-off ratios will vary from those presented in the tables below. In each of tables 5 through 9, figures for 1999 are for January 1, 1999-June 30, 1999.

      The following table shows total electric and gas billed revenue for the past five and a half years for each customer class.



                                    TABLE 5

                          TOTAL ELECTRIC AND GAS BILLED REVENUES
                                      (IN THOUSANDS)
                 1994         1995         1996         1997         1998         1999
Residential    $2,104,795   $2,098,138   $2,306,281   $2,193,120   $2,102,802   $1,197,993
Commercial     $2,342,261   $2,387,105   $2,439,707   $2,358,069   $2,306,227   $1,210,193
Industrial     $1,028,396   $  997,149   $1,013,170   $  982,258   $  912,081   $  444,071

Total          $5,475,452   $5,482,392   $5,659,158   $5,533,446   $5,321,111   $2,852,257


      Gross write-offs for electricity and gas have been tracked by class of business since February 20, 1996. The following table shows gross write-offs for electricity and gas for the past three and a half years for each customer class.

                                    TABLE 6

                    GROSS WRITE-OFFS PER CUSTOMER CLASS

                  RESIDENTIAL             COMMERCIAL             INDUSTRIAL
      1999        $14,741,869             $4,078,646               $336,200
      1998        $31,418,333             $9,216,337               $701,550
      1997        $39,858,956             $8,748,398               $558,760
      1996        $27,009,186             $6,185,755               $522,273


      The following table shows gross write-offs as a percentage of total electric and gas billed revenue for the past three and a half years for each customer class.

                                    TABLE 7

     GROSS WRITE-OFFS AS A PERCENTAGE OF BILLED REVENUE PER CUSTOMER CLASS

                   RESIDENTIAL           COMMERCIAL             INDUSTRIAL
      1999           1.23%                 0.34%                  0.08%
      1998           1.49%                 0.40%                  0.08%
      1997           1.82%                 0.37%                  0.06%
      1996           1.22%                 0.25%                  0.02%


      The following table shows total net write-offs and the corresponding percentage of total billed revenues for the past five and a half years for all customers for electricity and gas.

                                    TABLE 8

                     TOTAL NET WRITE-OFF AND NET WRITE-OFFS
                       AS A PERCENTAGE OF BILLED REVENUE

                                                         NET WRITE-OFFS AS A
                                 NET WRITE-OFFS          % OF BILLED REVENUE
           1999                   $16,872,000                   0.59%
           1998                   $37,793,000                   0.74%
           1997                   $50,058,000                   0.93%
           1996                   $35,807,000                   0.66%
           1995                   $35,038,000                   0.66%
           1994                   $37,157,000                   0.71%

Net write-offs include amounts recovered by PSE&G from deposits, bankruptcy proceedings and payments received after an account has been written-off either to PSE&G or one of its external collection agencies.

      The following table sets forth information relating to PSE&G's rate of delinquencies, as a percent of accounts receivable of all PSE&G customers for the past five and a half years:


                                    TABLE 9

                           ELECTRIC AND GAS DELINQUENCIES

          1-30      31-60       61-90      91-120     121-150    151-180    OVER 180
       DAYS PAST  DAYS PAST   DAYS PAST  DAYS PAST   DAYS PAST  DAYS PAST  DAYS PAST
 YEAR     DUE        DUE         DUE        DUE         DUE        DUE        DUE
 1999     65%        16%         7%          4%         2%          1%         4%
 1998     69%        15%         6%          4%         2%          1%         4%
 1997     73%        14%         5%          2%         2%          1%         4%
 1996     73%        13%         4%          2%         2%          1%         5%
 1995     76%        13%         4%          2%         1%          1%         3%
 1994     76%        12%         4%          2%         1%          1%         4%



      While accounts are considered delinquent if they are unpaid 19 days after billing, customers are not notified of any delinquency in their account until the next billing. The delinquency data above represents only active customer accounts as opposed to the write-off data which reflects only customer accounts where service is no longer being provided. PSE&G has not traced the rate of delinquencies by customer class.


HOW PSE&G WILL APPLY PARTIAL PAYMENTS BY ITS CUSTOMERS


      The BPU financing order requires that PSE&G allocate partial payments of electricity bills for any period in the following order:


      o to sales taxes (which PSE&G collects as trustee for the State of New Jersey and not for its own account or for that of the issuer);

      o pro rata to the transition bond charge and PSE&G's other charges and taxes, where any of such charges are in arrears, based on their proportion to PSE&G's total charges assessed for that period;

      o pro rata to the transition bond charge and PSE&G's other charges and taxes, where any of such charges are current charges, based on their proportion to PSE&G's total charges assessed for that period.


PSE&G's other charges include gas charges which are often billed together with electric charges. Partial payments will also be allocated among different series of transition bonds, pro rata, based on their respective outstanding principal balances.

PSE&G'S EFFORTS TO DEAL WITH THE YEAR 2000 COMPUTER ISSUE


      PSE&G is faced with the task of addressing the year 2000 issue. The year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year and other programming techniques which limit date calculations or assign special meanings to some dates. Any of PSE&G's computer systems that have date-sensitive software or microprocessors may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to measure usage, read meters, process transactions, send bills or operate electric generation, transmission and distribution stations. In addition, the year 2000 issue could affect the ability of customers to receive bills sent by PSE&G or make payments on these bills.


      PSE&G has had a formal project in place since 1997 to address year 2000 issues. Based upon project progress to date, all mission critical systems are expected to be ready by January 1, 2000. Future progress is dependent on a wide number of variables, including the continued availability of trained resources and vendors meeting commitments to PSE&G.

      PSE&G has established a three-phase program to achieve year 2000 readiness. The initial phase (inventory) identifies systems having potential year 2000 issues and sets priorities for assessing and remediating those systems. The second phase (assessment) determines whether systems are digital/date sensitive and the extent of date related issues.
The third phase (remediation/testing) repairs programming code, upgrades or replaces systems and validates that code repairs were implemented as intended.

      Inventory is more than 99% complete for all information technology, infrastructure and process control/monitoring systems. Substantial assessment work has been completed on the information technology, infrastructure systems and process control systems. Remediation/testing is in progress on information technology, process control and infrastructure systems.


      PSE&G completed required year 2000 readiness work for more than 99% of its critical systems as of June 30, 1999, except for certain systems at PSE&G's nuclear facilities. The work required for those remaining nuclear facilities is expected to be completed by the end of November 1999 in order to coincide with planned refueling outages at those remaining facilities. By the end of 1999, a majority of PSE&G's non-critical systems are also expected to be year 2000 ready with the remainder of such non-critical systems to be ready in 2000.


      "Year 2000 compliant" means that computer systems or equipment with date-sensitive chips will accurately process date and time data. "Year 2000 ready" means that the computer systems or equipment with date-sensitive chips can be used on January 1, 2000, and beyond, but are not fully year 2000 compliant.


      PSE&G is continuing to work with its supplier base to assess the year 2000 readiness status of vendors who provide critical materials and services, referred to as key vendors. PSE&G has received indications from more than 95% of its key vendors that they are making or have made preparations for the year 2000. To date, all key vendors who have responded indicate that their business operations will be ready. Failure of key vendors to meet year 2000 requirements could result in material adverse impacts to PSE&G's operations, financial condition, results of operations and net cash flows.

      Based upon present assessments, Enterprise estimates that through 2000, it will incur approximately $83 million in year 2000 related costs. Through June 30, 1999, Enterprise spent approximately $47 million on remediation costs, which included assistance from outside consultants. These costs are being funded through internally generated funds and are being expensed as incurred. A portion of these costs is not likely to be incremental to Enterprise or PSE&G, but rather represents a redeployment of existing personnel/resources.


      The schedule to replace certain systems was accelerated for year 2000 purposes. Analysis of these systems is continuing and costs identified to date are approximately $5 million, which are not included in the estimates above. Additionally, PSE&G is continuing its installation of programs from SAP America, Inc. to replace certain major business systems. SAP America, Inc. has represented that it is year 2000 compliant, and thus, its installation will eliminate the need to modify those business systems for year 2000 compliance. The phased implementation of SAP is scheduled to be completed before January 1, 2000. The cost of implementing SAP is not included in the above cost estimates since SAP implementation has not been accelerated for year 2000 purposes.


                  PSE&G TRANSITION FUNDING LLC, THE ISSUER


      PSE&G Transition Funding LLC, the issuer of the transition bonds, was formed as a Delaware limited liability company, on July 21, 1999 pursuant to a limited liability company agreement of PSE&G as sole member of the issuer. The assets of the issuer are limited to the bondable transition property which was sold to the issuer, the trust funds held by the trustee, rights of the issuer under the transaction documents, any third-party credit enhancement and any money distributed to the issuer from the collection account in accordance with the indenture and not distributed to PSE&G. The BPU financing order and the indenture provide that the bondable transition property, as well as the other collateral described in the BPU financing order and the indenture, will be pledged by the issuer to the trustee. Pursuant to the indenture, the transition bond charge collections remitted to the trustee by the servicer must be used to pay the transition bonds and other obligations of the issuer specified in the indenture. As of the date of this prospectus, the issuer has not carried on any business activities and has no operating history. Audited financial statements of the issuer attached to this Prospectus are included as part of this prospectus.


      The Issuer's Purpose. The issuer has been created for the sole purpose of:


      1. purchasing and owning the bondable transition property;

      2. issuing one or more series of transition bonds, each of which may be comprised of one or more classes, from time to time;

      3. pledging its interest in the bondable transition property and other collateral to the trustee under the indenture in order to secure the transition bonds; and

      4. performing activities that are necessary, suitable or convenient to accomplish these purposes.

      The Interaction Between PSE&G and the Issuer. On the issue date for each series, except in the event of a refunding of outstanding transition bonds, PSE&G will sell bondable transition property to the issuer pursuant to an agreement between PSE&G, in this capacity, the seller, and the issuer. PSE&G will service the bondable transition property pursuant to a servicing agreement with the issuer. PSE&G and any successor in the capacity of servicer are referred to as the servicer.

      The Issuer's Management. The issuer's business will be managed by five managers, referred to as the managers, appointed from time to time by PSE&G or, in the event that PSE&G transfers its interest in the issuer, by the new owner or owners. The issuer will have at all times following the initial issuance of the transition bonds at least two independent managers who, among other things, are not and have not been for at least three years from the date of their appointment:



      1. a direct or indirect legal or beneficial owner of the issuer or PSE&G or any of their respective affiliates,

      2. a relative, supplier, employee, officer, director, manager, contractor or material creditor of the issuer or PSE&G or any of their respective affiliates, or

      3. a person who controls PSE&G or its affiliates. The remaining managers will be employees or officers of PSE&G.

      The managers will devote the time necessary to conduct the affairs of the issuer. The following are the managers as of the date of this prospectus:



NAME                          AGE    POSITION AT PSE&G

Robert E. Busch               [ ]    Senior Vice President and Chief Financial
                                     Officer

                                     Mr. Busch is currently serving as the
                                     Senior Vice President and Chief
                                     Financial Officer of PSE&G. Prior to
                                     joining PSE&G in 1998, Mr. Busch was
                                     the National Director of the Hay Group
                                     Utility Consulting Practice and prior
                                     to joining the Hay Group, he held
                                     various positions at Northeast
                                     Utilities.

Robert C. Murray              [ ]    Executive Vice President - Finance

                                     Mr. Murray is currently Executive Vice
                                     President of PSE&G and Vice President
                                     and Chief Financial Officer of PSEG.
                                     Prior to his current position, Mr.
                                     Murray was Chief Financial Officer of
                                     PSE&G.

R. Edwin Selover              [ ]    Senior Vice President and General Counsel

                                     Mr. Selover is currently Senior Vice
                                     President and General Counsel of
                                     PSE&G, as well as Vice President and
                                     General Counsel of PSEG. Mr. Selover
                                     has served in these positions since
                                     1988.


      None of the managers has been involved in any legal proceedings which are specified in Item 401(f) of the SEC's Regulation S-K.


      The Managers' Compensation and Limitation on Liabilities. The issuer has not paid any compensation to any manager since the issuer was formed. The managers other than the independent managers will not be compensated by the issuer for their services on behalf of the issuer. The independent managers will be paid quarterly fees from the revenues of the issuer and will be reimbursed for their reasonable expenses. These expenses include without limitation the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the independent managers may employ in connection with the exercise and performance of their rights and duties under the issuer's limited liability company agreement, the indenture, the sale agreement and the servicing agreement. The limited liability company agreement provides that the managers will not be personally liable under any circumstances except for:

      1. liabilities arising from their own willful misconduct or gross negligence,

      2. liabilities arising from the failure by any of the managers to perform obligations expressly undertaken in the issuer's limited liability company agreement, or

      3. taxes, fees or other charges, based on or measured by any fees, commissions or compensation received by the managers in connection with the transactions described in this prospectus.

The limited liability company agreement further provides that, to the fullest extent permitted by law, the issuer shall indemnify the managers against any liability incurred in connection with their services as managers for the issuer except in the cases described in clauses 1 through 3 above.

      The Issuer is a Separate and Distinct Legal Entity. Under the issuer's limited liability company agreement, the issuer may not file a voluntary petition for relief under the Bankruptcy Code without a unanimous vote of its managers, including the independent managers. PSE&G has agreed that it will not cause the issuer to file a voluntary petition for relief under the Bankruptcy Code. The limited liability company agreement requires the issuer:


o to take all reasonable steps to continue its identity as a separate legal entity;

o to make it apparent to third persons that it is an entity with assets and liabilities distinct from those of PSE&G, other affiliates of PSE&G, the managers or any other person; and


o to make it apparent to third persons that, except for federal and state tax purposes, it is not a division of PSE&G or any of its affiliated entities or any other person.

      The principal place of business of the issuer is 80 Park Plaza, T-6, Newark, New Jersey 07102, and its telephone number is (973) 430-6564.

      Administration Agreement. PSE&G will provide administrative services for the issuer pursuant to an administration agreement between the issuer and PSE&G. The issuer will pay PSE&G a market rate fee for performing these services.



              INFORMATION AVAILABLE TO THE TRANSITION BONDHOLDERS



      The issuer has filed with the SEC a registration statement under the Securities Act, with respect to the transition bonds. This prospectus, which forms a part of the registration statement, and any prospectus supplement describe the material terms of some documents filed as exhibits to the registration statement. However, this prospectus and any prospectus supplement do not contain all of the information contained in the registration statement and its exhibits. Any statements contained in this prospectus or any prospectus supplement concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC are not necessarily complete, and in each instance reference is made to the copy of the document so filed. For further information, reference is made to the registration statement and the exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of the registration statement and exhibits thereto may be obtained at the above locations at prescribed rates. Information filed with the SEC can also be inspected at the SEC site on the World Wide Web at http://www.sec.gov. The issuer will file with the SEC all periodic reports as are required by the Exchange Act, and the rules, regulations or orders of the SEC thereunder. The issuer may discontinue filing periodic reports under the Exchange Act at the beginning of the fiscal year following the issuance of the transition bonds of any series if there are fewer than 300 holders of the transition bonds.

      All reports and other documents filed by the issuer pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the transition bonds will be deemed to be incorporated by reference into this prospectus and to be a part hereof. Any statement contained in this prospectus, in a prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus and any prospectus supplement to the extent that a statement contained in this prospectus, in a prospectus supplement or in any separately filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this prospectus or any prospectus supplement. The issuer will provide without charge to each person to whom a copy of this prospectus is delivered, on the written or oral request of this person, a copy of any or all of the documents incorporated herein by reference, except for the exhibits which are not specifically incorporated by reference in the documents. Written requests for these copies should be directed to the issuer, c/o Brian Smith, Director of Investor Relations, Public Service Electric and Gas Company, 80 Park Plaza, Newark, New Jersey 07102. Telephone requests for these copies should be directed to the issuer at
(973) 430-6564.



                            THE TRANSITION BONDS


      The transition bonds will be issued under and secured by the indenture between the issuer and the trustee substantially in the form filed as an exhibit to the registration statement of which this prospectus forms a part. The terms of each series of transition bonds will be provided in the indenture and the related indenture supplement. The following summary describes some general terms and provisions of the transition bonds. The particular terms of the transition bonds of any series offered by any prospectus supplement will be described in the prospectus supplement.


GENERAL TERMS OF THE TRANSITION BONDS

      The transition bonds may be issued in one or more series, each made up of one or more classes. The terms of a series may differ from the terms of another series, and the terms of a class may differ from the terms of another class of the same series. The terms of each series will be specified in the related prospectus supplement.

      The indenture requires, as a condition to the issuance of each series of transition bonds, that such issuance will not result in any rating agency reducing or withdrawing its then current rating of any outstanding series or class of transition bonds. The notification in writing by each rating agency to the seller, the servicer, the trustee and the issuer that any action will not result in a reduction or withdrawal is referred to as the rating agency condition.


      The Issuer's Transition Bonds Will be Maintained in Book-Entry Format. The related prospectus supplement will set forth the procedure for the manner of the issuance of the transition bonds of each series. Generally, each series of transition bonds will initially be represented by one or more transition bonds registered in the name of Cede & Co., as the nominee of DTC. The transition bonds will be available for purchase in initial denominations specified in the related prospectus supplement which will be not less than $1,000, with an exception for one transition bond in each class which may have a smaller denomination. Unless and until definitive transition bonds are issued under the limited circumstances described in this prospectus, no transition bondholder will be entitled to receive a physical bond representing a transition bond. All references in this prospectus to actions by transition bondholders will refer to actions taken by DTC upon instructions from DTC participants. In addition, all references in this prospectus to payments, notices, reports and statements to transition bondholders will refer to payments, notices, reports and statements to DTC or Cede, as the registered holder of each series of transition bonds. DTC or Cede will receive these payments, notices, reports and statements for distribution to the beneficial owners of the transition bonds in accordance with DTC's procedures with respect thereto. See "--TRANSITION BONDS WILL BE ISSUED IN BOOK-ENTRY FORM" and "--CERTIFICATED TRANSITION BONDS" below.


PAYMENTS OF INTEREST AND PRINCIPAL ON THE TRANSITION BONDS


      Interest will accrue on the principal balance of transition bonds of a series or class at the interest rate specified in or determined in the manner specified in the related prospectus supplement. Interest will be payable to the transition bondholders of the series or class on each payment date, commencing on the first payment date specified in the related prospectus supplement. On any payment date with respect to any series, the issuer will make principal payments on that series only until the outstanding principal balance thereof has been reduced to the principal balance specified for that payment date in the expected amortization schedule for that series, but only to the extent funds are available for that series as described in this prospectus. Accordingly, principal of the series or class of transition bonds may be paid later, but not sooner, than reflected in the expected amortization schedule therefor, except in a case of any applicable optional redemption or acceleration. See "RISK FACTORS--OTHER RISKS ASSOCIATED WITH AN INVESTMENT IN THE TRANSITION BONDS" and "--SERVICING RISKS" in this prospectus.

      The indenture provides that failure to pay the entire outstanding principal amount of the transition bonds of any series or class by the expected final payment date will not result in an event of default under the indenture until after the final maturity date for the series or class, as applicable.

      On each payment date, the amount required to be paid as principal on the transition bonds, from transition bond charge collections allocable to such series, the capital subaccount and overcollateralization subaccount for such series, and the reserve subaccount for all series, will equal:

      o the unpaid principal amount of each class of that series due on the final payment date of that class; plus

      o the unpaid principal amount of any transition bonds of each class of that series called for redemption; plus

      o the unpaid principal amount of each class of that series upon an acceleration following an event of default; plus

      o the principal scheduled to be paid on each class of that series of transition bonds on that payment date.

      The entire unpaid principal amount of a series of transition bonds will be due and payable if:


      1. an event of default under the indenture occurs and is continuing and

      2. the trustee or the holders of a majority in principal amount of the transition bonds of all series then outstanding, voting as a group, have declared the transition bonds to be immediately due and payable.

See "THE INDENTURE--WHAT CONSTITUTES AN EVENT OF DEFAULT ON THE TRANSITIOn BONDS" and "WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS FOR THE TRANSITION BONDS" in this prospectus.

REDEMPTION OF THE TRANSITION BONDS



      Redemption provisions, if any, for any series will be specified in the related prospectus supplement, including the premiums, if any, payable upon redemption. Unless the context requires otherwise, all references in this prospectus to principal of the transition bonds of a series insofar as it relates to redemption includes any premium that might be payable thereon if transition bonds of the series are redeemed, as described in the related prospectus supplement. The redemption price will, in each case, include accrued interest to the date of redemption. Notice of redemption of any series of transition bonds will be given by the trustee to each registered holder of a transition bond by first-class mail, postage prepaid, mailed not less than five days nor more than 45 days prior to the date of redemption or in another manner or at another time as may be specified in the related prospectus supplement. Notice of redemption may be conditioned upon the deposit of moneys with the trustee before the redemption date and this notice will be of no effect unless these moneys are so deposited. All transition bonds called for redemption will cease to bear interest on the specified redemption date, provided the redemption price is on deposit with the trustee at that time, and will no longer be considered "outstanding" under the indenture. The transition bondholders will have no further rights with respect thereto, except to receive payment of the redemption price thereof and unpaid interest accrued to the date fixed for redemption from the trustee.


CREDIT ENHANCEMENT FOR THE TRANSITION BONDS


      Credit enhancement with respect to the transition bonds of each series will be provided principally by adjustments to the transition bond charge and amounts on deposit in the reserve subaccount for all series and the overcollateralization subaccount and the capital subaccount for such series. In addition, for any series of transition bonds or one or more classes thereof, additional credit enhancement, if any, may be provided. The amounts and types of credit enhancement, if any, and the provider of any such credit enhancement with respect to each series of transition bonds or one or more classes thereof will be described in the related prospectus supplement. Additional credit enhancement may be in the form of:

      o      an additional reserve subaccount,


      o      subordination by one series for the benefit of another,

      o      additional overcollateralization,

      o      a financial guaranty insurance policy,

      o      a letter of credit,

      o      a credit or liquidity facility,

      o      a repurchase obligation,

      o      a third party payment or other support,


      o      a cash deposit or other credit enhancement, or

      o any combination of the foregoing, as may be set forth in the related prospectus supplement.

      If specified in the related prospectus supplement, credit enhancement for a series of transition bonds may cover one or more other series of transition bonds.

TRANSITION BONDS WILL BE ISSUED IN BOOK-ENTRY FORM

      Unless otherwise specified in the related prospectus supplement, all classes of transition bonds will initially be represented by one or more bonds registered in the name of DTC, or another securities depository. The transition bonds will be available to investors only in the form of book-entry transition bonds. Transition bondholders may also hold transition bonds through CEDEL, or the Euroclear in Europe, if they are participants in one of those systems or indirectly through participants.


      The Role of Cede, CEDEL and Euroclear. DTC will hold the global bond or bonds representing the transition bonds. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositories. Citibank, N.A. is depository for CEDEL and Morgan Guaranty Trust Company of New York is depository for Euroclear. These depositories will, in turn hold these positions in customers' securities accounts in the depositories' names on the books of DTC. Citibank, N.A. will act as depository for CEDEL and Morgan Guaranty Trust Company of New York will act as depository for Euroclear.


      The Function of DTC. DTC is a limited purpose trust company organized under the laws of the State of New York, and is a member of the Federal Reserve System. DTC is a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of bonds. Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and some other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the Nasdaq-Amex Market Group and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to indirect participants.

      The Function of CEDEL. CEDEL is incorporated under the laws of Luxembourg. CEDEL holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. CEDEL provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. CEDEL has established an electronic bridge with Morgan Guaranty Trust as the Operator of the Euroclear system in Brussels to facilitate settlement of trades between CEDEL and MGT/EOC. CEDEL currently accepts over 110,000 securities issues on its books.

      CEDEL customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies, and clearing corporations and may include any underwriters, agents or dealers with respect to a series of transition bonds offered hereby. CEDEL's U.S. customers are limited to securities brokers and dealers and banks.


      The Function of Euroclear. Euroclear was created in 1968 to hold securities for Euroclear participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. By performing these functions, Euroclear eliminated the need for physical movement of securities and also eliminated any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 30 currencies, including Euros and United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and arrangements with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below. The Euroclear System is operated by Euroclear Operator, under contract with the Euroclear Clearance System S.C., a Belgian cooperative corporation, referred to as the Cooperative. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include central banks, commercial banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.


      The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System. As a Federal Reserve System Member, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

      Terms and Conditions of Euroclear. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear and applicable Belgian law which are referred to in this prospectus as the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

      The Rules for Transfers Among DTC, CEDEL or Euroclear Participants. Transfers between participants will occur in accordance with DTC rules. Transfers between CEDEL customers and Euroclear participants will occur in accordance with their respective rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depository. Cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in this system in accordance with its rules and procedures and within its established deadlines, in European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depository to take action to effect final settlement on its behalf by delivering or receiving transition bonds in DTC, and making or receiving payments in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL customers and Euroclear participants may not deliver instructions directly to the depositories.

      DTC Will be the Holder of the Issuer's Transition Bonds. Unless and until definitive transition bonds are issued, it is anticipated that the only "holder" of transition bonds of any series will be DTC. Transition bondholders will only be permitted to exercise their rights as transition bondholders indirectly through participants and DTC. All references herein to actions by transition bondholders thus refer to actions taken by DTC upon instructions from its participants. In addition, all references herein to payments, notices, reports and statements to transition bondholders refer to payments, notices, reports and statements to DTC, as the registered holder of the transition bonds, for payments to the beneficial owners of the transition bonds in accordance with DTC procedures.

      Book-Entry Transfers and Transmission of Payments. Except under the circumstances described below, while any book-entry transition bonds of a series are outstanding, under DTC's rules, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the book-entry transition bonds. In addition, DTC is required to receive and transmit payments of principal of, and interest on, the book-entry transition bonds. Participants with whom transition bondholders have accounts with respect to book-entry transition bonds are similarly required to make book-entry transfers and receive and transmit these payments on behalf of their respective transition bondholders. Accordingly, although transition bondholders will not possess physical bonds, DTC's rules provide a mechanism by which transition bondholders will receive payments and will be able to transfer their interests.

      DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and some banks. Thus, the ability of holders of beneficial interests in the transition bonds to pledge transition bonds to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of these transition bonds, may be limited due to the lack of definitive transition bonds.

      DTC has advised the trustee that it will take any action permitted to be taken by a transition bondholder under the indenture only at the direction of one or more participants to whose account with DTC the transition bonds are credited.

      How Transition Bond Payments Will Be Credited by CEDEL and Euroclear. Payments with respect to transition bonds held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL customers or Euroclear participants in accordance with the relevant systems' rules and procedures, to the extent received by its depository. These payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "MATERIAL INCOME TAX MATTERS FOR THE TRANSITION BONDS" in this prospectus. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a transition bondholder under the indenture on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its depository's ability to effect these actions on its behalf through DTC.

      DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of transition bonds among participants of DTC, CEDEL and Euroclear. However, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

      Management of DTC is aware that some systems that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "year 2000 problems." DTC has informed the industry that it has developed and is implementing a program so that its systems, as the same relate to the timely payment of principal, payments, interest payments and related distributions to security-holders, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

      However, DTC's ability to perform properly its services is also dependent upon other parties, including, but not limited to, issuers and their agents, as well as DTC's direct participants and indirect participants, third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting, and will continue to contact, third party vendors from whom DTC acquires services to

      1. impress upon them the importance of these services being year 2000 compliant; and

      2. determine the extent of their efforts for year 2000 remediation and testing of their services.

In addition, DTC is in the process of developing the contingency plans that it deems appropriate.

      According to DTC, the information in the preceding two paragraphs with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.


CERTIFICATED TRANSITION BONDS

      The Circumstances That Will Result in the Issuance of Certificated Transition Bonds. Unless otherwise specified in the related prospectus supplement, each class of transition bonds will be issued in fully registered, certificated form to transition bondholders or their nominees, rather than to DTC, only if:

      1. the issuer advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to this class of transition bonds and the issuer is unable to locate a qualified successor;

      2. the issuer, at its option, elects to terminate the book-entry system through DTC; or

      3. after the occurrence of an event of default under the indenture, transition bondholders representing at least a majority of the outstanding principal amount of the transition bonds of all series advise the trustee through DTC in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the transition bondholders' best interest.

      The Delivery of Certificated Transition Bonds. Upon the occurrence of any event described in the immediately preceding paragraph, DTC will be required to notify all affected beneficial owners of transition bonds through participants of the availability of certificated transition bonds. Upon surrender by DTC of the certificated bonds representing the applicable transition bonds and receipt of instructions for re-registration, the trustee will authenticate and deliver certificated transition bonds. Thereafter the trustee will recognize the holders of these certificated transition bonds as transition bondholders under the indenture.

      The Payment Mechanism for Certificated Transition Bonds. Payments of principal of, and interest on, certificated transition bonds will be made by the trustee, as paying agent, in accordance with the procedures set forth in the indenture. These payments will be made directly to holders of certificated transition bonds in whose names the certificated transition bonds were registered at the close of business on the related record date specified in each prospectus supplement. These payments will be made by check mailed to the address of the holder as it appears on the register maintained by the trustee. The final payment on any transition bond, however, will be made only upon presentation and surrender of the transition bond at the office or agency specified in the notice of final payment to transition bondholders.

      The Transfer or Exchange of Certificated Transition Bonds. Certificated transition bonds will be transferable and exchangeable at the offices of the transfer agent and registrar, which will initially be the trustee. No service charge will be imposed for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.


                WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS
                           FOR THE TRANSITION BONDS


      The rate of principal payments, the amount of each interest payment and the actual final payment date for each series or class of transition bonds will be dependent on the rate and timing of receipt of transition bond charge collections and the availability of credit enhancement. Accelerated receipts of transition bond charge collections will not, however, result in payment of principal on the transition bonds earlier than the related expected final payment dates. This is because receipts in excess of the amounts necessary to amortize the transition bonds in accordance with the applicable expected amortization schedule, to pay interest on the transition bonds, to pay related expenses and to fund or replenish the capital and overcollateralization subaccounts, will be allocated to the reserve subaccount. However, delayed receipts of transition bond charge collections may result in principal payments on the transition bonds occurring more slowly than as reflected in the expected amortization schedule or later than the related expected final payment dates. Redemption of any class or series of transition bonds and acceleration of the final maturity date after an event of default will result in payment of principal earlier than the related expected final payment dates.

      The Effect of Transition Bond Charge Collections on the Timing of Transition Bond Payments. The actual payments on each payment date for each series or class of transition bonds and the weighted average life thereof will be affected primarily by the rate and the timing of receipt of transition bond charge collections. Amounts available in the reserve subaccount, the overcollateralization subaccount and the capital subaccount will also affect the weighted average life of the Transaction Bonds. The aggregate amount of transition bond charge collections and the rate of principal amortization on the transition bonds will depend, in part, on actual energy usage by customers and the rate of delinquencies and write-offs. This is because the transition bond charge will be calculated based on estimates of usage and collections. The transition bond charge will be adjusted from time to time based in part on the actual rate of transition bond charge collections. However, there can be no assurance that the servicer will be able to forecast accurately actual electricity usage and the rate of collections or implement adjustments to the transition bond charge that will cause transition bond charge collections to be received at any particular rate. See "RISK FACTORS--SERVICING RISKS" AND "THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE--THE BPU'S TRANSITION BOND CHARGE ADJUSTMENT PROCESS" in this prospectus.

      A payment on a date that is later than the expected final payment date might result in a longer weighted average life. In addition, if scheduled payments on the transition bonds are received later than the applicable scheduled payment dates, this might result in a longer weighted average life of the transition bonds.



                             THE SALE AGREEMENT


      The following summary describes particular material terms and provisions of the sale agreement pursuant to which the seller is selling and the issuer is purchasing the bondable transition property. The sale agreement may be amended by the parties thereto, with the consent of the trustee, if notice of the amendment is provided by the issuer to each rating agency and the rating agency condition has been satisfied. The form of the sale agreement has been filed as an exhibit to the registration statement.


PSE&G'S SALE AND ASSIGNMENT OF BONDABLE TRANSITION PROPERTY

      On the initial transfer date, pursuant to the sale agreement, the seller will sell and assign to the issuer, without recourse, except as provided therein, the initial bondable transition property. The bondable transition property represents the irrevocable right to receive through the transition bond charge amounts sufficient to recover bondable stranded costs with respect to the related series of transition bonds. The net proceeds received from the sale of the transition bonds will be applied to the purchase of the bondable transition property. In addition, the seller may from time to time offer to sell additional bondable transition property to the issuer, subject to the satisfaction of the conditions specified in the sale agreement and the indenture. Each subsequent sale will be financed through the issuance of an additional series of transition bonds. If this offer is accepted by the issuer, the subsequent sale will be effective on a subsequent transfer date.

      In accordance with the Competition Act, upon the issuance of the BPU financing order, the execution and delivery of the sale agreement and the related bill of sale and the filing of a financing statement under the New Jersey Uniform Commercial Code, the transfer of the initial bondable transition property will be perfected as against all third persons, including judicial lien creditors. In addition, upon the execution of a subsequent bill of sale and the filing of a financing statement under the New Jersey Uniform Commercial Code, a transfer of subsequent bondable transition property will also be perfected against all third persons, including judicial lien creditors.

      The initial bondable transition property is the bondable transition property, as identified in the related bill of sale, sold to the issuer on the initial transfer date pursuant to the sale agreement in connection with the issuance of the initial series of transition bonds. The subsequent bondable transition property is the bondable transition property, as identified in the related bill of sale, sold to the issuer on any subsequent transfer date pursuant to the sale agreement in connection with the subsequent issuance of a series of transition bonds.

PSE&G'S REPRESENTATIONS AND WARRANTIES

      In the sale agreement, the seller will make representations and warranties to the issuer as of the initial transfer date and any subsequent transfer date to the effect, among other things, that:

      1. all information provided by the seller to the issuer with respect to the bondable transition property is correct in all material respects;


      2. the transfers and assignments contemplated by the sale agreement constitute sales of the initial bondable transition property or the subsequent bondable transition property, as the case may be, from the seller to the issuer, and the seller will have no right, title or interest in the bondable transition property and the bondable transition property would not be part of the debtor's estate in the event of the filing of a bankruptcy petition by or against the seller under any bankruptcy law;

      3.    a.    the seller is the sole owner of the bondable transition
                  property being sold to the issuer on the initial transfer date or subsequent transfer date, as applicable,

            b. the bondable transition property has been validly transferred and sold to the issuer free and clear of all liens other than liens created by the issuer pursuant to the indenture, and

            c. all filings (including filings with the New Jersey Secretary of State under the New Jersey Uniform
                  Commercial Code) necessary in any jurisdiction

                  (1) for the transfer of the bondable transition property to the issuer to be perfected against any third party and

                  (2) to give the trustee a first priority perfected security interest in the bondable transition property have been made;

      4. the BPU financing order has been issued by the BPU in accordance with the Competition Act, the BPU financing order and the process by which it was issued comply with all applicable laws, rules and regulations and the BPU financing order is in full force and effect;


      5. as of the date of issuance of any series of transition bonds, the transition bonds are entitled to the protections provided by the Competition Act and, in accordance with the Competition Act, the BPU financing order and the transition bond charge have become irrevocable and each issuance advice letter delivered by the issuer to the BPU pursuant to the BPU financing order is final and uncontestable;

      6.    a.    under the Competition Act, the State of New Jersey may
                  not limit, alter or impair the bondable transition property or other rights vested in the seller, the issuer or the trustee of the transition bondholders pursuant to the BPU financing order until the transition bonds are fully paid and discharged, or in any way limit, alter, impair or reduce the value or amount of the bondable transition property; and

            b. under the laws of the State of New Jersey and the United States, the State of New Jersey may not take any action that substantially impairs the rights of the transition bondholders unless that action is a reasonable exercise of the State of New Jersey's sovereign powers and appropriate to further a legitimate public purpose, and, under the Takings Clauses of the New Jersey and United States Constitutions, in the event this action constitutes a permanent appropriation of the property interest of transition bondholders in the bondable transition property and deprives the transition bondholders of their reasonable expectations arising from their investments in transition bonds, that action cannot be taken unless just compensation, as determined by a court of competent jurisdiction, is provided to transition bondholders;


      7. there is no order by any court providing for the revocation, alteration, limitation or other impairment of the Competition Act, the BPU financing order, the bondable transition property or the transition bond charge or any rights arising under any of them or that seeks to enjoin the performance of any obligations under the BPU financing order;

      8. no other approval, authorization, consent, order or other action of, or filing with any court, federal or state regulatory body, administrative agency or other governmental instrumentality is required in connection with the creation or transfer of bondable transition property, except those that have been obtained or made;


      9. except as disclosed by the seller to the issuer, there are no proceedings or investigations pending or, to the best of the seller's knowledge, threatened before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the issuer or the seller or their respective properties challenging the Competition Act, the BPU financing order or the restructuring order (insofar as it relates to the sale of the bondable transition property);


      10. the assumptions used in calculating the transition bond charge in the issuance advice letter delivered by the issuer to the BPU pursuant to the BPU financing order are reasonable and made in good faith;


      11.   a.    bondable transition property constitutes presently existing property;


            b.    bondable transition property includes, without limitation;


                  (1) the irrevocable right of the seller to charge, collect and receive, and be paid from collections of, the transition bond charge in the amount necessary to provide for the full recovery of the bondable stranded costs described in the BPU financing order,

                  (2) all rights of the seller under the BPU financing order, and

                  (3) all rights to obtain periodic adjustments of the transition bond charge; and

            c. the BPU financing order, including the right to collect the transition bond charge, are irrevocable by the BPU.


      12. the seller is a corporation duly organized and in good standing under the laws of the State of New Jersey, with corporate power and authority to own its properties and conduct its business as currently owned or conducted;


      13. the seller has the corporate power and authority to execute and deliver the sale agreement and to carry out its terms, the seller has full corporate power and authority to own the bondable transition property and sell and assign the initial bondable transition property, in the case of the initial transfer date, and the subsequent bondable transition property, in the case of each subsequent transfer date, as applicable, to the issuer and the seller has duly authorized this sale and assignment to the issuer by all necessary corporate action and the execution, delivery and performance of the sale agreement have been duly authorized by the seller by all necessary corporate action;


      14. the sale agreement constitutes a legal, valid and binding obligation of the seller, enforceable against the seller in accordance with its terms, subject to customary exceptions relating to bankruptcy and equitable principles;


      15. the consummation of the transactions contemplated by the sale agreement and the fulfillment of the terms thereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of the seller, or any indenture, agreement or other instrument to which the seller is a party or by which it shall be bound; nor result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any applicable indenture, agreement or other instrument; nor violate any law or any order, rule or regulation applicable to the seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the seller or its properties;

      16. except for the filing of financing statements and continuation statements under the UCC, no approval, authorization, consent, order or other action of, or filing with, any court, federal or state regulatory body, administrative agency or other governmental instrumentality is required in connection with the execution and delivery by the seller of the sale agreement, the performance by the seller of the transactions contemplated by the sale agreement or the fulfillment by the seller of the terms of the sale agreement, except those which have previously been obtained or made;


      17. there are no proceedings or investigations pending or, to the seller's best knowledge, threatened, before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the seller or its properties

            a. asserting the invalidity of the sale agreement, the servicing agreement, any bills of sale for bondable transition property, the issuer's limited liability company agreement or the certificate of formation filed with the State of Delaware to establish the issuer, which are referred to together as the basic documents, or the transition bonds,

            b. seeking to prevent the issuance of transition bonds or the consummation of the transactions contemplated by the basic documents or the transition bonds,

            c. seeking any determination or ruling that could be reasonably expected to materially and adversely affect the performance by the seller of its obligations under, or the validity or enforceability of, the basic documents or the transition bonds, or

            d. challenging the seller's treatment of the transition bonds as debt of the seller for federal and state income, gross receipts or franchise tax purposes;

      18. after giving effect to the sale of any bondable transition property under the sale agreement, the seller:

            a.    is solvent and expects to remain solvent;

            b. is adequately capitalized to conduct its business and affairs considering its size and the nature of its business and intended purposes;

            c. is not engaged and does not expect to engage in a business for which its remaining property represents an unreasonably small portion of its capital; and

            d. reasonably believes that it will be able to pay its debts as they become due; and


            e. is able to pay its debts as they mature and does not intend to incur, or believe that it will incur, indebtedness that it will not be able to repay at its maturity; and


      19. the seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business require any qualifications, licenses or approvals (except where the failure to so qualify would not be reasonably likely to have a material adverse effect on the seller's business, operations, assets, revenues, properties or prospects).

PSE&G'S OBLIGATION TO INDEMNIFY THE ISSUER AND THE TRUSTEE AND TO TAKE LEGAL ACTION

      Under the sale agreement, the seller is obligated to indemnify the issuer and the trustee and related parties specified therein, against

      1. any and all taxes, other than any taxes imposed on transition bondholders solely as a result of their ownership of transition bonds, that may at any time be imposed on or asserted against any of those persons under existing law as of the date of issuance of the transition bonds as a result of the sale and assignment of the bondable transition property by the seller to the issuer, the acquisition or holding of bondable transition property by the issuer or the issuance and sale by the issuer of transition bonds, including any sales, gross receipts, general corporation, personal property, privilege or license taxes, but excluding any taxes imposed as a result of a failure of that person to properly withhold or remit taxes imposed with respect to payments on any transition bond; and

      2. (a) any and all amounts of principal and interest on the transition bonds not paid when due or when scheduled to be paid in accordance with their terms and the amount of any deposits to the issuer required to have been made in accordance with the terms of the basic documents which are not made when so required, in each case, as a result of the seller's breach of its representation, warranties, covenants or agreements contained in the sale agreement, and


            (b) any and all liabilities, obligations, claims, actions, suits or payments of any kind whatsoever that may be imposed on or asserted against any such person, other than any liabilities, obligations or claims for or payments of principal of or interest on the transition bonds, together with any reasonable costs and expenses incurred by that person, in each case as a result of the seller's breach of any of its representations, warranties or covenants contained in the sale agreement.


These indemnification obligations will rank pari passu with other general unsecured obligations of the seller. The indemnities described above will survive the termination of the sale agreement and include reasonable fees and expenses of investigation and litigation (including reasonable attorneys' fees and expenses).

      PSE&G's Limited Obligation to Undertake Legal Action. The seller and the servicer are required to institute any action or proceeding necessary to compel performance by the BPU or the State of New Jersey of any of their obligations or duties under the Competition Act or the BPU financing order with respect to the bondable transition property. The cost of any action reasonably allocated by the servicer or seller to the serviced bondable transition property would be payable from transition bond charge collections as an operating expense payable to the servicer and, in the case of the seller, as reimbursed by the servicer to the seller. Except for the foregoing and subject to the seller's further covenant to fully preserve, maintain and protect the interests of the issuer in the bondable transition property, the seller will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under the sale agreement.

SUCCESSORS TO PSE&G


      The sale agreement provides that any person which succeeds to the major part of the electric public utility business of the seller will be the successor to the seller. The sale agreement further requires that:

      1. immediately after giving effect to any transaction referred to in this paragraph, no representation or warranty made in the sale agreement will have been breached and no servicer default, and no event that, after notice or lapse of time, or both, would become a servicer default will have occurred and be continuing;

      2. the rating agencies will have received prior written notice of the transaction; and

      3. officers' certificates and opinions of counsel specified in the sale agreement will have been delivered to the issuer and the trustee.



                            THE SERVICING AGREEMENT


      The following summary describes the material terms of the servicing agreement pursuant to which the servicer is undertaking to service bondable transition property. The form of the servicing agreement has been filed as an exhibit to the registration statement.


      The servicing agreement may be amended by the parties thereto with the consent of the trustee under the indenture, if the rating agency condition has been satisfied.

PSE&G'S SERVICING PROCEDURES


      General. The servicer, as agent for the issuer, will manage, service, administer and make collections in respect of the transition bond charge. The servicer's duties will include:

      1. calculating and billing the transition bond charge and collecting the transition bond charge from customers and third party suppliers, as applicable;

      2. responding to inquiries by customers and third party suppliers, the BPU, or any federal, local or other state governmental authority with respect to the transition bond charge;


      3. accounting for transition bond charge collections, investigating and resolving delinquencies, processing and depositing collections, making periodic remittances and furnishing periodic reports to the issuer, the trustee and the rating agencies;

      4. selling, as agent for the issuer, defaulted or written-off accounts in accordance with the servicer's usual and customary practices for accounts of its own electric service customers; and


      5. taking action in connection with adjustments to the transition bond charge as described below.

The servicer is required to notify the issuer, the trustee and the rating agencies in writing of any laws or BPU regulations promulgated after the execution of the servicing agreement that have a material adverse effect on the servicer's ability to perform its duties under the servicing agreement.


      Collections Curve. The servicer will prepare annually a forecast of the percentages of amounts billed in a particular calendar month, which is referred to as a billing month, that are expected to be received during the billing month and each of the following six months. These forecasts are referred to as the collections curve.

      In the servicing agreement, the servicer agrees to remit actual transition bond charge collections for each billing month to the trustee for deposit in the collection account not later than the reconciliation date, described below, following that billing month. In addition, the servicer agrees to make periodic payments on account of transition bond charge collections to the trustee for deposit in the collection account as follows. For, so long as:

      1. PSE&G or any successor to PSE&G's electric public utility business remains the servicer;

      2.    no servicer default has occurred and is continuing; and

      3.    a.    PSE&G, or any successor referred to in this paragraph,
                  maintains a short-term rating of "A-1" or better by S&P, "P-1" or better by Moody's, "F-1" or better by Fitch; or

            b. the rating agency condition has been satisfied, and any additional conditions or limitations imposed by the rating agencies are complied with;

the servicer will remit these on account payments to the trustee on a monthly basis. In that case, on the 15th day of each calendar month, or if such 15th day is not a business day, the next business day, referred to as a monthly remittance date, for each of the seven preceding billing months an amount equal to the amount of transition bond charge collections estimated to have been received during the preceding calendar month for those billing months, based on the collections curve then in effect. The collections curve is used to estimate transition bond charge collections because the actual amount of those collections in any month cannot be determined on a current basis and the servicer believes that the collections curve provides a reasonably accurate estimate of those collections. The estimated payments are made by the servicer from collections received from customers. The estimated payments are reconciled with actual collections on each reconciliation date as described below.


      The sum of the amounts paid to the trustee over the seven-month period following a particular billing month based on the collections curve for that billing month, is referred to as the collections curve payment for that billing month.


      If the servicer has not satisfied the conditions specified above, the servicer will remit estimated transition bond charge collections based on the collections curve to the trustee within two business days. Each day on which those remittances are made is referred to as a daily remittance date. Daily remittance dates and monthly remittance dates are referred to collectively in this prospectus as remittance dates.

      On or before each reconciliation date, the servicer will compare the actual transition bond charge collections to the collections curve payments previously made to the trustee for each of the 12 billing months beginning 19 months before the month in which such reconciliation date occurs, through the preceding month that is 7 months prior to the month in which such reconciliation date occurs. Reconciliation date means the last Business Day of each November commencing November 2000 through November 2012 and the last Business Day of each month thereafter. If the collections curve payments previously made for those billing months exceed actual transition bond charge collections for those billing months, this excess is referred to as an excess collections curve payment. In that case, the servicer may either:

      1. reduce the amount that the servicer remits to the trustee for deposit in the collection account on the following remittance date, and if necessary, succeeding remittance dates, by the amount of the excess collections curve payment; or

      2. require the trustee to pay the servicer from the collection account the amount of the excess collections curve payment, which upon payment becomes property of the servicer.

If the estimated transition bond charge collections previously made for those billing months are less than actual transition bond charge collections for those billing months, this deficiency is referred to as a collections curve payment shortfall. In that case, the servicer must pay the collections curve payment shortfall to the trustee on that reconciliation date for deposit in the collection account.


      A business day is any day other than a Saturday or Sunday or a day on which banking institutions in Newark, New Jersey or New York, New York are required or authorized by law or executive order to close.


THE BPU'S TRANSITION BOND CHARGE ADJUSTMENT PROCESS


      Among other things, the servicing agreement requires the servicer to file adjustment requests on each calculation date which will be annually, on December 1 through December 1, 2012, and quarterly commencing on October 1, 2013. The servicer is permitted under the BPU financing order to file adjustment requests more often than annually but not more frequently than quarterly. These adjustment requests are based on actual transition bond charge collections and updated assumptions by the servicer as to projected future usage of electricity by customers, expected delinquencies and write-offs, future payments and expenses relating to bondable transition property and the transition bonds and any amounts on deposit in the reserve account. The servicer agrees to calculate these adjustments to result in the calculations specified in "THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE--THE BPU'S TRANSITION BOND CHARGE ADJUSTMENT PROCESS."

      The servicer will file adjustment requests 30 days in advance of the date on which the servicer requests the adjustment to be effective. In the absence of a determination by the BPU finding a manifest error, the adjustment request will become effective on an interim basis thirty days after filing, and final 60 days after filing. The servicer will be required under the servicing agreement to file an adjustment request on December 1 of each year until December 1, 2012 and each October 1, January 1, April 1 and July 1 of each year beginning October 1, 2013 for so long as the Transition Bonds remain outstanding.


PSE&G'S TRANSITION BOND CHARGE COLLECTIONS

      The servicer is required to remit all transition bond charge collections from whatever source, based on the collections curve, to the trustee for deposit pursuant to the indenture on each remittance date. Until transition bond charge collections are remitted to the collection account, the servicer will not segregate them from its general funds. Remittances of transition bond charge collections will not include interest thereon prior to the remittance date or late fees from customers, which the servicer may retain. See "RISK FACTORS--THE RISKs ASSOCIATED WITH POTENTIAL BANKRUPTCY PROCEEDINGS" in this prospectus.

PSE&G'S COMPENSATION FOR ITS ROLE AS SERVICER AND ITS RELEASE OF OTHER PARTIES

      The issuer agrees to pay the servicer a monthly servicing fee, in the amount specified in the related prospectus supplement. The servicing fee for each series, together with any portion of the servicing fee that remains unpaid from prior payment dates, will be paid solely to the extent funds are available therefor as described under "THE INDENTURE--HOW FUNDS In THE COLLECTION ACCOUNT WILL BE ALLOCATED" in this prospectus. The servicing fee will be paid prior to the payment of or provision for any amounts in respect of interest on and principal of the transition bonds. In the servicing agreement, the servicer releases the issuer and the trustee from any and all claims whatsoever relating to bondable transition property or the servicer's servicing activities with respect thereto.

PSE&G'S DUTIES AS SERVICER

      In the servicing agreement, the servicer has agreed, among other things, that, in servicing bondable transition property:


      1. except where the failure to comply with any of the following would not adversely affect the issuer's or the trustee's respective interests in bondable transition property;


            a. it will manage, service, administer and make collections in respect of bondable transition property with reasonable care and in material compliance with applicable law and regulations, using the same degree of care and diligence that the servicer exercises with respect to billing and collection activities that the servicer conducts for itself and others;

            b.    it will follow customary standards, policies and procedures;

            c. it will use all reasonable efforts, consistent with its customary servicing procedures, to enforce and maintain rights in respect of bondable transition property;

            d. it will calculate the transition bond charge in compliance with the Competition Act, the BPU financing order and any applicable tariffs;

      2. it will keep on file, in accordance with customary procedures, all documents related to bondable transition property and will maintain accurate and complete accounts pertaining to bondable transition property; and

      3. it will use all reasonable efforts consistent with its customary servicing procedures to collect all amounts owed in respect of bondable transition property as they become due.

PSE&G'S REPRESENTATIONS AND WARRANTIES AS SERVICER

      In the servicing agreement, the servicer will make representations and warranties as of the date the seller sells or otherwise transfers bondable transition property to the issuer to the effect, among other things, that:

      1. the servicer is a corporation duly organized and in good standing under the laws of the state of its incorporation, with the corporate power and authority to own its properties and conduct its business as its properties are currently owned and its business is presently conducted and to execute, deliver and carry out the terms of the servicing agreement and has the power, authority and legal right to service the bondable transition property;

      2. the servicer is duly qualified to do business as a foreign corporation in good standing in all jurisdictions in which it is required to do so;

      3. the servicer's execution, delivery and performance of the servicing agreement have been authorized by all necessary corporate action;

      4. the servicing agreement constitutes a binding obligation of the servicer, enforceable against the servicer in accordance with its terms, subject to customary exceptions relating to bankruptcy and equitable principles;

      5. the consummation of the transactions contemplated by the servicing agreement does not conflict with the servicer's articles of incorporation or by-laws or any material agreement by which the servicer is bound, nor result in any lien upon the servicer's properties or violate any law or regulation applicable to the servicer or its properties;

      6. except for filings under the New Jersey Uniform Commercial Code, no governmental actions or filings are required for the servicer to execute, deliver and perform its obligations under the servicing agreement, except those which have been taken or made; and

      7. no proceeding is pending or, to the servicer's best knowledge, threatened before any court or other governmental instrumentality having jurisdiction over the servicer or its properties:


            a. except as disclosed by the servicer to the issuer, seeking any determination or ruling that might materially and adversely affect the performance by the servicer of its obligations under, or the enforceability against the servicer of, the servicing agreement; or


            b. relating to the servicer and which might adversely affect the federal or state income, gross receipts or franchise tax attributes of the transition bonds.

PSE&G, AS SERVICER, WILL INDEMNIFY THE ISSUER AND OTHER RELATED ENTITIES

      Under the servicing agreement, the servicer agrees to indemnify the issuer, the trustee, for itself and on behalf of the transition bondholders, and related parties specified in the servicing agreement, against any liabilities of any kind that may be incurred by or asserted against any of those persons as a result of:

      1. the servicer's willful misfeasance, bad faith or gross negligence in the performance of its duties under the servicing agreement or the servicer's reckless disregard of its duties under the servicing agreement;

      2. the servicer's breach of any of its representations or warranties under the servicing agreement; and

      3. litigation and related expenses relating to its obligations as servicer.

PSE&G, AS SERVICER, WILL PROVIDE STATEMENTS TO THE ISSUER AND TO THE TRUSTEE


      For each payment date, the servicer will provide to the issuer and the trustee a statement indicating, with respect to the bondable transition property, among other things:


      1. the amount to be paid to transition bondholders of that series and class in respect of principal;

      2. the amount to be paid to transition bondholders of that series and class in respect of interest;

      3. the projected transition bond balance and the transition bond balance for that series and class as of that payment date;

      4. the amount on deposit in the overcollateralization subaccount for such series and the scheduled overcollateralization level for such series, as of that payment date;

      5. the amount on deposit in the capital subaccount for such series as of that payment date; and

      6. the amount, if any, on deposit in the reserve subaccount as of that payment date.


On the basis of this information, the trustee will furnish to the transition bondholders on each payment date the report described under "THE INDENTURE--REPORTS TO HOLDERS OF THE TRANSITION BONDS."

On or before each remittance date, but not more frequently than monthly, the servicer will furnish to the issuer and the trustee a statement setting forth the aggregate amount remitted or to be remitted by the servicer to the trustee for deposit on that remittance date pursuant to the indenture.

      In addition, under the servicing agreement the servicer is required to give written notice to the issuer, the trustee and each rating agency, promptly after having obtained knowledge thereof, but in no event less than five business days thereafter, of any event which, with the giving of notice or the passage of time or both, would become a servicer default under the servicing agreement.


PSE&G TO PROVIDE COMPLIANCE REPORTS CONCERNING THE SERVICING AGREEMENT

      A firm of independent public accountants will furnish to the issuer, the trustee and the rating agencies, on or before March 31 of each year, a statement as to compliance by the servicer during the preceding calendar year, or the relevant portion thereof, with procedures relating to the servicing of bondable transition property. This report, which is referred to as the annual accountant's report, will state that the firm has performed the procedures in connection with the servicer's compliance with the servicing obligations of the servicing agreement, identifying the results of these procedures and including any exceptions noted. The accounting firm providing the report will be independent of the servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants. The servicing agreement will also provide for delivery to the issuer and the trustee, on or before March 31 of each year, a certificate signed by an officer of the servicer. This certificate will state that the servicer has fulfilled its obligations under the servicing agreement for the preceding calendar year, or the relevant portion thereof, or, if there has been a default in the fulfillment of any relevant obligation, describing each default. The servicer will give the issuer, each rating agency, and the trustee notice of any servicer default under the servicing agreement.

MATTERS REGARDING PSE&G AS SERVICER


      Pursuant to the servicing agreement, PSE&G may assign its obligations under the servicing agreement to any successor approved by the BPU provided the rating agency condition and other conditions specified in the BPU financing order have been satisfied. Under the BPU financing order, the BPU will permit a successor servicer to replace PSE&G only if it also determines that the current credit ratings on the transition bonds will not be withdrawn or downgraded.

      Under the servicing agreement, any person which succeeds to the major part of the electric distribution business of the servicer and which assumes the obligations of the servicer, will be the successor of the servicer under the servicing agreement. The servicing agreement further requires that:


      1. immediately after giving effect to the transaction referred to in this paragraph, no representation or warranty made by the servicer in the servicing agreement will have been breached and no servicer default, and no event which, after notice or lapse of time, or both, would become a servicer default will have occurred and be continuing;

      2. officers' certificates and opinions of counsel will have been delivered to the issuer, the trustee, and the rating agencies; and


      3. prior written notice will have been received by the rating agencies.


      Subject to the foregoing provisions, PSE&G may not resign from the obligations and duties imposed on it as servicer. However, PSE&G may resign as servicer upon a determination, communicated to the issuer, the trustee and each rating agency and evidenced by an opinion of counsel, that the performance of PSE&G's duties under the servicing agreement is no longer legal. This resignation will not become effective until a successor servicer has assumed the duties of PSE&G under the servicing agreement.


      Until the transition bonds have been paid in full and all related obligations have been satisfied, PSE&G is obligated by the Competition Act to provide electricity through its transmission and distribution system to its customers and, as servicer, will have the right to meter, charge, bill, collect and receive the transition bond charge from its customers for the account of the issuer and the trustee. Each of these rights and obligations may be assigned at the discretion of PSE&G. However, under the Competition Act, if PSE&G defaults in respect of charging, collecting and receiving revenues derived from transition bond charge, the trustee or the issuer may apply to the BPU or any court of competent jurisdiction for an order designating a trustee or other entity to act in place of PSE&G as the servicer for the metering, charging, collecting and receiving the transition bond charge for the account of the issuer and the trustee. Under the Competition Act, the BPU or the court is required to issue the order. The BPU may, at its discretion, establish criteria for the selection of any entity that may become a successor servicer upon default or other adverse material change in the financial condition of PSE&G.


      Except as expressly provided in the servicing agreement, the servicer will not be liable to the issuer for any action taken or not taken pursuant to the servicing agreement or for errors in judgment. However, the servicer will be liable to the extent this liability is imposed by reason of the servicer's wilful misfeasance, bad faith or gross negligence or by reason of reckless disregard of duties under the servicing agreement.

EVENTS CONSTITUTING A DEFAULT BY PSE&G IN ITS ROLE AS SERVICER

      Servicer defaults will include, among other things:

      1. any failure by the servicer to deliver to the trustee, on behalf of the issuer, any required remittance that continues unremedied for a period of five business days after written notice of such failure is received by the servicer from the issuer or the trustee;

      2. any failure by the servicer to perform in any material respect any other agreement in the servicing agreement or any other Basic Document to which it is a party, which failure materially and adversely affects bondable transition property and which continues unremedied for 60 days after notice of this failure has been given to the servicer by the issuer or the trustee, or after discovery of this failure by an officer of the servicer, as the case may be;

      3. any representation or warranty made by the servicer in the servicing agreement proves to have been incorrect when made, which has a material adverse effect on any of the transition bondholders or the issuer and which continues unremedied for 60 days after notice of this failure has been given to the servicer by the issuer or the trustee or after discovery of this failure by an officer of the servicer, as the case may be; or

      4. an event of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the servicer or an action by the servicer indicating its insolvency as specified in the servicing agreement.

The trustee with the consent of the holders of the majority of the principal amount of the transition bonds of all series and classes may waive any default by the servicer, except a default in making any required remittances to the trustee.

THE TRUSTEE'S RIGHTS IF PSE&G DEFAULTS AS SERVICER


      As long as a servicer default remains unremedied, the trustee, with the consent of the holders of a majority of the transition bonds of all series, may terminate all the rights and obligations of the servicer under the servicing agreement. However, the servicer's indemnification obligation and obligation to continue performing its functions as servicer until a successor servicer is appointed may not be terminated. Under the servicing agreement, the trustee, with the consent of the holders of a majority of the transition bonds of all series, may appoint a successor servicer. The trustee may make arrangements for compensation to be paid to any successor servicer. Only a successor servicer that is an electric public utility may bring an action against a customer for nonpayment of the transition bond charge, or terminate service for failure to pay the transition bond charge.


      Upon a servicer default based upon the commencement of a case by or against the servicer under the United States Bankruptcy Code or similar laws, the trustee and the issuer may be prevented from effecting a transfer of servicing. See "RISK FACTORS--THe RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY PROCEEDINGS" in this prospectus. Upon a servicer default because of a failure to make required remittances, the issuer or the trustee will have the right to apply to the BPU for sequestration and payment of revenues arising from the bondable transition property.

THE OBLIGATIONS OF A SERVICER THAT SUCCEEDS PSE&G

      In accordance with the BPU financing order and the servicing agreement, if a third party succeeds to the role of the servicer, the servicer will cooperate with the issuer, the trustee and the successor servicer in terminating the servicer's rights and responsibilities under the servicing agreement. This procedure includes the transfer to the successor servicer of all related documentation and cash. The servicer will be liable for all reasonable costs and expenses incurred in transferring servicing responsibilities. A successor servicer may not resign unless it is prohibited from serving by law. The predecessor servicer is obligated, on an ongoing basis, to cooperate with the successor servicer and provide whatever information is, and take whatever actions are, reasonably necessary to assist the successor servicer in performing its obligations under the servicing agreement.


                               THE INDENTURE


      The following summary describes some of the terms of the indenture pursuant to which transition bonds will be issued. The form of the indenture, including the form of the supplemental indenture, has been filed as an exhibit to the registration statement of which this prospectus forms a part.


THE SECURITY FOR THE TRANSITION BONDS

      To secure the payment of principal of and premium, if any, and interest on, and any other amounts owing in respect of, the transition bonds pursuant to the indenture, the issuer will grant to the trustee for the benefit of the transition bondholders a security interest in all of the issuer's right, title and interest in and to the following collateral:

      1. the bondable transition property sold by the seller to the issuer pursuant to the sale agreement and all proceeds thereof;

      2.    the sale agreement;

      3. all bills of sale delivered by the seller pursuant to the sale agreement;

      4.    the servicing agreement;

      5.    the administration agreement;

      6. the collection account, each subaccount therein and all amounts on deposit therein from time to time, with the exception of $100,000 to be held in the capital subaccount free of the lien of the indenture to ensure that the issuer has sufficient assets to pay its expenses as they come due;


      7. any other property of whatever kind owned from time to time by the issuer, other than:

            a. cash or other property released to the issuer from the capital subaccount in accordance with the indenture, which other property is not expected to be substantial;

            b. any payment received by the issuer pursuant to any hedge agreement entered into by the issuer; and

            c. proceeds from the sale of the transition bonds used to pay the costs of issuance of the transition bonds and the purchase price of the bondable transition property pursuant to the sale agreement;

      8. all present and future claims, demands, causes and chooses in action in respect of any or all of the foregoing; and


      9. all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing.

      See "--HOW FUNDS IN THE COLLECTION ACCOUNT WILL BE ALLOCATEd" below.

TRANSITION BONDS MAY BE ISSUED IN VARIOUS SERIES OR CLASSES


      Transition bonds may be issued under the indenture from time to time in series, so long as the rating agency condition is satisfied, to finance the purchase by the issuer of bondable transition property, which is referred to as a financing issuance. The aggregate principal amount of transition bonds that may be authenticated and delivered under the indenture may not exceed $2.525 billion plus the amount of any refunding issuance. Any series of transition bonds may include one or more classes which differ, among other things, as to interest rate and amortization of principal. The terms of all transition bonds of the same series will be identical, unless a series includes more than one class, in which case the terms of all transition bonds of the same class will be identical. The particular terms of the transition bonds of any series and class will be set forth in the supplemental indenture. The terms of this series and any classes thereof will not be subject to prior review by, or consent of, the transition bondholders of any previously issued series. See "RISK FACTORS--OTHER RISKS ASSOCIATED WITH AN INVESTMENT IN THe TRANSITION BONDS," "THE TRANSITION BONDS" and "PSE&G'S RESTRUCTURING" in this prospectus.

      The principal source of repayment for all series of transition bonds will be the transition bond charge collected by the servicer. The issuance of additional series of transition bonds is not expected to adversely affect the sufficiency of transition bond charge collections for payments on any particular series of transition bonds. This is because the transition bond charge and adjustments thereof are generally based on the total principal amount of all transition bonds outstanding. Moreover, any additional series of transition bonds will be issued only if it will not result in the downgrading or withdrawal of any rating by a rating agency on any outstanding bonds.


      Under the indenture, the trustee will authenticate and deliver an additional series of transition bonds only upon receipt by the trustee of, among other things, a certificate of the issuer that no event of default has occurred and is continuing, an opinion of counsel to the issuer and evidence of satisfaction of the rating agency condition.

      Opinion of Independent Certified Public Accountants Required for Each Series or Class. In addition, in connection with the issuance of each new series, the trustee will have to receive a certificate or opinion of a firm of independent certified public accountants of recognized national reputation. This certificate will be based on the assumptions used in calculating the initial transition bond charge with respect to the transferred bondable transition property or, if applicable, the most recent revised transition bond charge with respect to the transferred bondable transition property. The certificate will state to the effect that, after giving effect to the issuance of the new series and the application of the proceeds therefrom, the transition bond charge will be sufficient:

      1.    to pay all expenses, fees and charges of the issuer,

      2.    to pay interest of each series of transition bonds when due,

      3. to pay principal of each series of transition bonds in accordance with the expected amortization schedule therefor, and


      4. to fund the overcollateralization subaccount for each series to the scheduled overcollateralization level for each series,


as of each payment date taking into account any amounts on deposit in the reserve subaccount.

      If the issuance is a refunding issuance, the amount of money necessary to pay premiums, if any, and the outstanding principal balance of and interest on the transition bonds being refunded will be deposited into a separate account with the trustee.

THE COLLECTION ACCOUNT FOR THE TRANSITION BONDS

      Under the indenture, the issuer will establish the collection account, with the trustee or at another eligible institution as described below. Funds received from collections of the transition bond charge will be deposited into the collection account. The collection account will be divided into the following subaccounts, which need not be separate bank accounts:

      1.    the general subaccount;

      2.    one or more series subaccounts,

      3.    overcollateralization subaccount for each series,

      4.    the capital subaccount for each series,

      5. if required by the indenture, one or more defeasance subaccounts, and

      6.    the reserve subaccount.

      All amounts in the collection account not allocated to any other subaccount will be allocated to the general subaccount. Unless the context indicates otherwise, references to the collection account include all of the subaccounts contained therein. All money deposited from time to time in the collection account, all deposits therein pursuant to the indenture, and all investments made in eligible investments will be held by the trustee in the collection account as part of the collateral, with the exception of $100,000 in the capital subaccount.

      The following institutions are eligible institutions for the establishment of the collection account:

      1.    the corporate trust department of the trustee; or

      2. a depositary institution organized under the laws of the United States of America or any state or any domestic branch of a foreign bank, which:

            a.    has either:

                  (1) a long-term unsecured debt rating of "AAA" by S&P and Fitch and "A1" by Moody's; or


                  (2) a certificate of deposit rating of "A-1" by S&P and "P-1" by Moody's, or any other long-term, short-term or certificate of deposit rating acceptable to the rating agencies; and


            b. whose deposits are insured by the Federal Deposit Insurance Corporation.

      Appropriate Investments for Funds in the Collection Account. All funds in the collection account shall be invested in any of the following eligible investments:

      1. direct obligations of, and obligations fully and unconditionally guaranteed as to the timely payment by, the United States of America;

      2. demand deposits, time deposits, certificates of deposit of depository institutions or trust companies specified in the indenture;

      3. commercial paper having, at the time of investment, a rating in the highest rating category from each rating agency;

      4. demand deposits, time deposits and certificates of deposit which are fully insured by the Federal Deposit Insurance Corporation;

      5. money market funds which have the highest rating from each rating agency, including funds for which the trustee or any of its affiliates is investment manager or advisor,

      6. banker's acceptances issued by any depository institution or trust company referred to in clause 2 above;

      7. repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or agencies or instrumentalities thereof, entered into with depository institutions or trust companies in each case as specified in the indenture;


      8. repurchase obligations with respect to any security or whole loan, as provided and with the ratings specified in the indenture; or

      9.    any other investment permitted by each rating agency.


      These eligible investments may not:

      1. be sold, liquidated or otherwise disposed of at a loss, prior to the maturity thereof; or


      2. mature later than the next payment date, except for any funds in the collection account in excess of the amount needed to make all required and scheduled payments and deposits on the next payment date, which may mature at any time before the second following payment date.

In the case of a defeasance, the issuer will deposit U.S. Government Obligations in the defeasance subaccount. U.S. Government Obligations are direct obligations, or certificates representing an ownership interest in those obligations, of the United States of America, including any agency or instrumentality thereof, for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option. No money held in the collection account may be invested, and no investment held in the collection account may be sold, unless the security interest in the collection account will continue to be perfected in the investment or the proceeds of the sale.

      Remittances to the Collection Account. On each remittance date, as described under "THE SERVICING AGREEMENT - PSE&G'S SERVICING PROCEDURES - COLLECTIONS CURVE" above, the servicer will remit the estimated transition bond charge collections and any indemnity amounts to the trustee under the indenture for deposit in the collection account. An indemnity amount is any amount paid by PSE&G, as the seller or the servicer, to the trustee, for the trustee itself or on behalf of the transition bondholders, in respect of indemnification obligations pursuant to the sale agreement or the servicing agreement. See "THE SALE AGREEMENT" and "THE SERVICING AGREEMENT."

      Collection Account. Transition bond charge collections will be deposited into the collection account. On each payment date, the trustee will allocate amounts in the collection account to the General Subaccount as described under "HOW FUNDS IN THE COLLECTION ACCOUNT WILL BE ALLOCATED" below.

      General Subaccount. Transition bond charge collections will be deposited into the general subaccount. On each payment date, the trustee will allocate amounts in the general subaccount among the other subaccounts as described under "HOW FUNDS IN THE COLLECTION ACCOUNT WILL BE ALLOCATED" below.

      Series Subaccount. Upon the issuance of each series of transition bonds, a series subaccount will be established for that series. On each payment date, the trustee will allocate from amounts on deposit in the general subaccount to each series subaccount an amount sufficient to pay:

      1. interest payable on each class of that series on that payment date;

      2. the principal of each class of that series payable as a result of an acceleration following the occurrence of an event of default, the principal of each class of that series payable on the final maturity date of that series, or the principal of each class of that series payable on a redemption date;

      3. principal scheduled to be paid on each class of that series on the next payment date, excluding amounts provided for in clause 2 above;

On each payment date, allocations will be made to each series subaccount as described under "HOW FUNDS IN THE COLLECTION ACCOUNT WILL BE ALLOCATED" below. On each payment date, the trustee will withdraw funds from the series subaccount to make payments on the related series of transition bonds.

      Capital Subaccount. Upon the issuance of each series of transition bonds, PSE&G will make a capital contribution to the issuer from PSE&G's general funds in an amount equal to the required capital amount. The issuer will pay this amount to the trustee for deposit into the capital subaccount for such series which will be invested in eligible investments. The trustee will draw on amounts in the capital subaccount for such series to the extent that, in allocating funds in accordance with clauses 1 through 7 for such series in "HOW FUNDS IN THE COLLECTION ACCOUNT WILL BE ALLOCATED" below, amounts on deposit in the general subaccount, the series subaccounts, the reserve subaccount and the overcollateralization subaccount for such series are insufficient to make scheduled distributions and payments of fees and expenses specified in those clauses. If any series of transition bonds has been retired as of any payment date, the amounts on deposit in the capital subaccount for such series will be released to the issuer, free of the lien of the indenture. The issuer is not contractually obligated to pay over to PSE&G any amounts released to the issuer from the capital subaccount upon retirement of any series of transition bonds.

      Overcollateralization Subaccount. Transition bond charge collections to the extent available as described in "HOW FUNDS IN THE COLLECTION ACCOUNT WILL BE ALLOCATED" below will be allocated to the overcollateralization subaccount for any series on each payment date. Each prospectus supplement will specify the scheduled overcollateralization level on each payment date for the related series of transition bonds. The overcollateralization amount for any series will be funded over the life of the transition bonds of each series and in aggregate will equal the amount stated in the related prospectus supplement for that series, which is referred to as the overcollateralization amount.

      Amounts in the overcollateralization subaccount for any series will be invested in eligible investments. On each payment date, the trustee will draw on the overcollateralization subaccount for any series to the extent that, in allocating funds to such series in accordance with clauses 1 through 7 in "HOW FUNDS IN THE COLLECTION ACCOUNT WILL BE Allocated" below, amounts on deposit in the general subaccount, the series subaccounts and the reserve subaccount are insufficient to make scheduled distributions and payments of fees and expenses specified in those clauses. If any series of transition bonds has been retired as of any payment date, the amounts on deposit in the overcollateralization subaccount for such series will be released to the issuer, free of the lien of the indenture. The issuer is not contractually obligated to pay over to PSE&G any amounts released to the issuer from the overcollateralization subaccount upon retirement of any series of transition bonds.

      Reserve Subaccount. Transition bond charge collections available on any payment date that are not necessary to pay clauses 1 to through 12 in "HOW FUNDS IN THE COLLECTION ACCOUNT WILL BE ALLOCATED" below will be allocated to the reserve subaccount. Amounts in the reserve subaccount will be invested in eligible investments. On each payment date, the trustee will draw on the reserve subaccount, if any, to the extent that, in allocating funds in accordance with clauses 1 through 8; 10 and 11 in "HOW FUNDS IN THE COLLECTION ACCOUNT WILL BE Allocated" below, amounts on deposit in the general subaccount and the series subaccounts are insufficient to make scheduled distributions and payments of fees and expenses specified in those clauses.

      Defeasance Subaccount. In the event funds are remitted to the trustee in connection with the exercise of the legal defeasance option or the covenant defeasance option, the issuer will establish a defeasance subaccount for each series. If this occurs, funds set aside for future payment of the transition bonds will be deposited into the defeasance subaccount. All amounts in a defeasance subaccount will be applied by the trustee to the payment to the holders of the affected transition bonds. These amounts will include all sums due for principal, premium, if any, and interest. These amounts will be applied in accordance with the provisions of the transition bonds and the indenture. See "THE ISSUER'S LEGAL DEFEASANCE AND COVENANT DEFEASANCE OPTIONS" below.


HOW FUNDS IN THE COLLECTION ACCOUNT WILL BE ALLOCATED


      Amounts remitted from the servicer to the trustee, and all investment earnings on the subaccounts in the collection account, will be deposited into the general subaccount of the collection account. Amounts on deposit in the general subaccount will be allocated to each outstanding series, pro rata, based upon the outstanding principal amount of each series. The servicer will draw on the general subaccount for payment of the monthly servicing fee. On each payment date, the trustee will allocate all amounts in the general subaccount in the following priority:


      1.    all amounts owed to the trustee will be paid to the trustee;


      2. the servicing fee and all unpaid servicing fees from prior payment dates will be paid to the servicer;

      3. the administration fee payable under the administration agreement between the issuer and PSE&G will be paid to PSE&G and fees and expenses of and indemnities payable to the independent managers of the issuer, plus legal fees and expenses of, and indemnity amounts payable to, the independent managers;

      4. so long as no event of default has occurred and is continuing or would be caused by this payment, all operating expenses of the issuer other than those specified in clauses 1, 2 and 3 above, will be paid to the persons entitled thereto, provided that the amount paid on any payment date pursuant to this clause may not exceed [$ ] in the aggregate for all series;

      5. an amount equal to interest payable on each class of each series of transition bonds for the payment date will be allocated to the corresponding series subaccount or will be paid to the counterparty on any interest rate swap between the issuer and that counterparty if so specified in the related prospectus supplement;

      6. an amount equal to principal of each class of any series of transition bonds payable as a result of acceleration triggered by an event of default, principal of any class of any series of transition bonds payable on the final maturity date for that class or series, or the principal payable with respect to a redemption date will be allocated to the corresponding series subaccount;

      7. an amount equal to principal scheduled to be paid on each class of each series of transition bonds on the next payment date, excluding amounts provided for pursuant to clause 6 above, will be allocated to the corresponding series subaccount;

      8. payment of any amounts payable under any hedge agreement will be paid to any hedge counterparty;

      9. all remaining unpaid operating expenses and indemnity amounts will be paid to the persons entitled thereto;

      10. any amount necessary to replenish the capital subaccount for each series will be allocated to that subaccount;

      11. an amount will be allocated to the overcollateralization subaccount for each series to cause the amount in the overcollateralization subaccount for each series to equal the scheduled overcollateralization level for the overcollateralization subaccount;

      12. so long as no event of default has occurred and is continuing, an amount equal to investment earnings since the preceding payment date on amounts in each capital subaccount will be released to the issuer;

      13.   the balance, if any, will be allocated to the reserve subaccount;
            and

      14. following repayment of all outstanding series of transition bonds, the balance, if any, will be released to the issuer free from the lien of the indenture.


      Interest means, for any payment date for any series of transition bonds, the sum, without duplication, of:

      1. an amount equal to the amount of interest accrued at the applicable interest rates from the prior payment date with respect to that series;

      2. any unpaid interest plus any interest accrued on this unpaid interest;

      3. if the transition bonds have been declared due and payable, all accrued and unpaid interest thereon; and

      4. with respect to a series to be redeemed prior to the next payment date, the amount of interest that will be payable as interest on the series on that redemption date.

      Principal means, with respect to any payment date and any series of transition bonds:

      1.    the amount of principal scheduled to be paid on such payment date;

      2. the amount of principal due on the final maturity date of any series;

      3. the amount of principal due as a result of the occurrence and continuance of an event of default and acceleration of the transition bonds;


      4. the amount of principal, due as a result of a redemption of transition bonds prior to the next payment date pursuant to the indenture; and


      5. any overdue payments of principal.

      If on any payment date funds in the general subaccount are insufficient to make the allocations contemplated by clauses 1 through 11 above for any series, the trustee will draw from amounts on deposit in the following subaccounts in the following order up to the amount of the shortfall for such series:


      1. from the reserve subaccount (pro rata to the outstanding principal balance of each series if the amount in the reserve subaccount is insufficient to cover the shortfalls for all outstanding series) for allocations in clauses 1 through 8, 10 and 11,

      2. from the overcollateralization subaccount for such series, for allocations in clauses 1 through 7, and

      3. from the capital subaccount for such series, for allocations in clauses 1 through 7.

      If the amount in the reserve subaccount is insufficient to cover the shortfalls for all outstanding series, the trustee will allocate funds in the reserve subaccount pro rata, as follows, unless otherwise provided in the prospectus supplement. Interest payments will be paid in the proportion that the aggregate outstanding principal amount of such series or class bears to the total outstanding principal amount of all series and classes. Payments of principal will be paid in the proportion that the aggregate principal scheduled to be paid on that payment date for that series or class bears to the aggregate principal scheduled to be paid on that payment date for all series and classes.


REPORTS TO HOLDERS OF THE TRANSITION BONDS

      With respect to each series of transition bonds, on or prior to each payment date, the trustee will deliver a statement prepared by the trustee to each transition bondholder of that series. This statement will include, to the extent applicable, the following information, as well as any other information so specified in the related supplemental indenture, as to the transition bonds of that series with respect to that payment date or the period since the previous payment date:

      1. the amount to be paid to transition bondholders of that series and class as principal;

      2. the amount to be paid to transition bondholders of that series and class as interest;

      3. the projected transition bond balance and the transition bond balance for that series and class as of that payment date;

      4. the amount on deposit in the overcollateralization subaccount and the scheduled overcollateralization level, as of that payment date;

      5. the amount on deposit in the capital subaccount as of that payment date; and

      6. the amount, if any, on deposit in the reserve subaccount as of that payment date.

THE ISSUER AND THE TRUSTEE MAY MODIFY THE INDENTURE

      Modifications of the Indenture that Do Not Require Consent of Transition Bondholders. Without the consent of any of the holders of the outstanding transition bonds but with prior notice to the rating agencies, the issuer and the trustee may execute a supplemental indenture for any of the following purposes:


      1. to correct or amplify the description of the collateral, or better to confirm unto the trustee the collateral, or to subject to the lien of the indenture additional property;


      2. to evidence the succession, in compliance with the indenture, of another person to the issuer, and the assumption by the successor of the covenants of the issuer in the indenture and in the transition bonds;

      3. to add to the covenants of the issuer, for the benefit of the holders of the transition bonds, or to surrender any right or power conferred upon the issuer in the indenture;

      4.    to assign any property to or with the trustee;

      5. to cure any ambiguity, to correct any inconsistent provision of the indenture or any supplemental indenture or to make any other provisions with respect to matters arising under the indenture or in any supplemental indenture; but:

            a. this action shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any transition bondholder; and

            b.    the rating agency condition shall have been satisfied;

      6. to provide for a successor trustee and to facilitate the administration of the trusts under the indenture by more than one trustee, pursuant to the indenture;

      7. to modify the indenture to effect the qualification of the indenture under the Trust Indenture Act or any similar federal statute hereafter enacted and to add to the indenture any other provisions as may be expressly required by the Trust Indenture Act; or

      8. to set forth the terms of any series that has not theretofore been authorized by a supplemental indenture, provided that the rating agency condition has been satisfied.

      Modifications That Require the Approval of the Transition Bondholders. The issuer and the trustee also may, with prior notice to the rating agencies and with the consent of the holders of not less than a majority of the outstanding amount of the transition bonds of each series or class to be affected thereby, execute a supplemental indenture to add any provisions to, or change in any manner or eliminate any of the provisions of, the indenture or modify in any manner the rights of the transition bondholders under the indenture. However, this supplemental indenture may not, without the consent of the holder of each outstanding transition bond of each series or class affected thereby:


      1. change the date of payment of any scheduled payment of principal of or premium, if any, or interest on any transition bond, or reduce the principal amount thereof, the interest rate specified thereon or the redemption price or the premium, if any, with respect thereto, change the provisions of the indenture and the applicable supplemental indenture relating to the application of collections on, or the proceeds of the sale of, the collateral to payment of principal of or premium, if any, or interest on the transition bonds, or change the currency in which any transition bond or any interest thereon is payable;


      2. impair the right to institute suit for the enforcement of the provisions of the indenture regarding payment;

      3. reduce the percentage of the aggregate amount of the outstanding transition bonds, or of a series or class thereof, the consent of the holders of which is required for any supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with specified provisions of the indenture or of defaults and their consequences;

      4. reduce the percentage of the outstanding amount of the transition bonds required to direct the trustee to direct the issuer to liquidate the collateral;


      5. modify the section of the indenture relating to the consent of transition bondholders with respect to supplemental indentures, except to increase any percentage specified therein or to provide that those provisions of the indenture or the basic documents specified in the indenture cannot be modified or waived without the consent of each outstanding transition bondholder affected thereby;


      6. modify the indenture to affect the amount of any payment of interest, principal or premium, if any, payable on any transition bond on any payment date or change the redemption dates, expected amortization schedules or series final maturity dates or class final maturity dates of any transition bonds;

      7. decrease the required capital amount with respect to any series, the overcollateralization amount or the scheduled overcollateralization level with respect to any payment date;

      8. modify the indenture regarding the voting of transition bonds held by the issuer, the seller, an affiliate of either of them or any obligor on the transition bonds;

      9. decrease the percentage of the aggregate principal amount of the transition bonds required to amend the sections of the indenture which specify the applicable percentage of the aggregate principal amount of the transition bonds necessary to amend the indenture or other related agreements specified therein; or

      10. permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the collateral for the transition bonds or, except as otherwise contemplated in the indenture, terminate the lien of the indenture on any property or deprive the holder of any transition bond of the security of the indenture.

      Enforcement of the Sale Agreement and Servicing Agreement. The indenture will provide that the issuer will take all lawful actions to enforce its rights under the sale agreement and the servicing agreement. The indenture will also provide that the issuer will take all lawful actions to compel or secure the performance and observance by PSE&G and the servicer of each of their respective obligations to the issuer under the sale agreement and the servicing agreement. So long as no event of default occurs and is continuing, the issuer may exercise any and all rights, remedies, powers and privileges lawfully available to the issuer under or in connection with the sale agreement and the servicing agreement. However, if the issuer and PSE&G or the servicer propose to amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the process for adjusting the transition bond charge, the issuer must notify the trustee and the trustee must notify transition bondholders of this proposal. In addition, the trustee may consent to this proposal only with the consent of the holders of a majority of the principal amount of the outstanding transition bonds of each series or class materially and adversely affected thereby and only if the rating agency condition is satisfied.

      If an event of default occurs and is continuing, the trustee may, and at the direction of the holders of a majority of the outstanding amount of the transition bonds of all series shall, exercise all rights, remedies, powers, privileges and claims of the issuer against the seller or the servicer under or in connection with the sale agreement and the servicing agreement, and any right of the issuer to take this action shall be suspended. In the event of a foreclosure, there is likely to be a limited market, if any, for the bondable transition property, and, therefore, foreclosure may not be a realistic or practical remedy.

      Modifications to the Sale Agreement and the Servicing Agreement. With the consent of the trustee, the sale agreement and the servicing agreement may be amended, so long as the rating agency condition is satisfied, at any time and from time to time, without the consent of the transition bondholders. However, this amendment may not adversely affect the interest of any transition bondholder in any material respect without the consent of the holders of a majority of the outstanding transition bonds of each series or class materially and adversely affected thereby.


      Notification of the Rating Agencies, the Trustee and the Transition Bondholders of any Modification. If the issuer, PSE&G or the servicer:

      1. proposes to amend, modify, waive, supplement, terminate or surrender, or agree to any other amendment, modification, waiver, supplement, termination or surrender of, the terms of the sale agreement or the servicing agreement; or

      2. waive timely performance or observance by PSE&G or the servicer under the sale agreement or servicing agreement, respectively;


in each case in a way which would materially and adversely affect the interests of transition bondholders, the issuer must first notify the rating agencies of the proposed amendment. Upon receiving notification regarding the rating agency condition, the issuer must thereafter notify the trustee and the trustee must notify the transition bondholders of the proposed amendment and whether the rating agency condition has been satisfied with respect thereto. The trustee will consent to this proposed amendment, modification, supplement or waiver only with the consent of the holders of a majority of the outstanding principal amount of the transition bonds of each series or class materially and adversely affected thereby and once the rating agency condition has been satisfied.

WHAT CONSTITUTES AN EVENT OF DEFAULT ON THE TRANSITION BONDS

      An "Event of Default" is defined in the indenture as:

      1. a default for five business days in the payment of any interest on any transition bond;

      2. a default in the payment of the principal of any transition bond of any series on the final maturity date for that series or, if applicable, any class on the final maturity date for that class;

      3. a default in the payment of the redemption price for any transition bond on the redemption date therefor;

      4. a default in the observance or performance of any covenant or agreement of the issuer made in the indenture (other than those specifically dealt with in 1, 2 or 3 above) and the continuation of that default for a period of 30 days after the earlier of the date (a) notice is given to the issuer by the trustee; (b) notice is given to the issuer and the trustee by the holders of at least 25% in principal amount of the transition bonds of any series or class, or (c) the issuer has knowledge of the default; and

      5. specified events of bankruptcy, insolvency, receivership or liquidation of the issuer.

If an event of default occurs and is continuing, the trustee or holders of a majority in principal amount of the transition bonds of all series then outstanding may declare the principal of all series of the transition bonds to be immediately due and payable. This declaration may, under the circumstances specified in the indenture, be rescinded by the holders of a majority in principal amount of all series of the transition bonds then outstanding.

      When the Trustee Can Sell the Collateral. If the transition bonds of all series have been declared to be due and payable following an event of default, the trustee may, in its discretion, either:

      1.    sell the collateral or

      2. elect to have the issuer maintain possession of the collateral and continue to apply distributions on the collateral as if there had been no declaration of acceleration.

The trustee is prohibited from selling the collateral following an event of default other than a default in the payment of any principal, a default for five days or more in the payment of any interest on any transition bond of any series or a default in the payment of the redemption price for any transition bond on the redemption date therefor unless:

      1. the holders of 100% of the principal amount of all series of transition bonds consent to this sale; or

      2. the proceeds of this sale are sufficient to pay in full the principal of and premium, if any, and accrued interest on the outstanding transition bonds; or

      3. the trustee determines that funds provided by the collateral would not be sufficient on an ongoing basis to make all payments on the transition bonds of all series as these payments would have become due if the transition bonds had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the aggregate principal outstanding amount of the transition bonds of all series.

      Right of Transition Bondholders to Direct Proceedings. Subject to the provisions for indemnification and the limitations contained in the indenture, the holders of a majority in principal amount of the outstanding transition bonds of all series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the trustee or exercising any trust or power conferred on the trustee; provided that, among other things:

      1. this direction shall not conflict with any rule of law or with the indenture;

      2. subject to the provisions specified in the indenture, any direction to the trustee to sell or liquidate the collateral shall be by the holders of 100% of the principal amount of all series of transition bonds then outstanding; and

      3. the trustee may take any other action deemed proper by the trustee that is not inconsistent with this direction.

In case an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the direction of any of the holders of transition bonds of any series if it reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with this request. The trustee does not need to take any action pursuant to the direction of the transition bondholders if it determines that this action might materially adversely affect the rights of any transition bondholder not consenting to this action.

      Waiver of Default. The holders of a majority in principal amount of the transition bonds of all series then outstanding may, in those cases specified in the indenture, waive any default with respect thereto. However, they may not waive a default in the payment of principal of or premium, if any, or interest on any of the transition bonds or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all of the holders of the outstanding transition bonds of all affected series and classes.

      No transition bondholder will have the right to institute any proceeding, judicial or otherwise, or to avail itself of the right to foreclose on the bondable transition property or otherwise enforce the lien in the bondable transition property, with respect to the indenture, unless:

      1. the holder previously has given to the trustee written notice of a continuing event of default;

      2. the holders of not less than 25% in principal amount of the outstanding transition bonds of all series have made written request of the trustee to institute the proceeding in its own name as trustee;

      3. the holder or holders have offered the trustee security or indemnity reasonably satisfactory to the trustee against the liabilities to be incurred in complying with the request;

      4. the trustee for 60 days after its receipt of the notice, request and offer has failed to institute the proceeding; and

      5. no direction inconsistent with this written request has been given to the trustee during the 60-day period referred to above by the holders of a majority of the outstanding transition bonds of all series.

COVENANTS OF THE ISSUER

      The issuer will keep in effect its existence as a limited liability company under Delaware law, provided that the issuer may consolidate with or merge into another entity or sell substantially all of its assets to another entity and dissolve if:

      1. the entity formed by or surviving the consolidation or merger or to whom substantially all of its assets are sold is organized under the laws of the United States or any state thereof and expressly assumes by a supplemental indenture the due and punctual payment of the principal of and premium, if any, and interest on all transition bonds and the performance of the issuer's obligations under the indenture;

      2. the entity expressly assumes all obligations and succeeds to all rights of the issuer under the sale agreement and the servicing agreement pursuant to an assignment and assumption agreement executed and delivered to the trustee;

      3. no default or event of default will have occurred and be continuing immediately after giving effect the merger, consolidation or sale;

      4.    the rating agency condition will have been satisfied;

      5. the issuer has received an opinion of counsel to the effect that this consolidation or merger or sale would have no material adverse tax consequence to the issuer or any transition bondholder, the consolidation or merger or sale complies with the indenture and all conditions precedent therein provided relating to the consolidation or merger or sale and will result in the trustee maintaining a continuing valid first priority security interest in the collateral;

      6. none of the bondable transition property, the BPU financing order or the seller's, the servicer's or the issuer's rights under the Competition Act or the BPU financing order are impaired thereby; and

      7. any action that is necessary to maintain the lien and security interest created by the indenture will have been taken.

      Additional Covenants of the Issuer. The issuer will take any action necessary or advisable to, among other things, maintain and preserve the lien and security interest, and priority thereof, of the indenture. The issuer will not permit the validity of the indenture to be impaired, the lien to be amended, subordinated or terminated or discharged, or any person to be released from any covenants or obligations except as expressly permitted by the indenture. The issuer will also not permit any lien, charge, claim, security interest, mortgage or other encumbrance, other than the lien and security interest created by the indenture, to be created on or extend to or otherwise arise upon or burden the collateral or any part thereof or any interest therein or the proceeds thereof. Finally, the issuer will not permit the lien of the indenture not to constitute a continuing valid first priority security interest in the collateral.

      The issuer may not, among other things:

      1. except as expressly permitted by the indenture dispose of any of the collateral unless directed to do so by the trustee in accordance with the indenture; or

      2. claim any credit on, or make any deduction from the principal or premium, if any, or interest payable in respect of, the transition bonds, other than amounts properly withheld under the Code, or assert any claim against any present or former transition bondholder because of the payment of taxes levied or assessed upon the issuer.

      The issuer may not engage in any business other than purchasing and owning the bondable transition property, issuing transition bonds from time to time, pledging its interest in the collateral to the trustee to secure the transition bonds, and performing activities that are convenient to accomplish the foregoing.


      The Issuer May Not Engage in Any Other Financial Transactions. The issuer may not issue, incur, assume or guarantee any indebtedness except for the transition bonds and any obligations under any credit enhancement or hedge agreement for any series of transition bonds. Also, the issuer may not guarantee or otherwise become contingently liable in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire, or agree contingently to acquire any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other person, other than the eligible investments. The issuer may not make any loan or advance or credit to any person. The issuer will not make any expenditure for capital assets or lease any capital asset other than bondable transition property purchased from the seller pursuant to, and in accordance with, the sale agreement. The issuer may not make any payments, distributions or dividends to any member of the issuer in respect of its membership interest in the issuer, other than any amount released to the issuer by the trustee in accordance with the indenture and except as otherwise provided in the indenture.


      The servicer will deliver to the trustee the Annual Accountant's Report, compliance certificates and monthly reports regarding distributions and other statements required by the servicing agreement. See "THE SERVICING AGREEMENT" in this prospectus.

ACCESS TO THE LIST OF HOLDERS OF THE TRANSITION BONDS

      Any transition bondholder may, by written request to the trustee, obtain access to the list of all transition bondholders maintained by the trustee for the purpose of communicating with other transition bondholders with respect to their rights under the indenture or the transition bonds. The trustee may elect not to afford a requesting transition bondholder access to the list of transition bondholders if it agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting transition bondholder, to all transition bondholders.

THE ISSUER MUST FILE AN ANNUAL COMPLIANCE STATEMENT

      The issuer will be required to file annually with the trustee a written statement as to the fulfillment of its obligations under the indenture. In addition, the issuer will furnish to the trustee an opinion of counsel concerning filings made by the issuer on an annual basis and before the effectiveness of any amendment to the sale agreement or the servicing agreement.

THE TRUSTEE MUST PROVIDE A REPORT TO ALL TRANSITION BONDHOLDERS

      If required by the Trust Indenture Act, the trustee will be required to mail each year to all transition bondholders a brief report. This report must state, among other items:

      1. the trustee's eligibility and qualification to continue as the trustee under the indenture,

      2.    any amounts advanced by it under the indenture,

      3. the amount, interest rate and maturity date of specific indebtedness owing by the issuer to the trustee in the trustee's individual capacity,

      4.    the property and funds physically held by the trustee,

      5. any additional issue of a series of transition bonds not previously reported and

      6. any action taken by it that materially affects the transition bonds of any series and that has not been previously reported.

WHAT WILL TRIGGER SATISFACTION AND DISCHARGE OF THE INDENTURE

      The indenture will be discharged with respect to the transition bonds of any series upon the delivery to the trustee of funds sufficient for the payment in full of all of the transition bonds of that series with the trustee. In addition, the issuer must deliver to the trustee the officer's certificate and opinion of counsel specified in the indenture. The deposited funds will be segregated and held apart solely for paying the transition bonds, and the transition bonds will not be entitled to any amounts on deposit in the collection account other than amounts on deposit in the defeasance subaccount for the transition bonds.

THE ISSUER'S LEGAL DEFEASANCE AND COVENANT DEFEASANCE OPTIONS

      The issuer may, at any time, terminate:

      1. all of its obligations under the indenture with respect to the transition bonds of any series; or

      2. its obligations to comply with some of the covenants in the indenture, including all of the covenants described under "COVENANTS OF THE ISSUER" above.

      The legal defeasance option is the right of the issuer to terminate at any time its obligations under the indenture with respect to the transition bonds of any series. The covenant defeasance option is the right of the issuer at any time to terminate its obligations to comply with the covenants in the indenture. The issuer may exercise the legal defeasance option with respect to any series of transition bonds notwithstanding its prior exercise of the covenant defeasance option with respect to that series. If the issuer exercises the legal defeasance option with respect to any series, that series will be entitled to payment only from the funds or other obligations set aside under the indenture for payment thereof on the expected final payment date or redemption date therefor as described below. That series will not be subject to payment through redemption or acceleration prior to the expected final payment date or redemption date, as applicable. If the issuer exercises the covenant defeasance option with respect to any series, the final payment of the transition bonds of that series may not be accelerated because of an event of default relating to a default in the observance or performance of any covenant or agreement of the issuer made in the indenture.

      The issuer may exercise the legal defeasance option or the covenant defeasance option with respect to any series of transition bonds only if:

      1. the issuer irrevocably deposits or causes to be deposited in trust with the trustee cash or U.S. Government Obligations for the payment of principal of and premium, if any, and interest on that series to the expected final payment date or redemption date therefor, as applicable, the deposit to be made in the defeasance subaccount for that series;

      2. the issuer delivers to the trustee a certificate from a nationally recognized firm of independent accountants expressing its opinion that the payments of principal and interest on the U.S. Government Obligations when due and without reinvestment plus any cash deposited in the defeasance subaccount will provide cash at times and in sufficient amounts to pay in respect of the transition bonds of that series:

            a. principal in accordance with the expected amortization schedule therefor, and/or if that series is to be redeemed, the redemption price on the redemption date therefor, and

            b.    interest when due;

      3. in the case of the legal defeasance option, 95 days pass after the deposit is made and during the 95-day period no default relating to events of bankruptcy, insolvency, receivership or liquidation of the issuer occurs and is continuing at the end of the period;

      4. no default has occurred and is continuing on the day of this deposit and after giving effect thereto;

      5. in the case of the legal defeasance option, the issuer delivers to the trustee an opinion of counsel stating that:

            a. the issuer has received from, or there has been published by, the Internal Revenue Service a ruling; or

            b. since the date of execution of the indenture, there has been a change in the applicable federal income tax law; and

            in either case confirming that the holders of the transition bonds of that series will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of the legal defeasance option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred;

      6. in the case of the covenant defeasance option, the issuer delivers to the trustee an opinion of counsel to the effect that the holders of the transition bonds of that series will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of the covenant defeasance option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred; and

      7. the issuer delivers to the trustee a certificate of an authorized officer of the issuer and an opinion of counsel, each stating that all conditions precedent to the satisfaction and discharge of the transition bonds of that series have been complied with as required by the indenture.

      There will be no other conditions to the exercise by the issuer of its legal defeasance option or its covenant defeasance option.

THE TRUSTEE


      The Bank of New York will be the trustee under the indenture. The trustee may resign at any time upon 30 days notice by so notifying the issuer. The holders of a majority in principal amount of the transition bonds of all series then outstanding may remove the trustee by so notifying the trustee and may appoint a successor trustee. The issuer will remove the trustee if the trustee ceases to be eligible to continue in this capacity under the indenture, the trustee becomes insolvent, a receiver or other public officer takes charge of the trustee or its property or the trustee becomes incapable of acting. If the trustee resigns or is removed or a vacancy exists in the office of trustee for any reason, the issuer will be obligated promptly to appoint a successor trustee eligible under the indenture. No resignation or removal of the trustee will become effective until acceptance of the appointment by a successor trustee. The trustee must at all times satisfy the requirements of the Trust Indenture Act and the Investment Company Act of 1940 and must be year 2000 compliant. The Trustee must also have a combined capital and surplus of at least $50 million and a long term debt rating of at least "BBB-" by Standard & Poor's, at least "Baa3" or better by Moody's and at least "BBB-" by Fitch IBCA. If the trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another entity, the resulting, surviving or transferee entity will without any further action be the successor trustee.


                     HOW A BANKRUPTCY OF THE SELLER OR
                    SERVICER MAY AFFECT YOUR INVESTMENT

      Sale or Financing. PSE&G will represent and warrant in the sale agreement that the transfer of the bondable transition property in accordance with that agreement constitutes a valid sale and assignment by PSE&G to the issuer of the bondable transition property. PSE&G will also represent and warrant in the sale agreement, and it is a condition of closing for the sale of bondable transition property, that it will take the appropriate actions under the Competition Act and the New Jersey Uniform Commercial Code, including filing a financing statement, to perfect this sale. The Competition Act provides that a transfer of bondable transition property by an electric utility to an assignee which the parties have in the governing documentation expressly stated to be a sale or other absolute transfer, in a transaction approved in a financing order, shall be treated as an absolute transfer of all the transferor's right, title and interest, as in a sale or other absolute transfer, and not as a pledge or other financing, of the relevant bondable transition property. The Competition Act also provides that the characterization of a transfer as a sale or other absolute transfer shall not be affected or impaired in any manner by treatment of the transfer as a financing for federal or state tax purposes or financial accounting purposes. PSE&G and the issuer will treat the transaction as a sale under applicable law, although for financial reporting and federal and state income and franchise tax purposes the transition bonds will be treated as a financing and not a sale. See "THE COMPETITION ACT--PSE&G ANd OTHER UTILITIES MAY SECURITIZE STRANDED COSTS" in this prospectus.

      In the event of a bankruptcy of PSE&G, a party in interest in the bankruptcy might take the position that the sale of the bondable transition property to the issuer was a financing transaction and not a "sale or other absolute transfer." The party in interest might argue that the treatment of the transaction for financial reporting and tax purposes as a financing and not a sale lends weight to the position that the transaction should be treated as a financing and not a sale. However, as noted above, the Competition Act specifically provides for the treatment of the transaction as a sale as a matter of state law and that treatment is not affected by treatment of the transfer as a financing for federal or state tax purposes or financial accounting purposes. If a court were nonetheless to characterize the transaction as a financing rather than a sale, the issuer would be treated as a secured creditor of PSE&G in the bankruptcy proceedings. Although, as noted below, the issuer would in that case have a security interest in the bondable transition property, it would not likely be entitled to access to the transition bond charge collections during the bankruptcy. As a result repayment on the bonds could be significantly delayed and a plan of reorganization in the bankruptcy might permanently modify the amount and timing of payments to the issuer of transition bond charge collections and therefore the amount and timing of funds available to the issuer to pay bondholders.

      In order to mitigate the impact of the possible recharacterization of a sale of bondable transition property as a financing transaction, the Competition Act and the Uniform Commercial Code provide that if a financing statement is filed and the transfer is thereafter held to constitute a financing transaction and not a sale or other absolute transfer, this notice will be deemed to constitute a filing with respect to a security interest. The sale agreement requires that financing statements under the Uniform Commercial Code executed by the issuer be filed in the appropriate offices in New Jersey. The Competition Act further provides that any relevant filing in respect of transition bonds takes precedence over any other filings. As a result of these filings, the issuer would be a secured creditor of PSE&G and entitled to recover against the security, which is the collateral. None of this, however, mitigates the risk of payment delays and other adverse effects caused by a seller bankruptcy. Further, if, for any reason, a bondable transition property notice is not filed under the Competition Act or the issuer fails to otherwise perfect its interest in the bondable transition property, and the transfer is thereafter deemed not to constitute a sale or other absolute transfer, the issuer would be an unsecured creditor of PSE&G. In that event, the issuer's sole source of payment for the transition bonds would be whatever it recovered on its unsecured claim in the PSE&G bankruptcy case, which could differ materially from the amount and timing of transition bond charge collections that were intended to fund payments on the transition bonds.

      Consolidation of the Issuer and PSE&G. If PSE&G were to become a debtor in a bankruptcy case, a party in interest in the bankruptcy may attempt to substantively consolidate the assets and liabilities of the issuer and PSE&G. PSE&G and the issuer have taken steps to attempt to minimize this risk (as discussed in "PSE&G TRANSITION FUNDING LLC, THE ISSUER" in this prospectus). However, no assurance can be given that if PSE&G or an affiliate of PSE&G other than the issuer were to become a debtor in a bankruptcy case, a court would not order that the assets and liabilities of the issuer be consolidated with those of PSE&G or its affiliate. If the assets and liabilities were ordered consolidated, the claims of the transition bondholders against the issuer would be treated as secured claims against the consolidated entities. Payment of those claims would be subject to substantial delay and to adjustment in timing and amount under a plan of reorganization in the bankruptcy case.


      Claims in Bankruptcy; Challenge to Indemnity Claims. If PSE&G were to become a debtor in a bankruptcy case, claims including indemnity claims by the issuer against PSE&G under the sale agreement and the other documents executed in connection therewith would be unsecured claims and would be subject to being discharged in the bankruptcy case. In addition, a party in interest in the bankruptcy may request that the Bankruptcy Court estimate any contingent claims of the issuer against PSE&G. That party may then take the position that these claims should be estimated at zero or at a low amount because the contingency giving rise to these claims is unlikely to occur. If PSE&G were to become a debtor in a bankruptcy case and the indemnity provisions of the sale agreement were triggered, a party in interest in the bankruptcy might challenge the enforceability of the indemnity provisions. If a court were to hold that the indemnity provisions were unenforceable, the issuer would be left with a claim for actual damages against PSE&G based on breach of contract principles. The actual amount of these damages would be subject to estimation and/or calculation by the court.

      No assurances can be given as to the result of any of the above-described actions or claims. Furthermore, no assurance can be given as to what percentage of their claims, if any, unsecured creditors would receive in any bankruptcy proceeding involving PSE&G.

      Status of Bondable Transition Property as Current Property. PSE&G has represented in the sale agreement, and the Competition Act provides, that the bondable transition property constitutes an existing property right on the date that the BPU financing order became effective and that it thereafter exists continuously for all purposes. Nevertheless, no assurance can be given that in the event of a bankruptcy of PSE&G a party in interest in the bankruptcy would not attempt to take the position that the bondable transition property comes into existence only as customers use electricity. If a court were to adopt this position, no assurance can be given that a security interest in favor of the transition bondholders would attach to transition bond charge in respect of electricity consumed after the commencement of the bankruptcy case. If it were determined that the bondable transition property had not been sold to the issuer, and the security interest in favor of the transition bondholders did not attach to transition bond charge in respect of electricity consumed after the commencement of the bankruptcy case, then the issuer would be an unsecured creditor of PSE&G. If so, there would be delays or reductions in payments on the transition bonds. Whether or not a court determined that the bondable transition property had been sold to the issuer, no assurances can be given that a court would not rule that any transition bond charge relating to electricity consumed after the commencement of the bankruptcy cannot be transferred to the issuer or the trustee.

      In addition, in the event of a bankruptcy of PSE&G, a party in interest in the bankruptcy could assert that the issuer should pay a portion of PSE&G's costs associated with the generation, transmission or distribution of the electricity, consumption of which gave rise to the transition bond charge collections used to make payments on the transition bonds.

      Regardless of whether PSE&G is the debtor in a bankruptcy case, if a court were to accept the argument that the bondable transition property comes into existence only as customers use electricity, a tax or government lien or other nonconsensual lien on property of PSE&G arising before the bondable transition property came into existence could have priority over the issuer's interest in the bondable transition property. Adjustments to the transition bond charge may be available to mitigate this exposure, although there may be delays in implementing these Adjustments.

      Enforcement of Rights by Trustee. Upon an event of default under the indenture, the Competition Act permits the trustee to enforce the security interest in the bondable transition property in accordance with the terms of the indenture. In this capacity, the trustee is permitted to request the BPU to order the sequestration and payment to transition bondholders of all revenues arising with respect to the bondable transition property. The Competition Act provides that this order will remain in full force and effect notwithstanding bankruptcy, reorganization, or other insolvency proceedings with respect to the utility or its assignee. There can be no assurance, however, that the BPU would issue this order after a PSE&G bankruptcy in light of the automatic stay provisions of Section 362 of the United States Bankruptcy Code or, alternatively, that a bankruptcy court would lift the automatic stay to permit this action by the BPU. In that event, the trustee may under the indenture seek an order from the bankruptcy court lifting the automatic stay with respect to this action by the BPU, and an order requiring an accounting and segregation of the revenues arising from the bondable transition property. There can be no assurance that a court would grant either order.

      Bankruptcy of Servicer. The servicer is entitled to commingle transition bond charge collections with its own funds until each remittance date. The Competition Act provides that the relative priority of a lien created under the Competition Act is not defeated or adversely affected by the commingling of transition bond charge collections arising with respect to the bondable transition property with funds of the electric utility. However, in the event of a bankruptcy of the servicer, a party in interest in the bankruptcy might assert, and a court might rule, that transition bond charge collections commingled by the servicer with its own funds and held by the servicer as of the date of bankruptcy were property of the servicer as of that date and are therefore property of the servicer's bankruptcy estate, rather than property of the issuer. If the court so rules, then the court would likely rule that the trustee has only a general unsecured claim against the servicer for the amount of commingled transition bond charge collections held as of that date and could not recover the commingled transition bond charge collections held as of the date of bankruptcy.

      However the court rules on the ownership of the commingled transition bond charge collections, the automatic stay arising upon the bankruptcy of the servicer could delay the trustee from receiving the commingled transition bond charge collections held by the servicer as of the date of the bankruptcy until the court grants relief from the stay. A court ruling on any request for relief from the stay could be delayed pending the court's resolution of whether the commingled transition bond charge collections are property of the issuer or of the servicer, including resolution of any tracing of proceeds issues.

      The servicing agreement provides that the trustee, as assignee of the issuer, together with the other persons specified therein, may vote to appoint a successor servicer that satisfies the rating agency condition. The servicing agreement also provides that the trustee, together with the other persons specified therein, may petition the BPU or a court of competent jurisdiction to appoint a successor servicer that meets this criterion. However, the automatic stay might delay a successor servicer's replacement of the servicer. Even if a successor servicer may be appointed and may replace the servicer, a successor may be difficult to obtain and may not be capable of performing all of the duties that PSE&G as servicer was capable of performing.


            MATERIAL INCOME TAX MATTERS FOR THE TRANSITION BONDS

INCOME TAX STATUS OF THE TRANSITION BONDS

      The issuer and PSE&G have received a private letter ruling from the Internal Revenue Service, referred to as the IRS, to the effect that the transition bonds will be classified as debt obligations of PSE&G. Based on that private letter ruling and the assumptions contained therein, including a representation by PSE&G that it will not make, or allow there to be made, any election to the contrary, Skadden, Arps, Slate, Meagher & Flom LLP, special federal income tax counsel to PSE&G and the issuer, will render its opinion that the issuer will not be subject to United States federal income tax as an entity separate from PSE&G.

GENERAL

      The following is a summary of the material United States federal income tax consequences of the purchase, ownership and disposition of the transition bonds applicable to an initial purchaser of transition bonds that, for U.S. federal income tax purposes, is a Non-U.S. Holder as defined below. This summary has been prepared by Skadden, Arps, Slate, Meagher & Flom LLP, special federal income tax counsel to PSE&G and the issuer, which is referred to in this prospectus as the special tax counsel. Special tax counsel is of the opinion that its summary is correct in all material respects. Special tax counsel will render no other opinions to the issuer with respect to the transition bonds. This summary does not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's tax adviser. This summary also does not address the consequences to holders of the transition bonds under state, local or foreign tax laws. This summary is based upon current provisions of the Code, Treasury Regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth herein as well as the tax consequences to holders of the transition bonds.

IT IS RECOMMENDED THAT ALL PROSPECTIVE INVESTORS CONSULT THEIR TAX ADVISERS REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF TRANSITION BONDS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY FOREIGN, STATE, LOCAL OR OTHER LAWS.

      As used herein, a U.S. Holder of a transition bond means an investor that is a U.S. Person and a Non-U.S. Holder of a transition bond means an investor that is not a U.S. Person. For purposes of this discussion, a U.S. Person means:

      1. an individual, who is a citizen or resident of the United States for U.S. federal income tax purposes,

      2. a corporation, partnership or other entity (treated as a corporation or a partnership for federal income tax purposes) created or organized in or under the laws of the United States, or any state or the District of Columbia, (other than a partnership that is not treated as a U.S. person under any applicable Treasury Regulations);

      3. an estate, the net income of which is subject to United States federal income taxation regardless of its source, or

      4. a trust, if a court within the United States is able to exercise primary supervision over the administration of each trust and one or more United States persons have the authority to control all substantial decisions of such trust. Certain trusts in existence on or before August 20, 1996, that were treated as U.S. Persons under the law in effect on such date that fail to quality as U.S. Persons under current law, may elect to continue to be treated as U.S. Persons to the extent prescribed in the Treasury Regulations.

TAXATION OF NON-U.S. HOLDERS

      Payments of interest income received by a Non-U.S. Holder generally will not be subject to United States federal withholding tax, assuming that the interest income is not effectively connected with the Non-U.S. Holder's conduct of a trade or business in the United States and provided that the Non-U.S. Holder complies with the requirements listed below.

      Withholding Taxation on Interest Received before 2001. Payments of interest income on the transition bonds received by a Non-U.S. Holder that does not hold its transition bonds in connection with the conduct of a trade or business in the United States on or prior to December 31, 2000, will not be subject to United States federal withholding tax, or to backup withholding and information reporting, provided that:

      1. a Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of PSE&G entitled to vote,

      2. a Non-U.S. Holder is not a controlled foreign corporation that is related to PSE&G through stock ownership, and

      3.    the issuer or the trustee receive:

            a. From the Non-U.S. Holder, a properly completed Form W-8, or substitute Form W-8, signed under penalties of perjury, which provides its name and address and certifies that it is a Foreign Person or

            b. from a security clearing organization, bank or other financial institution that holds the transition bonds in the ordinary course of its trade or business, which is referred to as a Financial Institution, on behalf of a Non-U.S. Holder, certification signed under penalties of perjury, that this Form W-8, or substitute Form W-8 has been received by it, or by another Financial Institution, from the Non-U.S. Holder, and a copy of the Form W-8, or substitute Form W-8, is furnished to the issuer or to the trustee.

      Withholding Taxation on Interest Received After December 31, 2000. Payments of interest income on the transition bonds received by a Non-U.S. Holder that does not hold its Transition Bonds in connection with the conduct of a trade or business in the United States after December 31, 2000, will not be subject to United States federal withholding tax, or to backup withholding and information reporting, provided that requirements 1 and 2 of the preceding paragraph are satisfied and, in general, PSE&G or its paying agent must receive:

      1. from a Non-U.S. Holder appropriate documentation to treat the payment as made to a foreign beneficial owner under Treasury regulations issued under Section 1441 of the Code;

      2. a withholding certificate from a person claiming to be a foreign partnership and the foreign partnership has received appropriate documentation to treat the payment as made to a foreign beneficial owner in accordance with these Treasury regulations;

      3. a withholding certificate from a person representing to be a "qualified intermediary" that has assumed primary withholding responsibility under these Treasury regulations and the qualified intermediary has received appropriate documentation from a foreign beneficial owner in accordance with its agreement with the IRS; or

      4. a statement, under penalties of perjury from an authorized representative of a Financial Institution, stating that the Financial Institution has received from the beneficial owner a withholding certificate described in these Treasury regulations or that it has received a similar statement from another Financial Institution acting on behalf of the foreign beneficial owner.

In general, it will not be necessary for a Non-U.S. Holder to obtain or furnish a United States taxpayer identification number to PSE&G or its paying agent in order to claim any of the foregoing exemptions from United States withholding tax on payments of interest. Interest paid to a Non-U.S. Holder will be subject to a United States withholding tax of 30% upon the actual payment of interest income, except as described above and except where an applicable tax treaty provides for the reduction or elimination of this withholding tax. A Non-U.S. Holder generally will be taxable in the same manner as a United States corporation or resident with respect to interest income if the income is effectively connected with the Non-U.S. Holder's conduct of a trade or business in the United States. Effectively connected income received by a Non-U.S. Holder that is a corporation may in some circumstances be subject to an additional "branch profits tax" at a 30% rate, or if applicable, a lower rate provided by a treaty.

      Capital Gains Tax Issues. A Non-U.S. Holder generally will not be subject to United States federal income or withholding tax on gain realized on the sale or exchange of transition bonds, unless:

      1. the Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year and this gain is from United States sources or

      2. the gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States and other requirements are satisfied.

BACKUP WITHHOLDING

      Backup withholding of United States federal income tax at a rate of 31% may apply to payments made in respect of the bonds to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the bonds to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those Non-U.S. Holders who are not exempt recipients.

      In addition, upon the sale of a bond to (or through) a broker, the broker must withhold 31% of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides, in the required manner, certain identifying information and, in the case of a Non-U.S. Holder, certifies that such seller is a Non-U.S. Holder (and certain other conditions are met). Such a sale must also be reported by the broker to the IRS, unless either (i) the broker determines that the seller is an exempt recipient or
(ii) the seller certifies its Non-U.S. status (and certain other conditions are met). Certification of the registered owner's Non-U.S. status would be made normally on an IRS Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

      Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States federal income tax provided the required information is furnished to the IRS.

MATERIAL STATE OF NEW JERSEY TAX MATTERS

      In the opinion of [ ], Special New Jersey tax counsel to PSE&G and the issuer, interest from transition bonds received by a person who is not otherwise subject to corporate or personal income tax in the State of New Jersey will not be subject to these taxes. Neither the State of New Jersey nor any of its political subdivisions presently impose intangible personal property taxes and therefore New Jersey residents will not be subject to these taxes.


                             ERISA CONSIDERATIONS

      ERISA, and Section 4975 of the Code impose restrictions on:

      1. employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA;

      2. plans (as defined in Section 4975(e)(1) of the Code) that are subject to Section 4975 of the Code, including individual retirement accounts or Keogh plans;

      3. any entities whose underlying assets include plan assets by reason of a plan's investment in these entities, each of the entities described in 1, 2 and 3, being referred to as a Plan; and

      4. persons who have specified relationships to Plans which are "parties in interest" under ERISA and "disqualified persons" under the Code which, collectively are referred to as Parties in Interest.

Moreover, based on the reasoning of the United States Supreme Court in John Hancock Mut. Life Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86
(1993), an insurance company's general account may be deemed to include assets of the Plans investing in the general account, such as through the purchase of an annuity contract. Thus, this insurance company might be treated as a Party in Interest with respect to a Plan by virtue of this investment. ERISA also imposes specific duties on persons who are fiduciaries of Plans subject to ERISA, and ERISA and Section 4975 of the Code prohibit specified transactions between a Plan and Parties in Interest with respect to the Plan. Violations of these rules may result in the imposition of excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code.

PLAN ASSET ISSUES FOR AN INVESTMENT IN THE TRANSITION BONDS


      The Plan Asset Regulation is a regulation issued by the United States Department of Labor which states that if a Plan makes an "equity" investment in a corporation, partnership, trust or other specified entities, the underlying assets and properties of the entity will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the investing Plan unless those exceptions set forth in the regulation apply. Although there is little statutory or regulatory guidance on this subject, and there can be no assurances in this regard, it appears that the transition bonds should not be treated as an equity interest for purposes of the Plan Asset Regulation. Accordingly, the assets of the Borrower should not be treated as the assets of Plans investing in the transition bonds. Pursuant to the Plan Asset Regulation, an equity interest is any interest in an entity other than an instrument that is treated as indebtedness under applicable law and which has no substantial equity features.


PROHIBITED TRANSACTION EXEMPTIONS

      It should be noted, however, that without regard to the treatment of the transition bonds as equity interests under the Plan Asset Regulation, PSE&G and/or its affiliates, as a provider of services to Plans, may be deemed to be Parties in Interest with respect to many Plans. The purchase and holding of transition bonds by or on behalf of one or more of these Plans could result in a prohibited transaction within the meaning of
Section 406 or 407 of ERISA or Section 4975 of the Code. However, the purchase and holding of transition bonds may be subject to one or more statutory or administrative exemptions from the prohibited transaction rules of ERISA and Section 4975 of the Code.

      Examples of Prohibited Transaction Class Exemptions. Potentially applicable prohibited transaction class exemptions, which are referred to as PTCE's, include the following:

      1. PTCE 90-1, which exempts specific transactions involving insurance company pooled separate accounts;

      2. PTCE 95-60, which exempts specific transactions involving insurance company general accounts;

      3. PTCE 91-38, which exempts specific transactions involving bank collective investment funds;

      4. PTCE 84-14, which exempts specific transactions effected on behalf of a Plan by a "qualified professional asset manager" as that term is defined in ERISA, and which is referred to as a QPAM; or

      5. PTCE 96-23, which exempts specific transactions effected on behalf of a Plan by specific "in-house" asset managers.

It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

      Conditions That Would Allow the QPAM Exemption to Apply. Plan fiduciaries intending to rely upon the QPAM exemption should consider the following. As noted above, although the issuer believes that the transition bonds should not constitute "equity interests" for purposes of the Plan Asset Regulation, it is nonetheless possible that any class or series of transition bonds could be treated as "equity interests" for purposes of the Plan Asset Regulation, in which case the assets of the issuer would be treated as the assets of any Plan purchasing that class or series unless another exception were applicable. In this event, transition bond charge collections would be deemed, for purposes of the prohibited transaction rules, to flow indirectly from customers to Plans that own that class or series of transition bonds. Thus, if one or more customers were Parties in Interest with respect to a Plan that owned that class or series of transition bonds, such holding could be deemed to constitute a prohibited transfer of property between a Plan and any Party in Interest with respect to the Plan. The QPAM exemption requires, among other things, that at the time of the proposed transaction, the party in interest, or its affiliate, does not have the authority to appoint or terminate the QPAM as a manager of any of the Plan's assets. This means, however, that if a Party in Interest with respect to a Plan that holds such class or series, is a customer that has the authority to appoint or terminate the QPAM as a manager of the Plan's assets (for example, the Plan's sponsor, a director of the Plan sponsor), the holding of that class or series of transition bonds by the Plan could be deemed to constitute a prohibited transaction to which the QPAM exemption does not apply. Accordingly, fiduciaries intending to rely upon the QPAM exemption should carefully discuss the effectiveness of the QPAM exemption with their legal advisors before purchasing any class or series of transition bonds.

      PRIOR TO MAKING AN INVESTMENT IN THE TRANSITION BONDS OF ANY SERIES, A PLAN INVESTOR MUST DETERMINE WHETHER, AND EACH FIDUCIARY CAUSING THE TRANSITION BONDS TO BE PURCHASED BY, ON BEHALF OF OR USING PLAN ASSETS OF A PLAN THAT IS SUBJECT TO THE PROHIBITED TRANSACTION RULES OF ERISA OR
SECTION 4975 OF THE CODE, INCLUDING WITHOUT LIMITATION AN INSURANCE COMPANY GENERAL ACCOUNT, SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT, AN EXEMPTION FROM THE PROHIBITED TRANSACTION RULES APPLIES, SO THAT THE USE OF PLAN ASSETS OF THE PLAN TO PURCHASE AND HOLD THE TRANSITION BONDS DOES NOT AND WILL NOT CONSTITUTE OR OTHERWISE RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION IN VIOLATION OF SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE.

SPECIAL CONSIDERATIONS APPLICABLE TO INSURANCE COMPANY GENERAL ACCOUNTS


      It should be noted that the Small Business Job Protection Act of 1996 added new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the Department of Labor was required to issue the General Account Regulations with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. The General Account Regulations are final regulations, which are required to be issued by the Department of Labor pursuant to
Section 401(c) of ERISA with respect to insurance policies issued on or before December 31, 1998, that are supported by an insurer's general account. The General Account Regulations are to provide guidance on which assets held by the insurer constitute "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code.
Section 401(c) also provides that until the date that is 18 months after the General Account Regulations become final, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and
Section 4975 may result on the basis of a claim that the assets of the general account of an insurance company constitute the plan assets of any Plan. This provision does not apply in cases of avoidance of the General Account Regulations or actions brought by the Secretary of Labor relating to particular breaches of fiduciary duties that also constitute breaches of state or federal criminal law. The plan asset status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any Plan invested in a separate account.

      Department Of Labor Proposed Regulations. As of the date hereof, the Department of Labor has issued proposed regulations under Section 401(c). Final regulations are expected to be issued some time in the near future, although the timing and nature of the final regulations remain uncertain. If the General Account Regulations are adopted substantially in the form in which proposed, the General Account Regulations may not exempt the assets of insurance company general accounts from treatment as "plan assets" after December 31, 1998. The proposed regulations should not, however, adversely affect the applicability of PTCE 95-60 to purchases of transition bonds by insurance company general accounts.


GENERAL INVESTMENT CONSIDERATIONS FOR PROSPECTIVE PLAN INVESTORS IN THE TRANSITION BONDS

      Prior to making an investment in the transition bonds, prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences of this investment with respect to their specific circumstances. Moreover, each Plan fiduciary should take into account, among other considerations,

      1.    whether the fiduciary has the authority to make the investment;

      2. whether the investment constitutes a direct or indirect transaction with a Party in Interest;

      3. the composition of the Plan's portfolio with respect to diversification by type of asset;

      4.    the Plan's funding objectives;

      5.    the tax effects of the investment; and

      6. whether under the general fiduciary standards of investment prudence and diversification an investment in the transition bonds is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

      Governmental plans and some church plans are generally not subject to the fiduciary responsibility provisions of ERISA or the provisions of
Section 4975 of the Code. However, these plans may be subject to substantially similar rules under state or other federal law, and may also be subject to the prohibited transaction rules of Section 503 of the Code.

      The sale of transition bonds to a Plan shall not be deemed a representation by PSE&G or the underwriters that this investment meets all relevant legal requirements with respect to Plans generally or any particular Plan.


                 PLAN OF DISTRIBUTION FOR THE TRANSITION BONDS

      The transition bonds of each series may be sold to or through the underwriters by a negotiated firm commitment underwriting and public reoffering by the underwriters. The transition bonds may also be sold to or through any other underwriting arrangement as may be specified in the related prospectus supplement or may be offered or placed either directly or through agents. The issuer and the trustee intend that transition bonds will be offered through various methods from time to time. The issuer also intends that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of transition bonds may be made through a combination of these methods.

      The distribution of transition bonds may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to the prevailing market prices or in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

      The transition bonds may be offered through one or more different methods, including offerings through underwriters. It is not anticipated that any of the transition bonds will be listed on any securities exchange. There can be no assurance that a secondary market for any series of transition bonds will develop or, if one does develop, that it will continue.

      Compensation to Underwriters. In connection with the sale of the transition bonds, underwriters or agents may receive compensation in the form of discounts, concessions or commissions. Underwriters may sell transition bonds to particular dealers at prices less a concession. Underwriters may allow, and these dealers may reallow, a concession to other dealers. Underwriters, dealers and agents that participate in the distribution of the transition bonds of a series may be deemed to be underwriters. Any discounts or commissions received by the underwriters from the issuer and any profit on the resale of the transition bonds by them may be deemed to be underwriting discounts and commissions under the Securities Act. These underwriters or agents will be identified, and any compensation received from the issuer will be described, in the related prospectus supplement.

      Other Distribution Issues. Under agreements which may be entered into by PSE&G, the issuer and the trustee, underwriters and agents who participate in the distribution of the transition bonds may be entitled to indemnification by PSE&G and the issuer against liabilities specified therein, including under the Securities Act. The underwriters may, from time to time, buy and sell the transition bonds, but there can be no assurance that an active secondary market will develop and there is no assurance that this market, if established will continue.


                      RATINGS FOR THE TRANSITION BONDS


      It is a condition of any Underwriter's obligation to purchase the transition bonds that each series or class be rated investment grade, that is, in one of the four highest rating categories, by each of S&P, Moody's, Fitch IBCA and Duff & Phelps.


      Limitations of Security Ratings. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. No person is obligated to maintain the rating on any transition bonds, and, accordingly, there can be no assurance that the ratings assigned to any series or class of transition bonds upon initial issuance will not be lowered or withdrawn by a rating agency at any time thereafter. If a rating of any series or class of transition bonds is revised or withdrawn, the liquidity of this class of transition bonds may be adversely affected. In general, ratings address credit risk and do not represent any assessment of any particular rate of principal payments on the transition bonds other than the payment in full of each series or class of transition bonds by the applicable Termination Date for such series or class.


           VARIOUS LEGAL MATTERS RELATING TO THE TRANSITION BONDS

      Some legal matters relating to the issuer and the issuance of the transition bonds will be passed upon for the issuer by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York and for the Underwriters by Brown & Wood LLP, San Francisco California. Some legal matters relating to PSE&G will be passed upon for PSE&G by ____________, New Jersey. Some legal matters relating to the federal tax consequences of the issuance of the transition bonds will be passed upon for the issuer by Skadden, Arps, Slate, Meagher & Flom LLP. Some legal matters relating to State of New Jersey tax consequences of the issuance of the transition bonds will be passed upon for the issuer by ______________.




         INDEX TO FINANCIAL STATEMENTS OF PSE&G TRANSITION FUNDING LLC


                                                                          Page

Report of Independent Accountants..........................................F-2
   Statement of Net Assets Available for Issuer Activities.................F-3
   Statement of Changes in Net Assets Available for Issuer Activities......F-4
Notes to Financial Statements..............................................F-5



                     REPORT OF INDEPENDENT ACCOUNTANTS


To the Owners
of PSE&G Transition Funding LLC


We have audited the accompanying balance sheet of PSE&G Transition Funding LLC (the "Company") as of July 23, 1999. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such balance sheet presents fairly, in all material respects, the financial position of the Company as of July 23, 1999 in conformity with generally accepted accounting principles.


Deloitte & Touche

Parsippany, New Jersey
August 27, 1999



                        PSE&G TRANSITION FUNDING LLC
                               Balance Sheet
                            as of July 23, 1999

ASSETS
      Receivable from Member                    $ 1,000
                                                -------

          Total Assets                          $ 1,000
                                                =======


LIABILITIES AND MEMBER'S EQUITY
      Member's Equity                           $ 1,000
                                                -------

          Total Liabilities and Member's Equity $ 1,000

See Notes to Financial Statements.




                        PSE&G TRANSITION FUNDING LLC
                       NOTES TO FINANCIAL STATEMENTS

1.    NATURE OF OPERATIONS


PSE&G Transition Funding LLC (the Company), a limited liability company established by Public Service Electric and Gas Company (PSE&G) under the laws of the State of Delaware, was formed on July 21, 1999 pursuant to a limited liability company agreement with PSE&G, as sole member of the Company. PSE&G is an operating electric and gas utility and is a wholly owned subsidiary of Public Service Enterprise Group Incorporated (Enterprise). The Company was organized for the sole purpose of purchasing and owning bondable transition property (BTP), issuing transition bonds (Bonds, pledging its interest in BTP and other collateral to the trustee to collateralize the Bonds, and performing activities that are necessary, suitable or convenient to accomplish these purposes.

BTP represents the irrevocable right of PSE&G, or its successor or assignee, to collect a non-bypassable transition bond charge (TBC) from customers pursuant to a bondable stranded cost rate order (BPU financing order), which is anticipated to be issued in 1999 by the State of New Jersey Board of Public Utilities (BPU) in accordance with the Electric Discount and Energy Competition Act enacted in New Jersey in February 1999. The BPU financing order is expected to authorize the TBC to be sufficient to recover $2.525 billion aggregate principal amount of Bonds, plus an amount sufficient to provide for any credit enhancement, to fund any reserves and to pay interest, redemption premiums, if any, servicing fees and other expenses relating to the Bonds.

The Company's organizational documents require it to operate in a manner so that it should not be consolidated in the bankruptcy estate of PSE&G in the event PSE&G becomes subject to a bankruptcy proceeding. Both PSE&G and the Company will treat the transfer of BTP to the Company as a sale under applicable law. The Bonds will be treated as debt obligations of the Company. For financial reporting and Federal income tax and State of New Jersey income and franchise tax purposes, the transfer of BTP to the Company will be treated as a financing arrangement and not as a sale. Furthermore, the results of operations of the Company will be consolidated with PSE&G for financial and income tax reporting purposes.



2.    SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION


The preparation of financial statements in conformity with Generally Accepted Accounting Principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amount of revenues, expenses, assets, and liabilities and disclosure of contingencies. Actual results could differ from these estimates.


UNAMORTIZED DEBT ISSUANCE COSTS

The costs associated with the anticipated issuance of the Bonds will be capitalized and amortized over the life of the Bonds utilizing the effective interest method.


INCOME TAXES


The Company has elected not to be taxed as a corporation for federal income tax purposes. The Company is treated as a division of PSE&G, and accordingly, will not be treated as a separate taxable entity.


3.    THE BONDS


The purpose of the Company is to issue Bonds pursuant to authority granted by the BPU in the anticipated BPU financing order. The Company intends to issue Bonds in series (Series) from time to time, the maturities and interest rates of which will depend upon market conditions at the time of issuance. The proceeds will be used to fund the purchase of BTP from PSE&G. The Bonds will be collateralized by the BTP and other assets of the Company. Under applicable law, the Bonds will not be an obligation of PSE&G or secured by the assets of PSE&G. Also under applicable law, the Bonds will be recourse to the Company and will be collateralized on a pro rata basis by the BTP and the equity and assets of the Company. The source of repayment will be the TBC authorized pursuant to the anticipated BPU financing order, which will be collected from PSE&G customers by PSE&G, as servicer. TBC collections will be deposited at least monthly by PSE&G with the Company and used to pay the expenses of the Company, to pay debt service on the Bonds and to fund any credit enhancement for the Bonds. The Company will also pledge the capital contributed by PSE&G to secure the debt service requirements of the Bonds. The debt service requirements will include an overcollateralization subaccount, a capital subaccount and a reserve subaccount which will be available to bond holders. Any amounts collateralizing the Bonds will be returned to the Company upon payment of the Bonds.


4.    SIGNIFICANT AGREEMENTS AND RELATED PARTY TRANSACTIONS


Under the servicing agreement to be entered into by the Company and PSE&G concurrently with the issuance of the first Series of Bonds, PSE&G, as servicer, will be required to manage and administer the BTP of the Company and to collect the TBC on behalf of the Company. The Company will pay an annual servicing fee to PSE&G which will be determined when the Bonds are issued. The servicing fee will also be recovered through the TBC.

All debt issuance costs will be paid by PSE&G and reimbursed by the Company upon issuance of the Bonds.




                                    PART II


ITEM 14. Other Expenses of Issuance and Distribution

      The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

Registration Fee..................................$    278
                                                   ---------------
Printing and Engraving Expenses...................$     *
                                                   ---------------
Trustee's Fees and Expenses.......................$     *
                                                   ---------------
Legal Fees and Expenses...........................$     *
                                                   ---------------
Blue Sky Fees and Expenses........................$     *
                                                   ---------------
Accountants' Fees and Expenses....................$     *
                                                   ---------------
Rating Agency Fees................................$     *
                                                   ---------------
Miscellaneous Fees and Expenses...................$     *
                                                   ---------------

Total.............................................$     *
                                                   ---------------
_________________________
* To be provided by amendment.


ITEM 15.    Indemnification of Members and Mangers.

      Section 18-108 of the Delaware limited liability Company Act provides that, subject to specified standards and restrictions, if any, as are set forth in the limited liability company agreement, a limited liability company shall have the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

      The limited liability company agreement (the "LLC Agreement") of PSE&G Transition Funding LLC provides that, to the fullest extent permitted by law, PSE&G Transition Funding LLC shall indemnify its members and managers against any liability incurred in connection with any proceeding in which any member or manager may be involved as a party or otherwise by reason of the fact that the member or manager is or was serving in its capacity as a member or manager, unless this liability is based on or arises in connection with the member's or manager's own willful misconduct or gross negligence, the failure to perform the obligations set forth in the LLC Agreement, or taxes, fees or other charges on, based on or measured by any fees, commissions or compensation received by the managers in connection with any of the transactions contemplated by the LLC Agreement and related agreements.


ITEM 16.    Exhibits

Exhibit No.  Description


1.1    Form of Underwriting Agreement.*
4.1.1  Limited Liability Company Agreement of PSE&G Transition Funding LLC.**
4.2    Certificate of Formation of PSE&G Transition Funding LLC.**
4.3    Form of Indenture.*
4.4    Form of Transition Bonds.*
5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, relating to legality of the Transition Bonds.
8.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with Respect to Material Federal Tax Matters.
8.2    Opinion of [            ] with respect to material State of New Jersey
       tax matters*
10.1   Form of Sale Agreement.*
10.2   Form of Servicing Agreement.*
10.3 Petition of PSE&G to the New Jersey Board of Public Utilities, dated June 8, 1999**
10.4   Financing Order of the BPU issued September 17, 1999.
23.1.1 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in its opinion filed as Exhibits 5.1 and 8.1).
23.1.2 Consent of [             ] (Included in its opinion filed as Exhibit
       8.2).*
23.2   Consent of Deloitte & Touche LLP.*
24.1   Power of Attorney.*
25.1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Indenture.*
27.1   Financial Data Schedule.*
99.1   Final Restructuring Order of the BPU issued July 24, 1999.
99.2 Internal Revenue Service Private Letter Ruling pertaining to Transition Bonds.



*  To be filed by amendment
** Previously filed

ITEM 17.    Undertakings

      The undersigned Registrant on behalf of PSE&G Transition Funding LLC (the "issuer") hereby undertakes as follows:

      a. (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended, if, in the aggregate, the changes in volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" Table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in this information in the registration statement; provided, however, that (a)(1)(i) and (a)(i)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each relevant post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of these securities at that time shall be deemed to be the initial bona fide offering hereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      b. That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) with respect to the issuer that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of these securities at that time shall be deemed to be the initial bona fide offering thereof.

      c. That insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Act and is, theretofore, unenforceable. In the event that a claim for indemnification against these liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether this indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of this issue.

      d. That, for purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(i) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this registration statement as of the time it was declared effective.

      e. That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of these securities at that time shall be deemed to be the initial bona fide offering thereof.

      f. The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.



                                  SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and that the security rating requirement of Form S-3 will be met by the time of sale, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on October 1, 1999.


                                    PSE&G Transition Funding LLC


                                    By:   /s/   Robert C. Murray
                                        --------------------------------------
                                        Name:  Robert C. Murray
                                        Title: Manager


      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



      October 1, 1999               /s/      Robert E. Busch
                                  --------------------------------------------
            Date                           Name:  Robert E. Busch
                                           Title: Manager

      October 1, 1999               /s/      Robert C. Murray
                                  --------------------------------------------
            Date                           Name:  Robert C. Murray
                                           Title: Manager


      October 1, 1999               /s/      R. Edwin Selover
                                  --------------------------------------------
            Date                           Name:  R. Edwin Selover
                                           Title: Manager




                               INDEX TO EXHIBITS


Exhibit No. Description


1.1         Form of Underwriting Agreement.*
4.1.1       Limited Liability Company Agreement of PSE&G Transition Funding
            LLC.**
4.2         Certificate of Formation of PSE&G Transition Funding LLC.**
4.3         Form of Indenture.*
4.4         Form of Transition Bonds.*
5.1         Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, relating to legality of the Transition Bonds.
8.1         Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with
            respect to material federal tax matters.
8.2         Opinion of [      ] with respect to material State of New Jersey
            tax matters*
10.1        Form of Sale Agreement.*
10.2        Form of Servicing Agreement.*
10.3 Petition of PSE&G to the New Jersey Board of Public Utilities, dated June 8, 1999.**
10.4        Financing Order of the BPU issued September 17, 1999.
23.1.1 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in its opinion filed as Exhibits 5.1 and 8.1).
23.1.2      Consent of [      ] (included in its opinion filed as Exhibit
            8.2).*
23.2        Consent of Deloitte & Touche LLP.*
24.1        Power of Attorney.*
25.1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Indenture.*
27.1        Financial Data Schedule.*
99.1        Final Restructuring Order of the BPU issued July 24, 1999.
99.2 Internal Revenue Service Private Letter Ruling pertaining to Transition Bonds.



*   To be filed by amendment
**  Previously filed


                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

                                                                            PAGE


WHERE TO FIND INFORMATION IN THESE DOCUMENTS.................................S-4
INTRODUCTION.................................................................S-5
The Collateral...............................................................S-6
Payment Sources..............................................................S-6
THE SERIES 1999-__ TRANSITION BONDS..........................................S-7
Principal Payments...........................................................S-8
Interest Payments............................................................S-9
Optional Redemption.........................................................S-10
CREDIT ENHANCEMENT..........................................................S-10
Periodic Adjustment of the Transition Bond Charge...........................S-10
Collection Account and Subaccounts..........................................S-11
DESCRIPTION OF BONDABLE TRANSITION PROPERTY.................................S-13
THE TRANSITION BOND CHARGE..................................................S-14
UNDERWRITING THE SERIES 1999-__ TRANSITION BONDS............................S-15
The Underwriters' Sales Price for the Transition Bonds......................S-16
No Assurance as to Resale Price or Resale Liquidity for the
    Transition Bonds........................................................S-16
Various Types of Underwriter Transactions Which May Affect the
    Price of the Transition Bonds...........................................S-16
RATINGS FOR THE SERIES 1999-__ TRANSITION BONDS.............................S-17


                                   PROSPECTUS

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS................1
SUMMARY OF TERMS...............................................................2
The Collateral.................................................................5
Payment Sources................................................................5
Priority of Distributions......................................................6
Credit Enhancement and Accounts................................................7
State Pledge...................................................................9
Payments of Interest and Principal............................................11
Optional Redemption...........................................................11
Payment Dates and Record Dates................................................11
Material Income Tax Considerations............................................11
ERISA Considerations..........................................................11
REPORTS TO HOLDERS OF THE TRANSITION BONDS....................................12
RISK FACTORS..................................................................13
The Competition Act May Be Overturned by the Federal Government
    Without Full Compensation.................................................15
Future State Legislative Action May Invalidate the Transition Bonds or
    Their Underlying Assets...................................................15
SERVICING RISKS...............................................................17
Inability to Terminate Service to Certain Delinquent Customers in Winter......22
The Risks Associated With Potential Bankruptcy Proceedings....................22
Other Risks Associated With An Investment In The Transition Bonds.............25
FORWARD-LOOKING STATEMENTS....................................................26
PUBLIC SERVICE ELECTRIC AND GAS COMPANY.......................................27
THE COMPETITION ACT...........................................................29
Recovery of Stranded Costs is Allowed for PSE&G and Other New Jersey
    Utilities.................................................................29
PSE&G and Other Utilities May Securitize Stranded Costs.......................30
PSE&G'S RESTRUCTURING.........................................................33
THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE........................35
The BPU Financing Order.......................................................35
The BPU's Transition Bond Charge Adjustment Process...........................37
THE SELLER AND SERVICER OF THE BONDABLE TRANSITION PROPERTY...................38
PSE&G ........................................................................38
Public Service Enterprise Group Incorporated..................................39
PSE&G's Customer Classes......................................................39
Percentage Concentration Within PSE&G's Large Commercial and Industrial
      Customers...............................................................42
How PSE&G Forecasts the Number of Customers and the Amount of
      Electricity Usage.......................................................42
Forecast Variances............................................................43
Variance For the Amount of Electricity Consumed (gWh).........................43
Credit Policy; Billing; Collections and Write-Offs; Termination of Service....43
Loss and Delinquency Experience...............................................45
How PSE&G Will Apply Partial Payments by its Customers........................48
PSE&G's Efforts to Deal With the Year 2000 Computer Issue.....................48
PSE&G TRANSITION FUNDING LLC, THE ISSUER......................................50
INFORMATION AVAILABLE TO THE TRANSITION BONDHOLDERS...........................53
THE TRANSITION BONDS..........................................................54
General Terms of the Transition Bonds.........................................54
Payments of Interest and Principal on the Transition Bonds....................55
Redemption of the Transition Bonds............................................56
Credit Enhancement for the Transition Bonds...................................56
Transition Bonds Will Be Issued in Book-Entry Form............................57
Certificated Transition Bonds.................................................61
WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS
FOR THE TRANSITION BONDS......................................................62
THE SALE AGREEMENT............................................................63
PSE&G's Sale and Assignment of Bondable Transition Property...................63
PSE&G's Representations and Warranties........................................64
PSE&G's Obligation to Indemnify the Issuer and the Trustee and to Take Legal
      Action..................................................................69
Successors to PSE&G...........................................................70
THE SERVICING AGREEMENT.......................................................70
PSE&G's Servicing Procedures..................................................70
The BPU's Transition Bond Charge Adjustment Process...........................73
PSE&G's Transition Bond Charge Collections....................................73
PSE&G's Compensation for Its Role as Servicer and Its Release of Other
      Parties.................................................................74
PSE&G's Duties as Servicer....................................................74
PSE&G's Representations and Warranties as Servicer............................75
PSE&G, as Servicer, Will Indemnify the Issuer and Other Related Entities......76
PSE&G, as Servicer, Will Provide Statements to the Issuer and to the Trustee..76
PSE&G to Provide Compliance Reports Concerning the Servicing Agreement........77
Matters Regarding PSE&G as Servicer...........................................77
Events Constituting a Default by PSE&G in Its Role as Servicer................79
The Trustee's Rights if PSE&G Defaults as Servicer............................79
The Obligations of a Servicer That Succeeds PSE&G.............................80
THE INDENTURE.................................................................80
The Security for the Transition Bonds.........................................80
Transition Bonds May Be Issued in Various Series or Classes...................81
The Collection Account for the Transition Bonds...............................83
How Funds in the Collection Account Will Be Allocated.........................87
Reports to Holders of the Transition Bonds....................................90
The Issuer and the Trustee May Modify the Indenture...........................91
What Constitutes an Event of Default on the Transition Bonds..................94
Covenants of the Issuer.......................................................97
Access to the List of Holders of the Transition Bonds.........................99
The Issuer Must File an Annual Compliance Statement...........................99
The Trustee Must Provide a Report to All Transition Bondholders...............99
What Will Trigger Satisfaction and Discharge of the Indenture................100
The Issuer's Legal Defeasance and Covenant Defeasance Options................100
The Trustee..................................................................102
HOW A BANKRUPTCY OF THE SELLER OR
SERVICER MAY AFFECT YOUR INVESTMENT..........................................102
MATERIAL INCOME TAX MATTERS FOR THE TRANSITION BONDS.........................106
Income Tax Status of the Transition Bonds....................................106
General......................................................................106
Taxation of Non-U.S. Holders.................................................108
Backup Withholding...........................................................110
Material State of New Jersey Tax Matters.....................................110
ERISA CONSIDERATIONS.........................................................110
Plan Asset Issues For an Investment in the Transition Bonds..................111
Prohibited Transaction Exemptions............................................111
Special Considerations Applicable to Insurance Company General Accounts......113
General Investment Considerations For Prospective Plan Investors
     in the Transition Bonds.................................................114
PLAN OF DISTRIBUTION FOR THE TRANSITION BONDS................................114
RATINGS FOR THE TRANSITION BONDS.............................................115
VARIOUS LEGAL MATTERS RELATING TO THE TRANSITION BONDS.......................116